     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996
                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             SERVICE EXPERTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                            7623                        62-1639453
(State or Other Jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)      Identification Number)

                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 367-0003
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                                ALAN R. SIELBECK
                            CHIEF EXECUTIVE OFFICER
                             SERVICE EXPERTS, INC.
                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 367-0003
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:

       J. CHASE COLE, ESQ.             DONALD I.N. MCKENZIE, ESQ.
  WALLER LANSDEN DORTCH & DAVIS            SHERRARD & ROE, PLC
    2100 NASHVILLE CITY CENTER              424 CHURCH STREET
         511 UNION STREET                      SUITE 2000
 NASHVILLE, TENNESSEE 37219-1760       NASHVILLE, TENNESSEE 37219
          (615) 244-6380                     (615) 742-4200

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                   ------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
                                                       PROPOSED          PROPOSED
TITLE OF EACH                         AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
CLASS OF SECURITIES                   TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
TO BE REGISTERED                  REGISTERED(1)      PER SHARE(2)   OFFERING PRICE(2)        FEE
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share.........................  2,587,500 shares       $14.00        $36,225,000         $12,492
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------

(1) Includes 337,500 shares of Common Stock which the Underwriters have the option to purchase from the Company solely to cover over-allotments, if any.
(2) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             SERVICE EXPERTS, INC.

                             CROSS-REFERENCE TABLE
          CROSS-REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS OF
              INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-1
                    (PURSUANT TO ITEM 501 OF REGULATION S-K)

 ITEM           REGISTRATION STATEMENT ITEM                    CAPTION OR LOCATION
NUMBER                  AND HEADING                               IN PROSPECTUS
- ------   -----------------------------------------  -----------------------------------------
   1.    Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus.............................  Outside Front Cover Page
   2.    Inside Front and Outside Back Cover Pages
           of Prospectus..........................  Inside Front and Outside Back Cover
                                                      Pages; "Available Information"
   3.    Summary Information, Risk Factors and
           Ratio of Earnings to Fixed Charges.....  "Prospectus Summary;" "Risk Factors"
   4.    Use of Proceeds..........................  "Use of Proceeds"
   5.    Determination of Offering Price..........  "Underwriting"
   6.    Dilution.................................  "Dilution"
   7.    Selling Security Holders.................  Not Applicable
   8.    Plan of Distribution.....................  Outside Front Cover Page; "Underwriting"
   9.    Description of Securities to be
           Registered.............................  "Description of Capital Stock"
  10.    Interests of Named Experts and Counsel...  Not Applicable
  11.    Information with Respect to the
           Registrant.............................  "Prospectus Summary;" "Risk Factors;"
                                                    "Use of Proceeds;" "S Corporation
                                                      Distributions;" "Dividend Policy;"
                                                      "Dilution;" "Capitalization;" "Pro
                                                      Forma Combining Financial Statements;"
                                                      "Selected Combined Financial Data;"
                                                      "Management's Discussion and Analysis
                                                      of Financial Condition and Results of
                                                      Operations;" "Business;" "The
                                                      Combination;" "Management;" "Certain
                                                      Transactions;" "Principal
                                                      Stockholders;" "Description of Capital
                                                      Stock;" "Shares Eligible for Future
                                                      Sale;" Index to Combined Financial
                                                      Statements; Report of Independent
                                                      Accountants; Combined Financial
                                                      Statements
  12.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities............................  Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 27, 1996

                                2,250,000 SHARES

                             SERVICE EXPERTS, INC.

                                  COMMON STOCK
                             ---------------------

     All of the shares of Common Stock of Service Experts, Inc. (the "Company" or "Service Experts") offered hereby (the "Offering") are being offered by the Company. Prior to this Offering, there has been no public market for the Common Stock of the Company (the "Common Stock"). It is currently anticipated that the
initial offering price will be between $     and $     per share. See
"Underwriting" for information relating to the factors to be considered in determining the initial offering price. The Company has submitted an application for the Common Stock to be quoted and traded on the Nasdaq National Market under the symbol "SEXP."

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

                                                    PRICE TO      UNDERWRITING    PROCEEDS TO
                                                     PUBLIC       DISCOUNT(1)      COMPANY(2)
- ------------------------------------------------------------------------------------------------
Per Share.......................................        $              $               $
- ------------------------------------------------------------------------------------------------
Total(3)........................................        $              $               $
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) See "Underwriting" for a description of the indemnification arrangements with the Underwriters.
(2) Before deducting expenses estimated at $          payable by the Company.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 337,500 shares of Common Stock at the Price to Public, less the Underwriting Discount, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting
     Discount and Proceeds to Company will be $          , $          and
     $          , respectively. See "Underwriting."

                             ---------------------

     The Common Stock is offered by the several Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by them. The Underwriters reserve the right to reject orders in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of certificates representing the Common Stock will be made on or about
            , 1996.

EQUITABLE SECURITIES CORPORATION                   MORGAN KEEGAN & COMPANY, INC.

               The date of this Prospectus is             , 1996

                        [INSERT MAP AND/OR PHOTOGRAPHS]

                             ---------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Simultaneously with, and as a condition to, the closing of the Offering, the Company will acquire, in separate transactions, 12 heating, ventilating and air conditioning ("HVAC") service and replacement businesses and Contractor Success Group, Inc. ("CSG") (collectively, the "Predecessor Companies") in exchange for shares of Common Stock and cash (the "Combination"). Unless the context otherwise requires, all references herein to the "Company" or "Service Experts" shall mean Service Experts, Inc., a Delaware corporation, and the Predecessor Companies, taken as a whole, and assume that the Combination has been consummated. The term "Service Centers" refers to HVAC service and replacement businesses owned and operated by the Company after the Offering. Unless otherwise indicated, the information in this Prospectus (i) does not give effect to the Underwriters' over-allotment option, (ii) gives effect to a 1.4621 for 1 stock split effected as of July 11, 1996, (iii) assumes an initial offering price of $14.00 per share and (iv) assumes that consideration of 4,537,900 shares of Common Stock and $18.3 million is paid by the Company pursuant to the Combination. See "The Combination."

                                  THE COMPANY

     Simultaneously with, and as a condition to, the completion of the Offering, the Company will purchase all of the outstanding capital stock of the Predecessor Companies. Upon completion of the Combination, the Company will be one of the leading providers of residential HVAC services and replacement equipment in the United States. See "The Combination." The Company's 1995 pro forma revenues were approximately $59.7 million. The Predecessor Companies have experienced compounded annual revenue growth of approximately 33.5% from 1991 to 1995.

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. Management estimates that in 1995 over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     The market for HVAC services and replacement equipment is large and growing. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased steadily in size over the past ten years as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning.

     The residential HVAC industry is highly fragmented, and management believes that this creates an opportunity for further acquisitions of HVAC businesses. Management believes these businesses are typically closely held, single-center operations that serve a limited geographic area. The businesses are heavily dependent upon referrals to generate businesses. In many cases, these businesses are operated by service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company intends to implement an aggressive acquisition strategy which will target for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry and CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG.

                                THE COMBINATION

     Simultaneously with, and as a condition to, the closing of the Offering, the Company will consummate the Combination. The consideration to be paid by the Company in the Combination will consist of shares of Common Stock and cash as set forth in the agreements that the Company has entered into with the Predecessor Companies and their owners (the "Combination Agreements"), which provide for the allocation of the shares of Common Stock among the Predecessor Companies and their owners based primarily on the respective amounts of adjusted after tax net income of the Predecessor Companies for the 1995 calendar year, as defined in the Combination Agreements. The aggregate consideration to be paid by the Company in the Combination will consist of 4,537,900 shares of Common Stock and $18.3 million in cash, assuming an initial offering price of $14.00 per share. Approximately 2,090,993 shares of Common Stock and $9.8 million in cash will be paid to owners of the Predecessor Companies who are executive officers, directors or 5% stockholders of the Company (assuming an initial offering price of $14.00 per share) as a result of which such persons will beneficially own approximately 41.1% of the outstanding Common Stock immediately following the Offering. See "Risk Factors -- Control by Management and Principal Stockholders," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Predecessor
Companies -- Liquidity and Capital Resources," "Certain Transactions," "The Combination," "Shares Eligible for Future Sale," and the Pro Forma Combining Financial Statements of the Company and notes thereto appearing elsewhere in this Prospectus.

     The Company's principal executive offices are located at 1134 Murfreesboro Road, Nashville, Tennessee 37217, and its telephone number is (615) 367-0003.

                                  THE OFFERING

Common Stock offered hereby.........     2,250,000 shares

Common Stock to be outstanding after
the Offering........................     8,250,000 shares(1)

Use of Proceeds.....................     To fund the cash portion of the
                                         purchase price for the Predecessor
                                         Companies, to finance the development
                                         and acquisition of additional Service
                                         Centers, to repay certain indebtedness
                                         arising from the Combination and for
                                         general corporate purposes. See "Use of
                                         Proceeds."

Proposed Nasdaq National Market
Symbol..............................     SEXP
- ---------------

(1) Does not include 82,500 shares of Common Stock issuable upon the exercise of warrants and stock options granted under the Company's stock option plans. See "Management -- Compensation Pursuant to Plans" and "Underwriting."

                        SUMMARY COMBINED FINANCIAL DATA

     The following table presents summary combined financial and operating data of the Combined Predecessor Companies. Prior to the Combination, each of the Combined Predecessor Companies operated independently and were not under common control or management and some were not taxable entities; accordingly, the data may not be comparable to or indicative of post-combination results. The following should be read with the historical financial statements, the Pro Forma Combining Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                       COMBINED PREDECESSOR COMPANIES(1)

                                       YEAR ENDED DECEMBER 31,                       THREE MONTHS ENDED MARCH 31,
                        -----------------------------------------------------   --------------------------------------
                                                                   PRO FORMA                                PRO FORMA
                                                                  AS ADJUSTED                              AS ADJUSTED
                           1993          1994          1995         1995(2)        1995          1996        1996(2)
                        -----------   -----------   -----------   -----------   -----------   -----------  -----------
INCOME STATEMENT DATA:
  Net revenue.......... $35,784,297   $48,476,838   $59,651,163   $59,651,163   $12,727,435   $13,972,106  $13,972,106
  Gross margin.........  13,271,998    17,558,677    23,435,120    23,555,453     4,747,263     5,565,856    5,565,856
  Income from
    operations.........   1,091,965     2,289,998     4,728,524     7,884,478       701,077       672,257    1,400,839
  Interest (expense)
    income, net........     (49,276)     (109,826)     (102,696)      256,206       (20,404)      (19,377)      90,009
  Pro forma net
    income(3)..........     883,339     1,426,427     2,966,153     5,201,787       465,053       493,414    1,025,298
  Pro forma net income
    per share(4).......                                           $      0.66                              $      0.13
  Pro forma weighted
    average shares
    outstanding(4).....                                             7,827,122                                7,827,122

                                                                                  MARCH 31,
                                                                   ----------------------------------------
                                                                                                 PRO FORMA
                                                                                  PRO FORMA     AS ADJUSTED
                                                                      1996         1996(2)        1996(2)
                                                                   -----------   ------------   -----------
BALANCE SHEET DATA:
  Working capital (deficiency)...................................  $ 4,513,735   $(15,918,011)  $ 9,124,025
  Total assets...................................................   19,024,010     16,882,601    21,809,060
  Total debt.....................................................    3,823,297      3,226,611            --
  Stockholders' equity (deficit).................................    7,913,393    (12,051,886)   14,448,114

- ---------------

(1) The Combination will be accounted for using historical cost, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 48 ("SAB 48"), because no single owner group from any of the Combined Predecessor Companies will hold more than a 50% equity interest in the Company as of the completion of the Offering. Accordingly, the Company will record the net assets acquired at the Combined Predecessor Companies' historical cost basis, as determined by generally accepted accounting principles.
(2) Pro forma information gives effect to the Combination, prior to the Offering. Pro forma, as adjusted, gives effect to the sale of the shares of Common Stock offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds" as if such sale had occurred at the beginning of the periods presented. In addition, the pro forma information is based on certain assumptions and adjustments. See "The Combination" and Notes to the Pro Forma Combining Financial Statements.
(3) Historical net income and income tax expense have been omitted because these amounts are not meaningful due to different tax status of the Predecessor Companies. Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(4) The calculation of pro forma net income per share was based upon weighted average common shares outstanding assuming that 6,000,000 shares will be outstanding immediately prior to the Offering. For purposes of calculating pro forma net income per share, the shares to be issued in the Offering have been reduced to 1,827,122 from 2,250,000 to reflect the effect of 422,878 shares for which the use of proceeds will be general corporate purposes. In the future, all 2,250,000 shares to be issued in the Offering will be used in calculating weighted average shares outstanding.

                    CERTAIN INDIVIDUAL PREDECESSOR COMPANIES

                                                                                                 THREE MONTHS ENDED MARCH
                                                               YEAR ENDED DECEMBER 31,                      31,
                                                       ---------------------------------------   -------------------------
                                                          1993          1994          1995          1995          1996
                                                       -----------   -----------   -----------   -----------   -----------
CONTRACTOR SUCCESS GROUP, INC.
  Net revenue........................................  $ 2,414,497   $ 2,740,976   $ 3,229,558   $  791,635    $  810,950
  Income from operations.............................      723,482       869,614     1,275,092      339,205       356,109
  Pro forma net income(1)............................      555,749       602,151       861,187      228,465       237,666
COMBINED AC SERVICE & INSTALLATION CO., INC. AND
  DONELSON AIR CONDITIONING COMPANY, INC.
  Net revenue........................................  $10,292,295   $14,298,906   $16,452,622   $3,134,448    $3,098,023
  Income from operations.............................      103,479       267,646       738,636       35,994        10,689
  Pro forma net income(1)............................       88,746       162,129       423,354       22,433        20,462
HARDWICK AIR MASTERS, INC.
  Net revenue........................................  $ 3,989,626   $ 4,797,873   $ 6,377,285   $1,306,200    $1,663,251
  Income from operations.............................       85,128        68,844       243,827       50,679        53,571
  Net income.........................................       35,217         8,319       138,060       25,842        26,678
NORRELL HEATING & AIR CONDITIONING, INC.
  Net revenue........................................  $ 3,274,267   $ 3,508,903   $ 4,265,726   $  854,250    $  979,565
  Income (loss) from operations......................       (3,840)          179        29,087       14,710        29,350
  Net income.........................................       34,527        27,088        79,550       20,014        43,372
VISION HOLDING COMPANY, INC.(2)
  Net revenue........................................  $ 2,792,574   $ 3,525,119   $ 4,261,485   $  880,337    $  987,907
  Income (loss) from operations......................      269,491       277,491       430,288       (8,943 )      16,391
  Net income (loss)..................................      189,957       163,388       261,881      (13,961 )       9,747
COMERFORD'S HEATING AND AIR CONDITIONING, INC.
  Net revenue........................................  $ 3,532,089   $ 3,715,214   $ 4,232,962   $  978,382    $1,190,500
  Income (loss) from operations......................     (359,140)      133,525       308,846       37,120       172,299
  Pro forma net income (loss)(1).....................     (190,963)       95,174       187,629       24,128       111,059
ROLF COAL AND FUEL CORP.
  Net revenue........................................  $ 3,036,009   $ 3,977,013   $ 4,104,580   $1,262,027    $1,322,043
  Income (loss) from operations......................      (48,299)       95,657        95,195      (52,826 )     (95,405 )
  Net income (loss)..................................      (19,954)       69,952        44,107      (40,152 )     (61,595 )
ALL REMAINING PREDECESSOR COMPANIES(3)(4)
  Net revenue........................................  $ 6,592,940   $12,052,834   $16,866,945   $3,555,156    $3,954,867
  Income from operations.............................      321,664       577,042     1,607,553      285,138       129,253
  Pro forma net income(1)............................      190,060       298,226       970,385      198,284       106,025

- ---------------

(1) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(2) 1993 represents period from March 1, 1993 through December 31, 1993.
(3) Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc., and Service Experts of Palm Springs, Inc.
(4) The selected financial data above represents the six smallest (by revenue) Predecessor Companies which have been combined for the period from January 1, 1993 through March 31, 1996 except for the following Predecessor Companies which are included from the date operations commenced as follows:
    Air Experts, a United Services Co., Inc. -- January 1, 1994; Arrow Heating & Air Conditioning, Inc. -- January 29, 1993; and Service Experts of Palm Springs, Inc. -- October 15, 1993.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby. This discussion also identifies important cautionary factors that could cause the Company's actual results to differ materially from those projected in forward looking statements of the Company made by, or on behalf of, the Company. In particular, the Company's forward looking statements, including those regarding the successful integration of the businesses of the Predecessor Companies, the effective implementation of the Company's operating strategy, the availability of additional HVAC businesses for acquisition, the adequacy of the Company's capital resources and other statements regarding trends relating to various revenue and expense items, could be affected by a number of risks and uncertainties including those described below.

ABSENCE OF COMBINED OPERATING HISTORY

     Although the Company was founded in March 1996, it will not conduct any operations of the Predecessor Companies as a combined entity until the Combination is consummated. Accordingly, there can be no assurance that the Company will be able to integrate successfully the businesses of the Predecessor Companies or to operate profitably. In addition, there can be no assurance that the Company's management group will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Predecessor Companies and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings. See
"Business -- Strategy" and "The Combination."

RISKS ASSOCIATED WITH EXPANSION

     The success of the Company's acquisition strategy will depend on a number of factors, including (i) the Company's ability to locate existing HVAC service and replacement businesses for acquisitions and to successfully integrate the operations of companies acquired in the future into the Company's operations and
(ii) the availability of adequate financing to develop or acquire additional HVAC service and replacement businesses. There can be no assurance that the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required, that the Company will be able to effectively manage and enhance the profitability of additional Service Centers or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses. See
"Business -- Strategy."

COMPETITION

     The HVAC service and replacement industry is highly competitive. The Company's Service Centers will compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In certain markets, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources. There can be no assurance that the Company will be able to compete successfully with such competitors.

DEPENDENCE ON KEY PERSONNEL; CONFLICTS OF INTEREST

     The success of the Company will depend upon the continued services of the Company's senior management, particularly upon its Chairman of the Board and Chief Executive Officer, Alan R. Sielbeck, and its President and Chief Operating Officer, James D. Abrams. The loss of the services of Messrs. Sielbeck, Abrams or any of the Company's senior management would have a material adverse effect upon the Company's business and prospects. Certain executive officers of the Company are owners of HVAC companies that are not affiliated with the Company and may have conflicts of interest. See "Management" and "Certain Transactions."

LABOR AVAILABILITY

     The timely provision of high-quality service by the Service Centers requires an adequate supply of skilled labor. In addition, the operating costs of each Service Center may be adversely affected by high turnover in skilled positions. Accordingly, the Company's ability to increase productivity and net earnings will be limited to a degree by its ability to employ the skilled laborers necessary to meet the Company's service requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to efficiently operate its Services Centers or that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled workers.

SEASONAL AND CYCLICAL NATURE OF THE INDUSTRY

     The HVAC service industry generally experiences increased demand during the summer and winter months. The Company may, in certain periods, be affected by these seasonal trends. The residential HVAC service and replacement industry historically has been highly cyclical and is influenced by many of the same national and regional economic and demographic factors which affect demand for durable consumer goods, including consumer confidence, interest rates, availability of financing, regional population and employment trends, and general economic conditions. There can be no assurance that the HVAC service and replacement industry will not experience future declines or that such declines will not have a material adverse affect on the Company. See "Business -- HVAC Service and Replacement Industry."

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     Following completion of the Offering, directors, officers and existing stockholders of the Company will beneficially own approximately 41.1% of the outstanding Common Stock. See "Principal Stockholders." Accordingly, these persons will have substantial influence over the affairs of the Company, including the ability to influence the election of directors and other matters requiring stockholder approval.

BENEFITS TO MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     Approximately $18.3 million of the net proceeds of the Offering will be used to pay the cash portion of the purchase price payable to the stockholders of the Predecessor Companies at closing. Approximately $9.8 million of such amount, representing approximately 37.0% of the estimated net proceeds, will be paid in cash to former stockholders of the Predecessor Companies who are executive officers, directors or 5% stockholders of the Company as consideration for the Combination and in payment of indebtedness of certain Predecessor Companies to such persons. In addition, these individuals will receive an aggregate of 2,090,993 shares of Common Stock as consideration in the Combination, assuming an initial offering price of $14.00 per share. Because of their positions as executive officers and directors of the Company, conflicts of interest existed with respect to the Combination Agreements between the Company and entities controlled by such persons. See "Use of Proceeds" and "Certain Transactions." See "The Combination" for a discussion of the consideration being paid to the stockholders of each Predecessor Company.

ABSENCE OF INTEGRATED OPERATING SYSTEMS

     After the closing of the Combination and the Offering, the Company intends to implement and integrate certain information and operating systems of the Predecessor Companies. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse affect on the Company's operations, net revenue and earnings. See "Business -- Services and Operations."

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet future standards.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of such state.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and Delaware law may make a change in the control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. These provisions include certain super-majority voting requirements and other provisions contained in the Company's Restated Certificate of Incorporation and Bylaws. In addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the preferred stock which may be issued by the Company without approval of the holders of the Common Stock. The ability of the Company to issue preferred stock in such manner could enable the Board to prevent changes in management and control of the Company. The Board of the Company is divided into three classes of directors, with directors being elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to change control of the Company. See "Description of Capital Stock -- Anti-Takeover Provisions."

ABSENCE OF PRIOR PUBLIC MARKET; RELATIONSHIP OF OFFERING PRICE TO MARKET PRICE

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or continue after the Offering or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price of the Common Stock has been determined by negotiation among the Company, Equitable Securities Corporation and Morgan Keegan & Company, Inc., as the representatives of the Underwriters (the "Representatives"), and may not be indicative of the market price for shares of Common Stock after the Offering. Prices for the shares of Common Stock after the Offering will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for the Common Stock, investor perception of the Company, the HVAC industry as a whole and general economic and market conditions. See "Underwriting."

VOLATILITY OF MARKET PRICE

     From time to time after the Offering, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

DILUTION

     The purchasers of the Common Stock offered hereby will experience immediate and significant dilution of $12.36 per share, the amount by which the purchase price of the Common Stock offered hereby will exceed the net tangible book value of the Common Stock immediately following the Offering. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares which may be issued in connection with future acquisitions, purchasers of Common Stock in this Offering may experience further dilution in net tangible book value per share of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and lock-up agreements under which the holders of such shares have agreed not to sell or otherwise dispose of any of their shares for a period of 180 days after the date of this Prospectus without the prior written consent of Equitable Securities Corporation on behalf of the Underwriters. On the date of this Prospectus, no shares other than the 2,250,000 shares offered hereby will be eligible for sale. A total of 3,351,722 additional shares are subject to lock-up agreements and will be eligible for sale subject to the volume and holding period limitations of Rule 144 beginning two years after the date of this Prospectus. See "Shares Eligible for Future Sale."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,250,000 shares of Common Stock offered hereby (assuming an initial public offering price of $14.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) are estimated to be
approximately $     million ($     million if the Underwriters' over-allotment
option is exercised in full).

     In connection with the Combination, the Company plans to use approximately $19.7 million of the net proceeds of the Offering to pay cash to the stockholders of the Predecessor Companies in connection with the Combination, to repay approximately $1.0 million of certain indebtedness arising from the Combination and to purchase for $604,000 approximately 38% of the outstanding common stock of Future University, Inc. ("Future University(R)"). See
"Business -- Contractor Success Group." At March 31, 1996, such indebtedness had a weighted average interest rate of 11.7%. Such indebtedness, if not repaid, would otherwise mature at various dates through December 1999. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Combined Predecessor Companies -- Liquidity and Capital Resources" and "The Combination."

     The remaining net proceeds are expected to be used, together with internally generated funds and proposed borrowings, to fund the acquisition and development of additional Service Centers and for general corporate purposes. The Company is not engaged in any negotiations with respect to any acquisitions, and there can be no assurance that any such developments or acquisitions will be completed or that the terms of any such transactions will be favorable to the Company.

     Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term, investment grade or government, interest-bearing securities.

                          S CORPORATION DISTRIBUTIONS

     Certain of the Predecessor Companies have been treated for federal and certain state income tax purposes as S corporations under the Internal Revenue Code of 1986, as amended (the "Code"). As a result, earnings of such corporations have been subject to taxation at the stockholder rather than the corporate level for federal and certain state income tax purposes. Prior to the completion of the Combination, the Predecessor Companies that are S corporations made distributions to their stockholders of previously earned and undistributed earnings through June 30, 1996, subject to the terms of the Combination Agreements. The Company will make another distribution as promptly as practicable after the closing of the Combination to each of the stockholders of the Predecessor Companies that are S corporations equal to such corporations' earned but undistributed earnings in accordance with each such corporation's final tax return, subject to the terms of the Combination Agreement.

                                DIVIDEND POLICY

     As a newly formed corporation, the Company has never declared or paid dividends on its Common Stock. The Company expects that future earnings, if any, will be retained to finance the growth and development of the Company's business and, accordingly, except as described under "S Corporation Distributions" above, does not intend to declare or pay any dividends on the Common Stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be subject to the discretion of the Company's Board of Directors and will depend upon the future earnings, results of operations, financial condition and capital requirements of the Company, among other factors. Under Delaware law, the Company is prohibited from paying any dividends unless it has capital surplus or net profits available for this purpose. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Predecessor Companies -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1996 (i) on a pro forma basis to reflect the Combination and (ii) on a pro forma as adjusted basis to give effect to the Combination and the sale of the 2,250,000 shares of Common Stock offered by the Company in the Offering at an assumed offering price of $14.00 per share and the application of the net proceeds therefrom, which are estimated to be approximately $26.5 million (after deducting underwriting discounts and commissions and estimated Offering expenses). The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Combined Predecessor Companies" and the Combined Financial Statements of the Company and the related Notes thereto included elsewhere in this Supplement.

                                                                         MARCH 31, 1996
                                                                  -----------------------------
                                                                                     PRO FORMA
                                                                   COMBINED         AS ADJUSTED
                                                                  -----------       -----------
                                                                         (IN THOUSANDS)
Short-term debt, including current portion of long-term debt, capital lease obligations and notes payable to related
  parties.......................................................  $ 1,082,039       $        --
                                                                   ==========        ==========
Long-term debt and capital lease obligations, less current
  portion.......................................................    1,124,004                --
Notes payable to related parties................................    1,637,254                --
Stockholders' equity:
  Preferred Stock, $.01 par value per share; 10,000,000 shares
     authorized, no shares outstanding..........................           --                --
  Common Stock, $.01 par value per share; 30,000,000 shares
     authorized; 8,250,000 shares outstanding, pro forma........                         82,500
Additional paid-in capital......................................    7,913,393        14,365,614
                                                                  -----------       -----------
          Total stockholders' equity............................    7,913,393        14,448,114
                                                                  -----------       -----------
          Total capitalization..................................  $10,674,651       $14,448,114
                                                                   ==========        ==========

                                    DILUTION

     At March 31, 1996, after giving effect to the Combination, the pro forma net tangible combined book deficit of the Company was $(12,866,930), or $(2.14) per share. Such pro forma net tangible book combined deficit is the tangible net worth (tangible assets less total liabilities) of the Combined Predecessor Companies prior to the Combination, less $19,965,279 in cash and other items to be distributed to the owners of the Predecessor Companies. The number of shares used for the per share calculation includes the 6,000,000 shares outstanding prior to the Offering. After giving effect to the Combination, the sale by the Company of the 2,250,000 shares of Common Stock offered hereby (assuming an initial public offering price of $14.00 per share and after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company) and the distribution of the cash portion of the purchase price of the Predecessor Companies, the pro forma combined net tangible book value of the Company would have been $13,550,570, or $1.64 per share. This represents an immediate increase in pro forma net tangible book value of $3.79 per share to existing stockholders and an immediate dilution in net tangible book value of $12.36 per share to new investors purchasing the shares of Common Stock in the Offering. The following table illustrates this per share dilution:

    Assumed initial public offering price................................           $14.00
                                                                                    ------
      Pro forma net tangible book deficit prior to the Offering..........  $(2.14)
      Increase attributable to new investors.............................    3.79
                                                                           ------
    Pro forma net tangible book value after the Offering.................             1.64
                                                                                    ------
    Dilution in net tangible book value to new investors.................           $12.36
                                                                                    ======

     The following table sets forth, at March 31, 1996, the number of shares of Common Stock purchased from the Company, the total consideration and the average price per share paid to the Company by existing stockholders and by the new investors purchasing shares of Common Stock in the Offering at an assumed initial public offering price of $14.00 per share:

                                        SHARES PURCHASED       TOTAL CONSIDERATION
                                       -------------------   ------------------------   AVERAGE PRICE
                                        NUMBER     PERCENT      AMOUNT        PERCENT     PER SHARE
                                       ---------   -------   ------------     -------   -------------
    Existing stockholders............  6,000,000     72.7%   $(12,051,886)(1)  (62.0)%     $ (2.01)
    New investors....................  2,250,000     27.3      31,500,000      162.0         14.00
                                       ---------   -------   ------------     -------
              Total(2)...............  8,250,000    100.0%   $ 19,448,114      100.0%
                                        ========    =====     ===========      =====

- ---------------

(1) Total consideration for the owners of the Predecessor Companies represents the combined stockholders' investment before the Offering, less $19,965,279 in cash and other items to be distributed to the existing stockholders.

                        SELECTED COMBINED FINANCIAL DATA

     Simultaneously with, and as a condition to, the closing of the Offering, the Company will acquire the Predecessor Companies (as combined, the "Combined Predecessor Companies"). The Combination will be accounted for using historical cost, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 48, because no single owner group from any of the Predecessor Companies will hold more than a 50% equity interest in the Company as of the closing of the Offering. Accordingly, the Company will record the net assets acquired at the Predecessor Companies' historical cost basis, as determined by generally accepted accounting principles. Prior to the Combination, each of the Predecessor Companies operated independently and were not under common control or management and some were not taxable entities; accordingly, the data may not be comparable to or indicative of post-combination results. The Company has adopted a December 31 fiscal year and has obtained audits for all of the Predecessor Companies' financial statements for the years ended December 31, 1993, 1994 and 1995, or from the date operations commenced if subsequent to January 1, 1993.

     The Selected Combined Financial Data for the fiscal years ended December 31, 1993, 1994 and 1995 (except for pro forma amounts) have been derived from the financial statements of the Predecessor Companies which have been audited by Ernst & Young LLP, independent auditors. The Selected Combined Financial Data for the three months ended March 31, 1995 and 1996 have been derived from unaudited combined financial statements that appear elsewhere in this Prospectus. The Selected Combined Financial Data for the fiscal years ended December 31, 1991 and 1992 have been derived from unaudited combined financial statements not included elsewhere in this Prospectus. The unaudited combined financial statements have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the combined financial position and combined results of operations for the periods presented. The pro forma data gives effect to the merger and promoter distributions. The pro forma data, as adjusted, gives effect to the sale of the shares of Common Stock offered hereby and the application of the net proceeds thereof as described in "Use of Proceeds" and the consummation of the Combination, as if each transaction had occurred at the beginning of the periods presented. In addition, the pro forma information is based on available information and certain assumptions and adjustments. See Notes to the Pro Forma Combining Financial Statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Combined Predecessor Companies, including the related Notes thereto, that appear elsewhere in this Prospectus.

     The selected financial data presented for each of the Predecessor Companies for the years ended December 31, 1993, 1994 and 1995, or from the date operations commenced if subsequent to January 1, 1993, have been derived from the audited financial statements of each of these companies that have been audited by Ernst & Young LLP, independent auditors. The selected financial data presented for each of the Predecessor Companies for the three months ended March 31, 1995 and 1996 have been derived from the unaudited financial statements of each of these companies that appear elsewhere in this Prospectus. The selected financial data presented for each of the Predecessor Companies for the years ended December 31, 1991 and 1992, or from the date operations commenced if subsequent to January 1, 1991, have been derived from the unaudited financial statements of each of these companies not included elsewhere in this Prospectus. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of the Predecessor Companies' management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The selected financial data of the Predecessor Companies have been presented as follows:

     - Combined Predecessor Companies, including pro forma information
     - Contractor Success Group, Inc.
     - Combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc.
     - Hardwick Air Masters, Inc.
     - Norrell Heating & Air Conditioning, Inc.
     - Vision Holding Company, Inc.
     - Comerford's Heating and Air Conditioning, Inc.
     - Rolf Coal and Fuel Corp.
     - All remaining Predecessor Companies are included on a combined basis and include the following:
          - Air Experts, a United Services Co., Inc.
          - Arrow Heating & Air Conditioning, Inc.
          - Brand Heating & Air Conditioning, Inc.
          - Coastal Air Conditioning Service, Inc.
          - Gilley's Heating & Cooling, Inc.
          - Service Experts of Palm Springs, Inc.

                      COMBINED PREDECESSOR COMPANIES(1)(2)

                                                                                                           THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                                          MARCH 31,
                 ------------------------------------------------------------------------------------   -------------------------
                                                                                         PRO FORMA
                                                                                       AS ADJUSTED(3)
                    1991          1992          1993          1994          1995            1995           1995          1996
                 -----------   -----------   -----------   -----------   -----------   --------------   -----------   -----------
INCOME STATEMENT
  DATA:
Net revenue....  $19,868,724   $26,447,455   $35,784,297   $48,476,838   $59,651,163    $ 59,651,163    $12,727,435   $13,972,106
Cost of goods
  sold.........   12,496,200    16,650,146    22,512,299    30,918,161    36,216,043      36,095,710      7,980,172     8,406,250
                 -----------   -----------   -----------   -----------   -----------   --------------   -----------   -----------
Gross margin...    7,372,524     9,797,309    13,271,998    17,558,677    23,435,120      23,555,453      4,747,263     5,565,856
Selling,
  general and
 administrative
  expenses.....    6,661,535     8,796,135    12,180,033    15,268,679    18,706,596      15,670,975      4,046,186     4,893,599
                 -----------   -----------   -----------   -----------   -----------   --------------   -----------   -----------
Income from
  operations...      710,989     1,001,174     1,091,965     2,289,998     4,728,524       7,884,478        701,077       672,257
Other income
  (expense):
  Interest
    expense....     (137,002)     (134,504)     (217,695)     (298,359)     (358,902)             --        (75,027)     (109,386)
  Interest
    income.....       63,983       157,007       168,419       188,533       256,206         256,206         54,623        90,009
  Other
    income.....      (12,881)       81,388       311,387       178,296       207,730         298,736         38,295        89,468
                 -----------   -----------   -----------   -----------   -----------   --------------   -----------   -----------
                      85,900       103,891       262,111        68,470       105,034         554,942         17,891        70,091
Income before
  tax..........      625,089     1,105,065     1,354,076     2,358,468     4,833,558       8,439,420        718,968       742,348
Pro forma
  income tax
  expense(4)...      198,007       431,347       470,737       932,041     1,867,405       3,237,633        253,915       248,934
                 -----------   -----------   -----------   -----------   -----------   --------------   -----------   -----------
Pro forma net
  income(4)....  $   427,082   $   673,718   $   883,339   $ 1,426,427   $ 2,966,153    $  5,201,787    $   465,053   $   493,414
                  ==========    ==========    ==========    ==========    ==========    ============     ==========    ==========
Pro forma net
  income per
  share(5).....                                                                         $       0.66
Pro forma
  weighted
  average
  shares
  outstanding(5)..                                                                         7,827,122


                   PRO FORMA
                 AS ADJUSTED(3)
                      1996
                 --------------
INCOME STATEMEN
  DATA:
Net revenue....   $ 13,972,106
Cost of goods
  sold.........      8,406,250
                 --------------
Gross margin...      5,565,856
Selling,
  general and
 administrative
  expenses.....      4,165,017
                 --------------
Income from
  operations...      1,400,839
Other income
  (expense):
  Interest
    expense....             --
  Interest
    income.....         90,009
  Other
    income.....        109,378
                 --------------
                       199,387
Income before
  tax..........      1,600,226
Pro forma
  income tax
  expense(4)...        574,928
                 --------------
Pro forma net
  income(4)....   $  1,025,298
                  ============
Pro forma net
  income per
  share(5).....   $       0.13
Pro forma
  weighted
  average
  shares
  outstanding(5      7,827,122

                                                                                                                  MARCH 31,
                                                                                                                 -----------
                                               DECEMBER 31,
                      ---------------------------------------------------------------
                         1991         1992         1993         1994         1995                                   1996
                      -----------  -----------  -----------  -----------  -----------                            -----------
BALANCE SHEET DATA:
 Working capital
   (deficiency)...... $ 1,570,674  $ 2,407,192  $ 2,293,460  $ 1,988,586  $ 4,184,173                            $ 4,513,735
 Total assets........   5,403,858    8,149,778   12,414,642   15,147,321   19,330,594                             19,024,010
 Total debt..........   1,374,654    2,388,607    3,325,092    3,791,329    4,096,175                              3,823,297
 Stockholders' equity
   (deficit).........   2,223,977    3,416,677    3,558,984    4,783,815    7,275,395                              7,913,393


                                       PRO FORMA
                       PRO FORMA(3)  AS ADJUSTED(3)
                           1996           1996
                       ------------  --------------
BALANCE SHEET DATA:
 Working capital
   (deficiency)......  $(15,918,011)     9,124,025
 Total assets........    16,882,601     21,809,060
 Total debt..........     3,226,611             --
 Stockholders' equity
   (deficit).........   (12,051,886)    14,448,114

- ---------------

(1) The selected financial data above represents the Combined Predecessor Companies for the period from January 1, 1991 through March 31, 1996 except for the following Predecessor Companies which are included from the date operations commenced as follows: Donelson Air Conditioning Company, Inc., December 2, 1991; Air Experts, a United Services Co., Inc., January 1, 1994; Arrow Heating & Air Conditioning, Inc., January 29, 1993; Service Experts of Palm Springs, Inc., October 15, 1993; and Vision Holding Company, Inc., March 1, 1993.
(2) The Combination will be accounted for using historical cost, in accordance with SAB 48, because no single owner group from any of the Predecessor Companies will hold more than a 50% equity interest in the Company as of the closing of the Offering. Accordingly, the Company will record the net assets acquired at the Predecessor Companies' historical cost basis, as determined by generally accepted accounting principles.
(3) Pro forma information gives effect to the Combination prior to the Offering. Pro forma data, as adjusted, gives effect to the Offering, the sale of the shares of Common Stock offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds" as if such sale had occurred at the beginning of the periods presented. See "The Combination" and the Notes to the Pro Forma Combining Financial Statements.
(4) Historical net income and income tax expense have been omitted because these amounts are not meaningful due to the different tax status of the Predecessor Companies. Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(5) The calculation of pro forma net income per share was based upon weighted average common shares outstanding assuming that 6,000,000 shares will be outstanding immediately prior to the Offering. For purposes of calculating pro forma net income per share, the shares to be issued in the Offering have been reduced to 1,827,122 from 2,250,000 to reflect the effect of 422,878 shares for which the use of proceeds will be general corporate purposes. In the future, all 2,250,000 shares to be issued in the Offering will be used in calculating weighted average shares outstanding.

                         CONTRACTOR SUCCESS GROUP, INC.

                                                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              MARCH 31,
                                      ---------------------------------------------------------------   -----------------------
                                         1991          1992         1993         1994         1995         1995         1996
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.......................  $1,105,805    $2,445,839   $2,414,497   $2,740,976   $3,229,558   $  791,635   $  810,950
  Cost of goods sold................     341,823       195,161      466,196      414,938      615,245      138,920      110,396
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin......................     763,982     2,250,678    1,948,301    2,326,038    2,614,313      652,715      700,554
  Selling, general and
    administrative expenses.........     397,106     1,422,338    1,224,819    1,456,424    1,339,221      313,510      344,445
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income from operations............     366,786       828,340      723,482      869,614    1,275,092      339,205      356,109
  Interest (expense) income,
    net.............................          --       101,341      118,004      104,537      115,295       28,478       23,594
  Pro forma net income(1)...........     226,276       576,402      555,749      602,151      861,187      228,465      237,666

                                                           DECEMBER 31,
                                  ---------------------------------------------------------------           MARCH 31,
                                     1991          1992         1993         1994         1995                1996
                                  -----------   ----------   ----------   ----------   ----------   -------------------------
BALANCE SHEET DATA:
  Working capital...............  $   35,613    $  337,829   $  314,315   $  418,050   $  250,703                   $ 637,774
  Total assets..................      42,449       795,452      788,063      995,212    1,410,691                   1,365,440
  Total debt....................          --         1,658        5,295        5,835      263,277                     113,739
  Stockholders' equity..........      42,449       736,044      660,821      784,972      731,159                   1,116,825

- ---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                COMBINED AC SERVICE & INSTALLATION CO., INC. AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                                                                                                         THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                                MARCH 31,
                                 -------------------------------------------------------------------   -----------------------
                                   1991(1)        1992          1993          1994          1995          1995         1996
                                 -----------   -----------   -----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue..................  $5,781,768    $8,197,690    $10,292,295   $14,298,906   $16,452,622   $3,134,448   $3,098,023
  Cost of goods sold...........   3,977,827     5,991,098      7,280,075    10,245,039    11,122,350    2,186,991    2,071,421
                                 -----------   -----------   -----------   -----------   -----------   ----------   ----------
  Gross margin.................   1,803,941     2,206,592      3,012,220     4,053,867     5,330,272      947,457    1,026,602
  Selling, general and
    administrative expenses....   1,602,061     2,163,084      2,908,741     3,786,221     4,591,636      911,463    1,015,913
                                 -----------   -----------   -----------   -----------   -----------   ----------   ----------
  Income from operations.......     201,880        43,508        103,479       267,646       738,636       35,994       10,689
  Interest (expense) income,
    net........................     (14,071 )     (19,413 )      (69,637)      (64,541)      (53,963)     (12,605)      (2,396)
  Pro forma net income(2)......     101,377        32,912         88,746       162,129       423,354       22,433       20,462

                                                          DECEMBER 31,
                               -------------------------------------------------------------------          MARCH 31,
                                  1991          1992          1993          1994          1995                 1996
                               -----------   -----------   -----------   -----------   -----------   ------------------------
BALANCE SHEET DATA:
  Working capital............  $  527,905    $  870,155    $   758,049   $   614,770   $ 1,182,653                 $1,260,991
  Total assets...............   1,507,497     2,796,279      3,313,115     3,931,581     4,569,910                  4,784,136
  Total debt.................     356,982     1,163,006      1,141,709     1,070,812     1,289,602                  1,220,401
  Stockholders' equity.......     471,858       940,514        921,060     1,100,104     1,728,658                  1,745,120

- ---------------

(1) The selected financial data above includes AC Service & Installation Co., Inc. from the period January 1, 1991 through March 31, 1996 and Donelson Air Conditioning Company, Inc. from the period beginning December 2, 1991 through March 31, 1996.
(2) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                           HARDWICK AIR MASTERS, INC.

                                                                                                         THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                               MARCH 31,
                                    ----------------------------------------------------------------   -----------------------
                                       1991          1992          1993         1994         1995         1995         1996
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.....................  $2,595,495    $3,007,132    $3,989,626   $4,797,873   $6,377,285   $1,306,200   $1,663,251
  Cost of goods sold..............   1,975,923     2,315,556     2,986,702    3,418,062    4,556,146      924,435    1,230,671
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
  Gross margin....................     619,572       691,576     1,002,924    1,379,811    1,821,139      381,765      432,580
  Selling, general and
    administrative expenses.......     563,099       720,758       917,796    1,310,967    1,577,312      331,086      379,009
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations...      56,473       (29,182 )      85,128       68,844      243,827       50,679       53,571
  Interest (expense) income,
    net...........................     (49,607 )     (40,493 )     (57,064)     (68,947)     (71,587)     (16,618)     (19,012)
  Net income (loss)...............      32,060       (31,175 )      35,217        8,319      138,060       25,842       26,678

                                                          DECEMBER 31,
                                ----------------------------------------------------------------           MARCH 31,
                                   1991          1992          1993         1994         1995                1996
                                -----------   -----------   ----------   ----------   ----------   -------------------------
BALANCE SHEET DATA:
  Working capital.............  $   36,209    $   87,376    $ (114,513)  $  (32,955)  $  164,691                   $  38,333
  Total assets................     812,860       935,769     1,398,397    1,494,644    1,979,439                   2,007,623
  Total debt..................     323,226       351,278       520,662      473,094      607,237                     610,253
  Stockholders' equity........     101,471        70,296       105,513      113,832      251,892                     278,570

                    NORRELL HEATING & AIR CONDITIONING, INC.

                                                                                                         THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                                MARCH 31,
                                   ----------------------------------------------------------------     ---------------------
                                      1991          1992          1993         1994         1995          1995         1996
                                   -----------   -----------   ----------   ----------   ----------     --------     --------
INCOME STATEMENT DATA:
  Net revenue....................  $2,010,678    $2,752,019    $3,274,267   $3,508,903   $4,265,726     $854,250     $979,565
  Cost of goods sold.............   1,262,311     1,963,704     2,285,621    2,436,732    2,852,690      619,658      686,837
                                   -----------   -----------   ----------   ----------   ----------     --------     --------
  Gross margin...................     748,367       788,315       988,646    1,072,171    1,413,036      234,592      292,728
  Selling, general and
    administrative expenses......     745,321       781,042       992,486    1,071,992    1,383,949      219,882      263,378
                                   -----------   -----------   ----------   ----------   ----------     --------     --------
  Income (loss) from
    operations...................       3,046         7,273        (3,840)         179       29,087       14,710       29,350
  Interest (expense) income,
    net..........................      (2,171 )       3,251        10,360       17,949       26,772        3,137       14,347
  Net income.....................      16,716        22,702        34,527       27,088       79,550       20,014       43,372

                                                             YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------------------        MARCH 31,
                                             1991         1992         1993         1994         1995             1996
                                          ----------   ----------   ----------   ----------   ----------   -------------------
BALANCE SHEET DATA:
  Working capital.......................  $  (43,564)  $   (6,634)  $   23,270   $   46,105   $  171,001             $ 224,344
  Total assets..........................     431,936      514,769      770,727      776,738    1,594,242             1,075,986
  Total debt............................      40,000           --           --           --           --                    --
  Stockholders' equity..................     138,275      120,977      155,504      177,812      268,300               311,672

                          VISION HOLDING COMPANY, INC.

                                                         PERIOD FROM            YEAR ENDED            THREE MONTHS ENDED
                                                        MARCH 1, 1993          DECEMBER 31,                MARCH 31,
                                                           THROUGH        -----------------------   -----------------------
                                                      DECEMBER 31, 1993      1994         1995         1995         1996
                                                      -----------------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.......................................     $ 2,792,574      $3,525,119   $4,261,485   $  880,337   $  987,907
  Cost of goods sold................................       1,751,998       2,400,309    2,738,022      626,418      653,086
                                                      -----------------   ----------   ----------   ----------   ----------
  Gross margin......................................       1,040,576       1,124,810    1,523,463      253,919      334,821
  Selling, general and administrative expenses......         771,085         847,319    1,093,175      262,862      318,430
                                                      -----------------   ----------   ----------   ----------   ----------
  Income (loss) from operations.....................         269,491         277,491      430,288       (8,943)      16,391
  Interest (expense) income, net....................         (14,518)        (58,068)     (49,919)     (13,494)     (24,704)
  Net income (loss).................................         189,957         163,388      261,881      (13,961)       9,747

                                                                     DECEMBER 31,
                                                      -------------------------------------------          MARCH 31,
                                                            1993             1994         1995               1996
                                                      -----------------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital...................................     $   188,308      $   46,537   $  348,606                 $ 384,595
  Total assets......................................       1,883,541       1,952,778    2,128,703                 2,330,623
  Total debt........................................       1,091,136         906,688      783,431                   771,261
  Stockholders' equity..............................         209,557         372,945      634,826                   644,573

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                                                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              MARCH 31,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,748,734   $2,542,455   $3,532,089   $3,715,214   $4,232,962   $  978,382   $1,190,500
  Cost of goods sold.................     944,305    1,555,190    2,031,910    2,113,176    2,271,332      562,161      641,960
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     804,429      987,265    1,500,179    1,602,038    1,961,630      416,221      548,540
  Selling, general and administrative
    expenses.........................     859,036      857,398    1,859,319    1,468,513    1,652,784      379,101      376,241
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......     (54,607)     129,867     (359,140)     133,525      308,846       37,120      172,299
  Interest (expense) income,
    net..............................      39,375       23,470       17,007       32,677       21,142        3,148        6,846
  Pro forma net income (loss)(1).....       1,984       98,982     (190,963)      95,174      187,629       24,128      111,059

                                                                DECEMBER 31,
                                       --------------------------------------------------------------          MARCH 31,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $  629,897   $  709,011   $  316,350   $  466,420   $  655,395          $ 726,605
  Total assets.......................     786,820    1,127,656    1,633,407    1,277,526    1,348,321          1,461,324
  Total debt.........................          --           --           --       43,185       31,699           28,644
  Stockholders' equity...............     722,077      840,627      542,391      717,884      851,038          1,028,934

- ---------------

(1) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                            ROLF COAL AND FUEL CORP.

                                                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              MARCH 31,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $2,880,070   $2,860,888   $3,036,009   $3,977,013   $4,104,580   $1,262,027   $1,322,043
  Cost of goods sold.................   1,539,195    1,527,438    1,516,213    1,940,213    1,866,607      627,526      557,762
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................   1,340,875    1,333,450    1,519,796    2,036,800    2,237,973      634,501      764,281
  Selling, general and administrative
    expenses.........................   1,269,951    1,361,967    1,568,095    1,941,143    2,142,778      687,327      859,686
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......      70,924      (28,517)     (48,299)      95,657       95,195      (52,826)     (95,405)
  Interest (expense) income, net.....     (16,881)     (16,113)     (13,576)      (7,560)      (2,043)      (1,951)         835
  Net income (loss)..................      40,045      (33,836)     (19,954)      69,952       44,107      (40,152)     (61,595)

                                                                DECEMBER 31,
                                       --------------------------------------------------------------          MARCH 31,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $  123,514   $  182,473   $  205,142   $  110,102   $   93,231                $ (28,942)
  Total assets.......................     794,309      760,296      761,224    1,031,011    1,405,081                1,233,331
  Total debt.........................     278,000      175,518       83,424      118,148       39,037                   88,440
  Stockholders' equity...............     285,544      251,708      231,754      301,706      345,813                  254,218

                     ALL REMAINING PREDECESSOR COMPANIES(1)

                                                                                                          THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                               MARCH 31,
                                     ----------------------------------------------------------------   -----------------------
                                      1991(2)      1992(2)      1993(2)       1994(2)        1995          1995         1996
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue......................  $3,746,174   $4,641,432   $6,592,940   $12,052,834   $16,866,945   $3,555,156   $3,954,867
  Cost of goods sold...............   2,454,816    3,101,999    4,193,584     7,949,692    10,193,651    2,294,063    2,454,117
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Gross margin.....................   1,291,358    1,539,433    2,399,356     4,103,142     6,673,294    1,261,093    1,500,750
  Selling, general and
    administrative expenses........   1,224,871    1,489,548    2,077,692     3,526,100     5,065,741      975,955    1,371,497
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Income from operations...........      66,487       49,885      321,664       577,042     1,607,553      285,138      129,253
  Interest (expense) income,
    net............................     (29,664)     (29,540)     (39,852)      (65,873)      (88,393)     (10,499)     (18,887)
  Pro forma net income(3)..........       8,624        7,732      190,060       298,226       970,385      198,284      106,025

                                                            DECEMBER 31,
                                  ----------------------------------------------------------------           MARCH 31,
                                     1991         1992         1993         1994          1995                 1996
                                  ----------   ----------   ----------   -----------   -----------   -------------------------
BALANCE SHEET DATA:
  Working capital...............  $  261,100   $  226,982   $  602,539   $   319,557   $ 1,317,893                  $1,270,035
  Total assets..................   1,028,014    1,219,557    1,866,168     3,709,972     4,992,214                   4,887,258
  Total debt....................     376,446      697,147      482,866     1,173,567     1,081,892                     990,559
  Stockholders' equity..........     462,303      456,511      732,384     1,214,560     2,463,709                   2,533,481

- ---------------

(1) Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc., and Service Experts of Palm Springs, Inc.
(2) The selected financial data above represents the six smallest (by revenue) Predecessor Companies which have been combined for the period from January 1, 1991 through March 31, 1996 except for the following Predecessor Companies which are included from the date operations commenced as follows:
    Air Experts, a United Services Co., Inc. -- January 1, 1994; Arrow Heating & Air Conditioning, Inc. -- January 29, 1993; Service Experts of Palm Springs, Inc. -- October 15, 1993.
(3) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the information contained in the combined Financial Statements and Pro Forma Combining Financial Information, including the Notes thereto, and the other financial information appearing elsewhere in this Prospectus.

COMBINED PREDECESSOR COMPANIES

Overview

     Simultaneously with, and as a condition to, the completion of the Offering, the Company will acquire all of the outstanding capital stock of the Predecessor Companies. Because the Predecessor Companies are independent entities that have not been operated by the Company's management prior to the Combination, the historical combined results do not reflect the Company's actual operations on a consolidated basis and therefore may not be indicative of future performance. For all periods presented, the Combined Financial Statements include the financial information of the Predecessor Companies on a historical basis, as if they had always been members of the same operating entity without giving effect to the Combination, the Offering, or the realization of any operating efficiencies that the Company believes typically would be attainable in an integrated organization.

     Management believes that the Predecessor Companies, on an individual basis, generally have been successful by implementing the strategies and recommendations of CSG. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures. Management further believes that certain efficiencies will be derived once the Predecessor Companies are consolidated. These efficiencies will include centralized negotiation of contracts with major suppliers and insurance carriers, consolidation of certain accounting and administration functions, implementation of a more efficient cash management system and consolidation of employee benefits programs. A portion of any operating efficiencies will be offset by increased general and administrative expenses at the Company's corporate headquarters. There can be no assurance that the Company will be able to integrate successfully the businesses of the Predecessor Companies or to operate profitably. In addition, there can be no assurance that management will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Predecessor Companies and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings.

     The Predecessor Companies have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect different tax structures which have influenced, among other things, their historical levels of owner's compensation. These owners and certain key employees have agreed to certain reductions in their compensation in connection with the Combination. These reductions equaled approximately $3.5 million based upon 1995 actual compensation expense.

     Management believes that the Company will, upon completion of the Combination, be positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company intends to implement an aggressive acquisition strategy which will target for acquisition as "hubs" CSG members with strong management that are within a desirable geographic area, financially stable, experienced in the industry and familiar with CSG operating methods. The Company also plans to increase its market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and who present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG. There can be no assurance the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses.

Components of Income

     Net revenue of the Predecessor Companies has been derived primarily from the following sources (i) the installation of central air conditioners, furnaces and heat pumps primarily in existing homes; (ii) the service and maintenance of central air conditioners, furnaces and heat pumps primarily in existing homes; and (iii) the marketing of proprietary products by CSG. Net revenue and associated income from operations are subject to seasonal fluctuations resulting from increased demand for the Company's services during warmer weather in the summer months and during colder weather in winter months, particularly in the beginning of each season. Cost of goods sold primarily consist of purchased materials such as replacement air conditioning units and heat pumps and the labor associated with both installations and repair orders. The main components of selling, general and administrative expenses include administrative salaries, insurance expense and promotion and advertising expenses.

Results of Operations

     The following tables set forth certain income statement items as a percentage of net revenue for the fiscal years ended December 31, 1993, 1994, and 1995 and for the three months ended March 31, 1995 and 1996 for the combined Predecessor Companies.

                                                                                     THREE MONTHS
                                                               YEAR ENDED               ENDED
                                                              DECEMBER 31,            MARCH 31,
                                                         -----------------------    --------------
                                                         1993     1994     1995     1995     1996
                                                         -----    -----    -----    -----    -----
Net revenue............................................  100.0%   100.0%   100.0%   100.0%   100.0%
Cost of goods sold.....................................   62.9     63.8     60.7     62.7     60.2
                                                         -----    -----    -----    -----    -----
Gross margin...........................................   37.1     36.2     39.3     37.3     39.8
Selling, general and administrative expenses...........   34.0     31.5     31.4     31.8     35.0
                                                         -----    -----    -----    -----    -----
Income from operations.................................    3.1%     4.7%     7.9%     5.5%     4.8%
                                                         =====    =====    =====    =====    =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $1.3 million, or 9.8%, from $12.7 million for the three months ended March 31, 1995 to $14.0 million for the three months ended March 31, 1996. Management believes that the increase in net revenues was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $426,000, or 5.3%, from $8.0 million for the three months ended March 31, 1995 to $8.4 million for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased 2.5% from 62.7% for the three months ended March 31, 1995 to 60.2% for the three months ended March 31, 1996. The decrease as a percentage of net revenue is attributable to increased control of the fixed component of cost of goods sold, the increase in net revenue and a favorable product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $847,000, or 20.9%, from $4.0 million for the three months ended March 31, 1995 to $4.9 million for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased 3.2% from 31.8% for the three months ended March 31, 1995 to 35.0% for the three months ended March 31, 1996. This increase as a percentage of net revenue is primarily attributable to an increase in compensation expense.

     Income from Operations. Income from operations for the three months ended March 31, 1996 decreased $29,000, or 4.1%, compared to the three months ended March 31, 1995. Increases in selling, general and administrative expenses described above offset gains in gross margin from revenue increases.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $11.2 million, or 23.1%, from $48.5 million for the twelve months ended December 31, 1994 to $59.7 million for the twelve months ended December 31, 1995. Management believes that the increase in net revenues was primarily attributable to the Company's continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $5.3 million, or 17.1%, from $30.9 million for the twelve months ended December 31, 1994 to $36.2 million for the twelve months ended December 31, 1995. As a percentage of net revenue, cost of goods sold decreased 3.1% from 63.8% for the twelve months ended December 31, 1994 to 60.7% for the twelve months ended December 31, 1995. The decrease as a percentage of net revenue is attributable to increased control of the fixed component of cost of goods sold, the increase in net revenue and favorable product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $3.4 million, or 22.5%, from $15.3 million for the twelve months ended December 31, 1994 to $18.7 million for the twelve months ended December 31, 1995. As a percentage of net revenue, selling, general and administrative expenses decreased marginally to 31.4% for the twelve months ended December 31, 1995.

     Income from Operations. Income from operations for the twelve months ended December 31, 1995 increased $2.4 million, or 106.5%, from $2.3 million for the twelve months ended December 31, 1994 to $4.7 million for the twelve months ended December 31, 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $12.7 million, or 35.5%, from $35.8 million for the twelve months ended December 31, 1993 to $48.5 million for the twelve months ended December 31, 1994. Management believes that the increase in net revenues was primarily attributable to continued focus on the promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $8.4 million, or 37.3%, from $22.5 million for the twelve months ended December 31, 1993 to $30.9 million for the twelve months ended December 31, 1994. As a percentage of net revenue, cost of goods sold increased slightly to 63.8% for the twelve months ended December 31, 1994. The decrease as a percentage of net revenue is attributable to increased control of the fixed component of cost of goods sold, the increase in net revenue and favorable product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $3.1 million, or 25.4%, from $12.2 million for the twelve months ended December 31, 1993 to $15.3 million for the twelve months ended December 31, 1994. As a percentage of net revenue, selling, general and administrative expenses decreased 2.5% from 34.0% for the twelve months ended December 31, 1993 to 31.5% for the twelve months ended December 31, 1994. The decrease as a percentage of net revenue was attributable to the increase in net revenues and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $1.2 million, or 109.7%, from $1.1 million for the twelve months ended December 31, 1993 to $2.3 million for the twelve months ended December 31, 1994.

Liquidity and Capital Resources

     Historically, the operations and growth of the Predecessor Companies have been financed through internally generated working capital and borrowings from commercial banks or other lenders. Management expects that approximately $1.0 million of the net proceeds of the Offering will be used to repay substantially all of the outstanding indebtedness of the Predecessor Companies. These borrowings are generally secured by substantially all of the assets of the respective Predecessor Company as well as personal guarantees of the respective owners. The Company intends to enter into an agreement with a commercial bank to establish a revolving credit facility upon the completion of the Offering. The Company has had no negotiations regarding such credit facility, and no assurance can be given that a credit facility can be obtained on terms acceptable to the Company.

     For the years ended December 31, 1993, 1994 and 1995, net cash provided by operating activities was $3.1 million, $2.3 million and $5.0 million, respectively. For the three months ended March 31, 1996, net cash provided by operating activities was approximately $840,000.

     The Company's primary requirements for capital (other than those related to acquisitions) consist of purchasing inventory, supplies and vehicles used in the operation of the business. For the years ended December 31, 1993, 1994 and 1995, net cash used by investing activities was $793,000, $1.7 million and $1.6 million, respectively. For the three months ended March 31, 1996, net cash used by investing activities was approximately $543,000.

     Management intends to increase the Company's service area primarily through the acquisition of additional Service Centers. Because of the fragmented nature of the industry and the size of CSG's membership, management believes that a number of acquisition opportunities are available within the residential HVAC service industry. Acquisitions will vary in size and the Company may consider larger acquisition opportunities which could be material to the Company. There can be no assurance that the Company will be able to acquire additional Service Centers, or that any Service Centers that might be acquired would be successfully and profitably integrated into the Company's operations.

     Management believes that the proceeds of the Offering, together with internally generated working capital and any additional borrowings, will be adequate to fund operations and expansion plans of the Company. To provide any additional funds necessary for the continued pursuit of the Company's growth strategy, the Company may incur, from time to time, additional bank indebtedness and may issue, in public or private transactions, its equity and debt securities, the availability and terms of which will depend upon market and other conditions. There can be no assurance that such additional financing will be available on terms acceptable to the Company.

Newly Issued Accounting Standards

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

CERTAIN INDIVIDUAL PREDECESSOR COMPANIES

     The following presents management's discussion of the results of operations, as presented in the financial statements of certain Predecessor Companies appearing elsewhere in this Prospectus, of CSG and the six largest Predecessor Companies for the fiscal years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 and 1996.

                         CONTRACTOR SUCCESS GROUP, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                           MARCH 31,
                                 --------------------------------------------------    ----------------------------
                                      1993              1994              1995             1995            1996
                                 --------------    --------------    --------------    ------------    ------------
Net revenue..................... $2,414   100.0%   $2,741   100.0%   $3,229   100.0%   $792   100.0%   $811   100.0%
Cost of goods sold..............    466    19.3       415    15.2       615    19.1     139    17.5     110    13.6
                                 ------   -----    ------   -----    ------   -----    ----   -----    ----   -----
Gross margin....................  1,948    80.7     2,326    84.8     2,614    80.9     653    82.5     701    86.4
Selling, general and
  administrative expenses.......  1,225    50.7     1,456    53.1     1,339    41.5     314    39.6     345    42.5
                                 ------   -----    ------   -----    ------   -----    ----   -----    ----   -----
Income from operations.......... $  723    30.0%   $  870    31.7%   $1,275    39.5%   $339    42.8%   $356    43.9%
                                 ======   =====    ======   =====    ======   =====    =====  =====    =====  =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. CSG derives its net revenue from initial membership fees, quarterly dues from members and from sales of proprietary products. Net revenue increased $19,000, or 2.4%, from $792,000 for the three months ended March 31, 1995 to $811,000 for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to expanding the number of licensed territories and increased marketing of new products.

     Cost of Goods Sold. Cost of goods sold decreased $29,000, or 20.5%, from $139,000 for the three months ended March 31, 1995 to $110,000 for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 17.5% for the three months ended March 31, 1995 to 13.6% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of CSG's expenses.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $31,000, or 9.9%, from $314,000 for the three months ended March 31, 1995 to $345,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 39.6% for the three months ended March 31, 1995 to 42.5% for the three months ended March 31, 1996. The increase as a percentage of net revenue was primarily attributable to the increase in compensation expense.

     Income from Operations. Income from operations increased $17,000, or 5.0%, from $339,000 for the three months ended March 31, 1995 to $356,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations increased from 42.8% for the three months ended March 31, 1995 to 43.9% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $489,000, or 17.8%, from $2.7 million in 1994 to $3.2 million in 1995. The increase in net revenue was primarily attributable to expanding the number of licensed territories and increased marketing of new products.

     Cost of Goods Sold. Cost of goods sold increased $200,000, or 48.3%, from $415,000 in 1994 to $615,000 in 1995. As a percentage of net revenue, cost of goods sold increased from 15.2% in 1994 to 19.1% in 1995. The increase as a percentage of net revenue was primarily attributable to costs associated with several new products produced during 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $117,000, or 8.0%, from $1.5 million in 1994 to $1.3 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 53.1% in 1994 to 41.5% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of CSG's expenses.

     Income from Operations. Income from operations increased $405,000, or 46.6%, from $870,000 in 1994 to $1.3 million in 1995. As a percentage of net revenue, income from operations increased from 31.7% in 1994 to 39.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $326,000, or 13.5%, from $2.4 million in 1993 to $2.7 million in 1994. The increase in net revenue was primarily attributable to expanding the number of territories licensed and increased marketing of proprietary products.

     Cost of Goods Sold. Cost of goods sold decreased $51,000, or 11.0%, from $466,000 in 1993 to $415,000 in 1994. As a percentage of net revenue, cost of goods sold decreased from 19.3% in 1993 to 15.2% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of CSG's expenses.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $231,000, or 18.9%, from $1.2 million in 1993 to $1.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 50.7% in 1993 to 53.1% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $147,000, or 20.2%, from $723,000 in 1993 to $870,000 in 1994. As a percentage of net revenue, income from operations increased from 30.0% in 1993 to 31.7% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from CSG's statement of cash flows (dollar amounts in thousands):

                                                                                          THREE MONTHS
                                                                                           ENDED MARCH
                                                               YEAR ENDED DECEMBER 31,         31,
                                                              -------------------------   -------------
                                                              1993     1994      1995     1995    1996
                                                              -----   -------   -------   -----   -----
    Net cash flow provided by operating activities..........  $ 995   $ 1,063   $ 1,552   $ 301   $ 205
    Net cash provided by (used in) investing activities.....    (34)      (10)     (127)     (4)     (2)
    Net cash provided by (used in) financing activities.....   (957)   (1,014)   (1,290)   (362)   (153)
                                                              -----   -------   -------   -----   -----
    Increase (decrease) in cash and cash equivalents........  $   4   $    39   $   135   $ (65)  $  50
                                                              ======  ========  ========  ======  ======

     From 1993 through the three months ended March 31, 1996, CSG generated $3.8 million in net cash from operating activities. During this period, $3.8 million was generated from net income plus non-cash charges. Cash used in investing activities was primarily attributable to the purchase and replacement of office equipment and other property and equipment. Cash used in financing activities consists primarily of distributions to stockholders. From 1993 through the three months ended March 31, 1996, CSG distributed $3.3 million to stockholders.

AC SERVICE & INSTALLATION CO., INC. AND DONELSON AIR CONDITIONING COMPANY, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                           THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                               MARCH 31,
                            ----------------------------------------------------     -------------------------------
                                 1993               1994               1995              1995              1996
                            --------------     --------------     --------------     -------------     -------------
Net revenue................ $10,292  100.0%    $14,299  100.0%    $16,453  100.0%    $3,134  100.0%    $3,098  100.0%
Cost of goods sold.........   7,280   70.7      10,245   71.6      11,122   67.6      2,187   69.8      2,071   66.9
                            -------  -----     -------  -----     -------  -----     ------  -----     ------  -----
Gross margin...............   3,012   29.3       4,054   28.4       5,331   32.4        947   30.2      1,027   33.1
Selling, general and
  administrative
  expenses.................   2,909   28.3       3,786   26.5       4,592   27.9        911   29.1      1,016   32.8
                            -------  -----     -------  -----     -------  -----     ------  -----     ------  -----
Income from operations..... $   103    1.0%    $   268    1.9%    $   739    4.5%    $   36    1.1%    $   11    0.3%
                            ======== =====     ======== =====     ======== =====     ======  =====     ======  =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue was relatively unchanged at $3.1 million for the three months ended March 31, 1996 as compared to the three months ended March 31, 1995.

     Cost of Goods Sold. Cost of goods sold decreased $116,000, or 5.3%, from $2.2 million for the three months ended March 31, 1995 to $2.1 million for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 69.8% for the three months ended March 31, 1995 to 66.9% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to the promotion of higher margin service contracts and volume purchasing discounts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $104,000, or 11.5%, from $911,000 for the three months ended March 31, 1995 to $1.0 million for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 29.1% for the three months ended March 31, 1995 to 32.8% for the three months ended March 31, 1996. The increase as a percentage of net revenue was primarily attributable to increases in costs while net revenue was relatively unchanged.

     Income from Operations. Income from operations decreased $25,000, or 70.3%, from $36,000 for the three months ended March 31, 1995 to $11,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations decreased from 1.1% for the three months ended March 31, 1995 to 0.3% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $2.2 million, or 15.1%, from $14.3 million in 1994 to $16.5 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $877,000, or 8.6%, from $10.2 million in 1994 to $11.1 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.6% in 1994 to 67.6% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on more profitable products, improved employee training and volume purchasing discounts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $805,000, or 21.3%, from $3.8 million in 1994 to $4.6 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 26.5% in 1994 to 27.9% in 1995. The increase as a percentage of net revenue was primarily attributable to increased management personnel added to support recent growth.

     Income from Operations. Income from operations increased $471,000, or 176.0%, from $268,000 in 1994 to $739,000 in 1995. As a percentage of net revenue, income from operations increased from 1.9% in 1994 to 4.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $4.0 million, or 38.9%, from $10.3 in 1993 to $14.3 in 1994. The increase in net revenue was primarily attributable to the implementation of a 24-hour service policy, promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $2.9 million, or 40.7%, from $7.3 million in 1993 to $10.2 million in 1994. As a percentage of net revenue, cost of goods sold increased slightly from 70.7% in 1993 to 71.6% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $877,000, or 30.2%, from $2.9 million in 1993 to $3.8 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 28.3% in 1993 to 26.5% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $165,000, or 158.6%, from $103,000 in 1993 to $268,000 in 1994. As a percentage of net revenue, income from operations increased from 1.0% in 1993 to 1.9% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the combined statement of cash flows of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. (dollar amounts in thousands):

                                                                               THREE MONTHS
                                                        YEAR ENDED DECEMBER        ENDED
                                                                31,              MARCH 31,
                                                       ---------------------   -------------
                                                       1993    1994    1995    1995    1996
                                                       -----   -----   -----   -----   -----
    Net cash flow provided by operating activities...  $ 548   $ 264   $ 579   $ 268   $ 614
    Net cash provided by (used in) investing
      activities.....................................   (242)   (504)   (613)   (190)      5
    Net cash provided by (used in) financing
      activities.....................................   (221)     63     219     222     (69)
                                                       -----   -----   -----   -----   -----
    Increase (decrease) in cash and cash
      equivalents....................................  $  85   $(177)  $ 185   $ 300   $ 550
                                                       =====   =====   =====   =====   =====

     From 1993 through the three months ended March 31, 1996, AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. generated $2.0 million in net cash from operating activities. During this period, $2.0 million was generated from net income plus noncash charges, and working capital did not require any net cash. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of payments on long-term debt and the proceeds from notes payable to stockholders.

                           HARDWICK AIR MASTERS, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                            THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                             MARCH 31,
                               ---------------------------------------------------   ---------------------------------
                                    1993              1994              1995              1995              1996
                               ---------------   ---------------   ---------------   ---------------   ---------------
Net revenue..................  $3,990    100.0%  $4,798    100.0%  $6,377    100.0%  $1,306    100.0%  $1,663    100.0%
Cost of goods sold...........   2,987     74.9    3.418     71.2    4,556     71.4      924     70.8    1,230     74.0
                               ------    -----   ------    -----   ------    -----   ------    -----   ------    -----
Gross margin.................   1,003     25.1    1,380     28.8    1,821     28.6      382     29.2      433     26.0
Selling, general and
  administrative expenses....     918     23.0    1,311     27.4    1,577     24.8      331     25.3      379     22.8
                               ------    -----   ------    -----   ------    -----   ------    -----   ------    -----
Income from operations.......  $   85      2.1%  $   69      1.4%  $  244      3.8%  $   51      3.9%  $   54      3.2%
                               ======    =====   ======    =====   ======    =====   ======    =====   ======    =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $357,000, or 27.3%, from $1.3 million for the three months ended March 31, 1995 to $1.7 million for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $307,000, or 33.1%, from $924,000 for the three months ended March 31, 1995 to $1.2 million for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold increased from 70.8% for the three months ended March 31, 1995 to 74.0% for the three months ended March 31, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $48,000, or 14.5%, from $331,000 for the three months ended March 31, 1995 to $379,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 25.3% for the three months ended March 31, 1995 to 22.8% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $3,000, or 5.7%, from $51,000 for the three months ended March 31, 1995 to $54,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations decreased from 3.9% for the three months ended March 31, 1995 to 3.2% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $1.6 million, or 32.9%, from $4.8 million in 1994 to $6.4 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $1.2 million, or 33.3%, from $3.4 million in 1994 to $4.6 million in 1995. As a percentage of net revenue, cost of goods sold remained relatively constant at 71.4%.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $266,000, or 20.3%, from $1.3 million in 1994 to $1.6 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.4% in 1994 to 24.8% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $175,000, or 254.2%, from $69,000 in 1994 to $244,000 in 1995. As a percentage of net revenue, income from operations increased from 1.4% in 1994 to 3.9% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $808,000, or 20.3%, from $4.0 million in 1993 to $4.8 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $431,000, or 14.4%, from $3.0 million in 1993 to $3.4 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 74.9% in 1993 to 71.2% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $393,000, or 42.8%, from $918,000 in 1993 to $1.3 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 23.0% in 1993 to 27.4% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $16,000, or 19.1%, from $85,000 in 1993 to $69,000 in 1994. As a percentage of net revenue, income from operations decreased from 2.1% in 1993 to 1.4% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Hardwick Air Masters, Inc. (dollar amounts in thousands):

                                                                                THREE MONTHS
                                                         YEAR ENDED DECEMBER       ENDED
                                                                 31,             MARCH 31,
                                                         --------------------   ------------
                                                         1993    1994   1995    1995    1996
                                                         -----   ----   -----   -----   ----
    Net cash flow provided by operating activities.....  $  60   $154   $ 133   $   8   $ 53
    Net cash provided by (used in) investing
      activities.......................................   (192)   (90)   (290)   (114)   (87)
    Net cash provided by (used in) financing
      activities.......................................    169    (48)    134      78      3
                                                         -----   ----   -----   -----   ----
    Increase (decrease) in cash and cash equivalents...  $  37   $ 16   $ (23)  $ (28)  $(31)
                                                         =====   ====   =====   =====   ====

     From 1993 through the three months ended March 31, 1996, Hardwick Air Masters, Inc. generated $400,000 in net cash from operating activities. During this period, $664,000 was generated from net income plus non-cash charges, and was reduced by $264,000 of cash used to fund increases in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash provided by (used in) financing activities consists primarily of proceeds from long-term debt.

                    NORRELL HEATING & AIR CONDITIONING, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                              THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                           MARCH 31,
                                  ---------------------------------------------------    ----------------------------
                                       1993               1994              1995             1995            1996
                                  --------------     --------------    --------------    ------------    ------------
Net revenue.....................  $3,274   100.0%    $3,509   100.0%   $4,266   100.0%   $854   100.0%   $979   100.0%
Cost of goods sold..............   2,286    69.8      2,437    69.4     2,853    66.9     619    72.5     687    70.1
                                  ------   -----     ------   -----    ------   -----    ----   -----    ----   -----
Gross margin....................     988    30.2      1,072    30.6     1,413    33.1     235    27.5     292    29.9
Selling, general and
  administrative expenses.......     992    30.3      1,072    30.6     1,384    32.4     220    25.8     263    26.9
                                  ------   -----     ------   -----    ------   -----    ----   -----    ----   -----
Income (loss) from operations...  $   (4)   (0.1)%   $    0     0.0%   $   29     0.7%   $ 15     1.7%   $ 29     3.0%
                                  ======   =====     ======   =====    ======   =====    =====  =====    =====  =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $125,000, or 14.7%, from $854,000 for the three months ended March 31, 1995 to $979,000 for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $68,000, or 10.8%, from $619,000 for the three months ended March 31, 1995 to $687,000 for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 72.5% for the three months ended March 31, 1995 to 70.1% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to a focus on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $43,000, or 19.8%, from $220,000 for the three months ended March 31, 1995 to $263,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 25.8% for the three months ended March 31, 1995 to 26.9% for the three months ended March 31, 1996.

     Income from Operations. Income from operations increased $14,000, or 99.5%, from $15,000 for the three months ended March 31, 1995 to $29,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations increased from 1.7% for the three months ended March 31, 1995 to 3.0% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $757,000, or 21.6%, from $3.5 million in 1994 to $4.3 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $416,000, or 17.1%, from $2.4 million in 1994 to $2.9 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 69.4% in 1994 to 66.9% in 1995. The decrease as a percentage of net revenue was primarily attributable to a focus on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $312,000, or 29.1%, from $1.1 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 30.6% in 1994 to 32.4% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $29,000 from $0 in 1994 to $29,000 in 1995. As a percentage of net revenue, income from operations increased from 0.0% in 1994 to 0.7% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $235,000, or 7.2%, from $3.3 million in 1993 to $3.5 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $151,000, or 6.6%, from $2.3 million in 1993 to $2.4 million in 1994. As a percentage of net revenue, cost of goods sold was relatively unchanged at 69.4%.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased slightly to $1.1 million in 1994.

     Income (Loss) from Operations. Income (loss) from operations increased $4,000 from ($4,000) in 1993 to $0 in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Norrell Heating & Air Conditioning, Inc. (dollar amounts in thousands):

                                                                                THREE MONTHS
                                                               YEAR ENDED          ENDED
                                                              DECEMBER 31,       MARCH 31,
                                                           ------------------   ------------
                                                           1993   1994   1995   1995   1996
                                                           ----   ----   ----   ----   -----
    Net cash flow provided by operating activities.......  $310   $ 27   $639   $25    $(204)
    Net cash provided by (used in) investing
      activities.........................................   (80)   (85)   (56)   (2 )     (1)
    Net cash provided by (used in) financing
      activities.........................................    --     --     --    --       --
                                                           ----   ----   ----   ----   -----
    Increase (decrease) in cash and cash equivalents.....  $230   $(58)  $583   $23    $(205)
                                                           ====   ====   ====   ====   =====

     From 1993 through the three months ended March 31, 1996, Norrell Heating & Air Conditioning, Inc. generated $772,000 in net cash from operating activities. During this period, $424,000 was generated from net income plus non-cash charges, and was enhanced by $348,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          VISION HOLDING COMPANY, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                           THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                              MARCH 31,
                             ----------------------------------------------------     -----------------------------
                                1993(1)              1994               1995              1995             1996
                             --------------     --------------     --------------     ------------     ------------
Net revenue................  $2,792   100.0%    $3,525   100.0%    $4,261   100.0%    $880   100.0%    $988   100.0%
Cost of goods sold.........   1,752    62.7      2,401    68.1      2,738    64.3      626    71.1      653    66.1
                             ------   -----     ------   -----     ------   -----     ----   -----     ----   -----
Gross margin...............   1,040    37.3      1,124    31.9      1,523    35.7      254    28.9      335    33.9
Selling, general and
  administrative
  expenses.................     771    27.6        847    24.0      1,093    25.6      263    29.9      319    32.2
                             ------   -----     ------   -----     ------   -----     ----   -----     ----   -----
Income (loss) from
  operations...............  $  269     9.7%    $  277     7.9%    $  430    10.1%    $ (9)   (1.0)%   $ 16     1.7%
                             ======   =====     ======   =====     ======   =====     =====  =====     =====  =====

- ---------------

(1) Period from March 1, 1993 through December 31, 1993.

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $108,000, or 12.2%, from $880,000 for the three months ended March 31, 1995 to $988,000 for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $27,000, or 4.3%, from $626,000 for the three months ended March 31, 1995 to $653,000 for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 71.1% for the three months ended March 31, 1995 to 66.1% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $56,000, or 21.1%, from $263,000 for the three months ended March 31, 1995 to $319,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 29.9% for the three months ended March 31, 1995 to 32.2% for the three months ended March 31, 1996.

     Income (Loss) from Operations. Income (loss) from operations increased from ($9,000) for the three months ended March 31, 1995 to $16,000 for the three months ended March 31, 1996. As a percentage of net revenue, income (loss) from operations increased from (1.0%) for the three months ended March 31, 1995 to 1.7% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $736,000, or 20.9%, from $3.5 million in 1994 to $4.3 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $338,000, or 14.1%, from $2.4 million in 1994 to $2.7 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 68.1% in 1994 to 64.3% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $246,000, or 29.0%, from $847,000 in 1994 to $1.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 24.0% in 1994 to 25.6% in 1995.

     Income from Operations. Income from operations increased $153,000, or 55.1%, from $277,000 in 1994 to $430,000 in 1995. As a percentage of net revenue, income from operations increased from 7.9% in 1994 to 10.1% in 1995.

  1994 Compared to Period from March 1, 1993 through December 31, 1993

     Net Revenue. Net revenue increased $732,000, or 26.2%, from $2.8 million in 1993 to $3.5 million in 1994. The increase in net revenue was primarily attributable to an additional three months of operation in 1994.

     Cost of Goods Sold. Cost of goods sold increased $648,000, or 37.0%, from $1.8 million in 1993 to $2.4 million in 1994. As a percentage of net revenue, cost of goods sold increased from 62.7% in 1993 to 68.1% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $76,000, or 9.9%, from $771,000 in 1993 to $847,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.6% in 1993 to 24.0% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue in 1994.

     Income from Operations. Income from operations increased $8,000, or 3.0%, from $269,000 in 1993 to $277,000 in 1994. As a percentage of net revenue, income from operations decreased from 9.7% in 1993 to 7.9% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Vision Holding Company, Inc. (dollar amounts in thousands):

                                                                                      THREE
                                                                                     MONTHS
                                                                                   ENDED MARCH
                                                        YEAR ENDED DECEMBER 31,        31,
                                                        -----------------------    -----------
                                                        1993(1)   1994    1995     1995   1996
                                                        -------   -----   -----    ----   ----
    Net cash flow provided by operating activities.....  $ 317    $ 445   $ 531    $(33)  $ 61
    Net cash provided by (used in) investing
      activities.......................................    (33)    (330)    113     (30)    (6)
    Net cash provided by (used in) financing
      activities.......................................    (88)    (250)   (123)     31    (12)
                                                        -------   -----   -----    ----   ----
    Increase (decrease) in cash and cash equivalents...  $ 196    $(135)  $ 521    $(32)  $ 43
                                                        ======    =====   =====    ====   ====

- ---------------
(1) Period from March 1, 1993 through December 31, 1993.

     From March 1, 1993 through the three months ended March 31, 1996, Vision Holding Company, Inc. generated $1.4 million in net cash from operating activities. During this period, $1.2 million was generated from net income plus non-cash charges, and was enhanced by $200,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of payments on long-term debt.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                             THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                          MARCH 31,
                                   -------------------------------------------------    ----------------------------
                                        1993              1994             1995            1995            1996
                                   --------------     -------------    -------------    -----------    -------------
Net revenue......................  $3,532   100.0%    $3,715  100.0%   $4,233  100.0%   $978  100.0%   $1,190  100.0%
Cost of goods sold...............   2,032    57.6      2,113   56.9     2,271   53.7     562   57.5       642   53.9
                                   ------   -----     ------  -----    ------  -----    ----  -----    ------  -----
Gross margin.....................   1,500    42.4      1,602   43.1     1,962   46.3     416   42.5       548   46.1
Selling, general and
  administrative expenses........   1,859    52.6      1,468   39.5     1,653   39.0     379   38.7       376   31.6
                                   ------   -----     ------  -----    ------  -----    ----  -----    ------  -----
Income (loss) from operations....  $ (359)  (10.2)%   $  134    3.6%   $  309    7.3%   $ 37    3.8%   $  172   14.5%
                                   ======   =====     ======  =====    ======  =====    ===== =====    ======  =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $212,000, or 21.7%, from $978,000 for the three months ended March 31, 1995 to $1.2 million for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $80,000, or 14.2%, from $562,000 for the three months ended March 31, 1995 to $642,000 for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 57.5% for the three months ended March 31, 1995 to 53.9% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses remained relatively constant at $376,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 38.7% for the three months ended March 31, 1995 to 31.6% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue.

     Income from Operations. Income from operations increased $135,000, or 364.2%, from $37,000 for the three months ended March 31, 1995 to $172,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations increased from 3.8% for the three months ended March 31, 1995 to 14.5% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $518,000, or 13.9%, from $3.7 million in 1994 to $4.2 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $158,000, or 7.5%, from $2.1 million in 1994 to $2.3 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 56.9% in 1994 to 53.7% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $184,000, or 12.5%, from $1.5 million in 1994 to $1.7 million in 1995. As a percentage of net revenue, selling, general and administrative expenses remained relatively constant at 39.0%.

     Income from Operations. Income from operations increased $175,000, or 131.3%, from $134,000 in 1994 to $309,000 in 1995. As a percentage of net revenue, income from operations increased from 3.6% in 1994 to 7.3% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $183,000, or 5.2%, from $3.5 million in 1993 to $3.7 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $81,000, or 4.0%, from $2.0 million in 1993 to $2.1 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 57.6% in 1993 to 56.9% in 1994. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $391,000, or 21.0%, from $1.9 million in 1993 to $1.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 52.6% in 1993 to 39.5% in 1994.

     Income (Loss) from Operations. Income (loss) from operations increased $493,000 to $134,000 in 1994 from ($359,000) in 1993. As a percentage of net revenue, income (loss) from operations increased from (10.2%) in 1993 to 3.6% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Comerford's Heating and Air Conditioning, Inc. (dollar amounts in thousands):

                                                                                THREE MONTHS
                                                         YEAR ENDED DECEMBER       ENDED
                                                                 31,             MARCH 31,
                                                        ---------------------   ------------
                                                        1993    1994    1995    1995   1996
                                                        -----   -----   -----   ----   -----
    Net cash flow provided by operating activities....  $ 294   $(275)  $ 614   $ 26   $ 161
    Net cash provided by (used in) investing
      activities......................................   (135)   (104)   (104)    (5)   (116)
    Net cash provided by (used in) financing
      activities......................................     (6)    (10)   (213)    (3)     (3)
                                                        -----   -----   -----   ----   -----
    Increase (decrease) in cash and cash
      equivalents.....................................  $ 153   $(389)  $ 297   $ 18   $  42
                                                        =====   =====   =====   ====   =====

     From 1993 through the three months ended March 31, 1996, Comerford's Heating and Air Conditioning, Inc. generated $794,000 in net cash from operating activities. During this period, $635,000 was generated from net income plus non-cash charges, and was enhanced by $159,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of distributions to shareholders. In 1995, Comerford's Heating and Air Conditioning, Inc. distributed $201,000 to shareholders.

                            ROLF COAL AND FUEL CORP.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                            MARCH 31,
                                  ------------------------------------------------    -------------------------------
                                      1993              1994             1995             1995              1996
                                  -------------     -------------    -------------    -------------     -------------
Net revenue.....................  $3,036  100.0%    $3,977  100.0%   $4,105  100.0%   $1,262  100.0%    $1,322  100.0%
Cost of goods sold..............   1,516   50.0      1,940   48.8     1,867   45.5       628   49.7        558   42.2
                                  ------  -----     ------  -----    ------  -----    ------  -----     ------  -----
Gross margin....................   1,520   50.0      2,037   51.2     2,238   54.5       634   50.3        764   57.8
  Selling, general and
    administrative expenses.....   1,568   51.6      1,941   48.8     2,143   52.2       687   54.5        859   65.0
                                  ------  -----     ------  -----    ------  -----    ------  -----     ------  -----
Income (loss) from operations...  $  (48)  (1.6%)   $   96    2.4%   $   95    2.3%   $  (53)  (4.2%)   $  (95)  (7.2%)
                                  ======  =====     ======  =====    ======  =====    ======  =====     ======  =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue was relatively unchanged at $1.3 million for the three months ended March 31, 1996 as compared to the three months ended March 31, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $70,000, or 11.1%, from $628,000 for the three months ended March 31, 1995 to $558,000 for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 49.7% for the three months ended March 31, 1995 to 42.2% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products, particularly service contracts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $172,000, or 25.1%, from $687,000 for the three months ended March 31, 1995 to $859,000 for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 54.5% for the three months ended March 31, 1995 to 65.0% for the three months ended March 31, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income (Loss) from Operations. Income (loss) from operations was ($95,000) for the three months ended March 31, 1996 as compared to ($53,000) for the three months ended March 31, 1995.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $128,000, or 3.2%, from $4.0 million in 1994 to $4.1 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold was relatively unchanged at $1.9 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 48.8% in 1994 to 45.5% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $202,000, or 10.4%, from $1.9 million in 1994 to $2.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 48.8% in 1994 to 52.2% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in compensation expense.

     Income from Operations. Income from operations remained relatively unchanged at $95,000.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $941,000, or 31.0%, from $3.0 million in 1993 to $4.0 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $424,000, or 28.0%, from $1.5 million in 1993 to $1.9 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 50.0% in 1993 to 48.8% in 1994. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $373,000, or 23.8%, from $1.6 million in 1993 to $1.9 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 51.6% in 1993 to 48.8% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income (Loss) from Operations. Income (loss) from operations increased to $96,000 in 1994 from ($48,000) in 1993. As a percentage of net revenue, income
(loss) from operations increased from (1.6%) in 1993 to 2.4% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Rolf Coal and Fuel Corp. (dollar amounts in thousands):

                                                                               THREE MONTHS
                                                             YEAR ENDED            ENDED
                                                            DECEMBER 31,         MARCH 31,
                                                         -------------------   -------------
                                                         1993    1994   1995   1995    1996
                                                         -----   ----   ----   -----   -----
    Net cash flow provided by operating activities.....  $ 249   $313   $210   $(164)  $(175)
    Net cash provided by (used in) investing
      activities.......................................    (24)   (76)   (62)     (6)    (36)
    Net cash provided by (used in) financing
      activities.......................................   (103)   (52)   (79)     50      19
                                                         -----   ----   ----   -----   -----
    Increase (decrease) in cash and cash equivalents...  $ 122   $185   $ 69   $(120)  $(192)
                                                         =====   ====   ====   =====   =====

     From 1993 through the three months ended March 31, 1996, Rolf Coal and Fuel Corp. generated $597,000 in net cash from operating activities. During this period, $56,000 was generated from net income plus non-cash charges, and was enhanced by $541,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of proceeds from and payments on long-term debt.

REMAINING COMPANIES

     The following presents management's discussion of the results of operations, as presented in the financial statements of certain Predecessor Companies appearing elsewhere in the Prospectus. The companies which are combined are Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc. and Service Experts of Palm Springs, Inc. (collectively, the "Remaining Companies").

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                       THREE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                              MARCH 31,
                        ----------------------------------------------------    --------------------------------
                             1993              1994               1995               1995              1996
                        --------------    ---------------    ---------------    --------------    --------------
    Net revenue........ $6,593   100.0%   $12,053   100.0%   $16,867   100.0%   $3,555   100.0%   $3,955   100.0%
    Cost of goods
      sold.............  4,193    63.6      7,950    65.9     10,194    60.4     2,294    64.5     2,454    62.0
                        ------   -----    -------   -----    -------   -----    ------   -----    ------   -----
    Gross margin.......  2,400    36.4      4,103    34.1      6,673    39.6     1,261    35.5     1,501    38.0
      Selling, general
        and
        administrative
        expenses.......  2,078    31.5      3,526    29.3      5,065    30.1       976    27.5     1,372    34.7
                        ------   -----    -------   -----    -------   -----    ------   -----    ------   -----
    Income from
      operations....... $  322     4.9%   $   577     4.8%   $ 1,608     9.5%   $  285     8.0%   $  129     3.3%
                        ======   =====    ========  =====    ========  =====    ======   =====    ======   =====

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

     Net Revenue. Net revenue increased $400,000, or 11.2%, from $3.6 million for the three months ended March 31, 1995 to $4.0 million for the three months ended March 31, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $160,000, or 7.0%, from $2.3 million for the three months ended March 31, 1995 to $2.5 million for the three months ended March 31, 1996. As a percentage of net revenue, cost of goods sold decreased from 64.5% for the three months ended March 31, 1995 to 62.0% for the three months ended March 31, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $396,000, or 40.5%, from $976,000 for the three months ended March 31, 1995 to $1.4 million for the three months ended March 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 27.5% for the three months ended March 31, 1995 to 34.7% for the three months ended March 31, 1996. The increase as a percentage of net revenue was primarily attributable to increase in compensation expense.

     Income from Operations. Income from operations decreased $156,000, or 54.7%, from $285,000 for the three months ended March 31, 1995 to $129,000 for the three months ended March 31, 1996. As a percentage of net revenue, income from operations decreased from 8.0% for the three months ended March 31, 1995 to 3.3% for the three months ended March 31, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $4.8 million, or 39.9%, from $12.1 million in 1994 to $16.9 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $2.2 million, or 28.2%, from $8.0 million in 1994 to $10.2 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 65.9% in 1994 to 60.4% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.6 million, or 43.7%, from $3.5 million in 1994 to $5.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased slightly from 29.3% in 1994 to 30.1% in 1995.

     Income from Operations. Income from operations increased $1.0 million, or 178.6%, from $577,000 in 1994 to $1.6 million in 1995. As a percentage of net revenue, income from operations increased from 4.8% in 1994 to 9.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $5.5 million, or 82.8%, from $6.6 million in 1993 to $12.1 million in 1994. The increase in net revenue was primarily attributable to the start-up of several of the Remaining Companies in 1994.

     Cost of Goods Sold. Cost of goods sold increased $3.8 million, or 89.6%, from $4.2 million in 1993 to $8.0 million in 1994. As a percentage of net revenue, cost of goods sold increased from 63.6% in 1993 to 65.9% in 1994. The increase as a percentage of net revenue is attributable to an emphasis on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.4 million, or 69.7%, from $2.1 million in 1993 to $3.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 31.5% in 1993 to 29.3% in 1994.

     Income from Operations. Income from operations increased $255,000, or 79.4%, from $322,000 in 1993 to $577,000 in 1994. As a percentage of net revenue, income from operations remained relatively constant at 4.8%.

Liquidity and Capital Resources

     The following table sets forth selected information from the Remaining Companies' combined statement of cash flows (dollar amounts in thousands):

                                                                               THREE MONTHS
                                                        YEAR ENDED DECEMBER        ENDED
                                                                31,              MARCH 31,
                                                        --------------------   -------------
                                                        1993   1994    1995    1995    1996
                                                        ----   -----   -----   -----   -----
    Net cash flow provided by operating activities....  $360   $ 314   $ 755   $ 219   $ 217
    Net cash provided by (used in) investing
      activities......................................   (85)   (526)   (456)    (61)   (283)
    Net cash provided by (used in) financing
      activities......................................   109     275    (163)   (220)   (246)
                                                        ----   -----   -----   -----   -----
    Increase (decrease) in cash and cash
      equivalents.....................................  $384   $  63   $ 136   $ (62)  $(312)
                                                        ====   =====   =====   =====   =====

     From 1993 through the three months ended March 31, 1996, the Remaining Companies generated $1.6 million in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of distributions to shareholders and proceeds from long-term notes.

                                    BUSINESS

GENERAL

     Simultaneously with, and as a condition to, the completion of the Offering, the Company will acquire all of the outstanding capital stock of the Predecessor Companies. Upon completion of the Combination, the Company will be one of the leading providers of residential HVAC services and replacement equipment in the United States. See "The Combination." The Company's 1995 pro forma revenues were approximately $59.7 million. The Predecessor Companies have experienced compounded annual revenue growth of approximately 33.5% from 1991 to 1995.

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. In 1995, management estimates that over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company intends to implement an aggressive acquisition strategy which will target for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry, familiar with CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the policies and procedures developed by CSG.

HVAC SERVICE AND REPLACEMENT INDUSTRY

     The HVAC industry consists of (i) the installation, replacement, maintenance, service and repair of HVAC systems at existing residences and commercial businesses and (ii) the installation of HVAC systems at newly constructed homes and businesses. The Company primarily provides installation and replacement services to existing homes and small to medium-sized businesses.

     According to Air Conditioning, Heating and Refrigeration News, there are approximately 43 million central air conditioners, 54 million furnaces and 9 million heat pumps in operation in homes in the United States. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased steadily in size over the past ten years as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning. According to the Air Conditioning and Refrigeration Institute, over 61 million central air conditioners have been installed in the United States since 1975. Many of the units installed from the mid-1970s to the mid-1980s are reaching the end of their useful lives, thus providing a growing replacement market. In addition, in recent years, increased governmental regulation restricting the use of ozone depleting refrigerants in HVAC systems has contributed to the growing replacement market. See "Regulation."

     Management believes that HVAC businesses are typically closely held, single-center operations that serve a limited geographic area and are heavily dependent upon referrals to generate business. Management believes that, in many cases, these businesses are operated by former service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators. Management believes that larger companies are able to operate more efficiently, offer customers a broader array of products and services and provide a higher level of customer service than smaller operators. These competitive advantages are the result of greater managerial and financial resources as well as economies of scale in purchasing and marketing expenses. Management believes that these factors will continue to promote a trend toward consolidation in the industry and present an opportunity for well-capitalized operators to acquire additional businesses on favorable terms.

STRATEGY

     The Company's goal is to become the leading provider of residential HVAC services and replacement equipment in the United States through the acquisition of CSG members in new markets, the integration of other HVAC business in existing markets and the continued revenue and profit growth of its Service Centers.

  Acquisition Strategy

     The Company intends to implement an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into new geographic areas and further penetration into existing markets. The U.S. residential HVAC service industry is currently highly fragmented. Management believes that many HVAC businesses, which lack the capital necessary to expand operations and the ability to exit their business profitably, will desire to affiliate with the Company because the Company will provide (i) business and marketing systems that enable a company to operate more profitably, (ii) the opportunity to increase the operator's focus on customer service rather than administration, (iii) the potential for national name recognition and (iv) the opportunity for the owner to gain liquidity while, in some cases, continuing to manage the operations of the business. By expanding geographically, management believes the Company will be able to offset certain seasonal and economic trends that affect different regions of the country periodically. See "Risk Factors -- Seasonal and Cyclical Nature of the Industry" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Predecessor Companies."

     Expanding Geographic Presence through Hub Acquisitions of CSG Members. The Company plans to make "hub" acquisitions of existing HVAC businesses in new markets that are not being served by the Company. Management plans to target for acquisition HVAC businesses that are members of CSG and familiar with the Company's policies and procedures. Typically, these businesses have annual net revenue ranging from $2.0 million to $5.0 million. In evaluating such acquisitions, the Company will consider candidates that are in attractive markets, financially stable, experienced in the industry, familiar with CSG's operating methods and characterized by strong management.

     Expanding Market Penetration through the Acquisition of Other HVAC Businesses. The Company expects to increase market share through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and that present opportunities to reduce overhead or dispose of fixed assets to improve profitability. When acquired, the operations of such businesses will be integrated into the operations of existing hubs, enabling the Company to reduce overhead costs, sell redundant assets and consolidate operations within existing areas served by the Company. The Company does not intend to acquire non-CSG members in territories currently served by a CSG member unless and until that CSG member is acquired by the Company.

  Operating Strategy

     The Company intends to implement an operating strategy that incorporates the successful methods developed by CSG and capitalizes on the operating efficiencies resulting from the integration of the operations of the Predecessor Companies. The key elements of the Company's operating strategy are as follows:

     Providing Superior, High Quality Service in a Professional Manner. The Service Centers provide superior, high quality service at a competitive price and in a friendly, professional manner. In order to provide such service, the Company requires that all service technicians, maintenance technicians and installers employed by the Company complete comprehensive training programs designed to teach employees the Company's operating procedures. Such procedures are described in CSG's training manuals which provide detailed instructions in areas such as residential replacement sales, residential installation, preventive maintenance agreements, service and routine maintenance. The Company has standard policies and operating procedures intended to result in a uniform level of professional, high quality service, including installation and maintenance procedures, random drug-testing of all employees, the technician's appearance and the use of "Carpet Saver" shoe coverings when inside a customer's home. The Service Centers utilize a flat rate billing system that advises the customer of the cost of service before work begins and charges the quoted price regardless of the actual time necessary to repair the system. The Service Centers are generally open for business from 8:00 a.m. to 8:00 p.m. on weekdays, and most are open on Saturday from 8:00 a.m. to 4:00 p.m. Management believes that by providing evening and Saturday service, in addition to 24 hour emergency service, the Service Centers are able to better accommodate customers than most of its competitors. In addition, the Company guarantees complete customer satisfaction and offers a toll-free "Customer Can't Lose" phone line to address customer complaints and questions.

     Increasing Revenue at Service Centers. The Company intends to actively promote its maintenance agreements to both new and existing customers. See "Service Centers -- Maintenance and Service Agreements." The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. The Company offers a wide assortment of financing packages designed to enable customers to purchase equipment and services from the Company in the most convenient and cost-effective manner possible. The Company also offers its customers a Professional Courtesy(TM) credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

     The Service Centers utilize local print advertising and targeted marketing promotions designed by CSG, including maintenance technician referrals, service technician referrals, yellow page advertising and direct mail campaigns followed up by telemarketing. During the off-peak spring and fall months, the Service Centers aggressively market products and services which generate revenue during such months and help to offset increased demand historically experienced in the summer and winter months. Management believes that such marketing efforts will result in increased business for its Service Centers. In 1995, advertising and marketing expenditures were 1.6% as a percentage of the Company's pro forma net revenue.

     The Company offers a number of services and products that are not available from most HVAC contractors. Indoor air quality ("IAQ") has become an increasingly popular and profitable segment of the industry. According to industry sources, the market for IAQ products and services in the United States was estimated to be $1.8 billion in 1994 and is expected to double by the year 2000 as public awareness of indoor air pollution, which the U.S. Environmental Protection Agency now ranks as one of the top five environmental health threats, continues to grow. As technology has improved, HVAC businesses have begun to utilize equipment that monitors the levels of certain harmful substances in the air of a customer's home. The Company's technicians are trained to educate customers on the harmful effects of these substances, which can cause fatigue, inattentiveness, allergies, asthma, hyper-sensitivity and respiratory diseases. The Company offers and actively promotes a variety of IAQ services designed to detect and correct unhealthy air quality.

Among these services are duct cleaning, fresh air ventilation and heat recovery systems, ultraviolet light processes and the sale and installation of ozonators.

     Achieving Operating Efficiencies. Manufacturers of HVAC equipment have historically offered more favorable prices and rebates to high volume purchasers. Management believes that the Company will be able to increase the discounts and rebates available to the Predecessor Companies prior to the Combination. In addition, the Company expects to achieve increased operating efficiencies by consolidating certain functions at the corporate level, including negotiating purchase terms for HVAC equipment, sales management, purchasing and leasing of service vehicles and accounting, insurance, financial management, marketing and legal support.

     The Company intends to implement a uniform system of budgets, forecasts, reports and financial controls for its Service Centers. In addition, each of the Service Centers generates and provides to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company will use such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which will enable each Service Center to track and compare its performance with the other Service Centers.

     Attracting and Retaining Quality Employees. Management believes the Service Centers attract and retain quality employees by providing (i) an environment that emphasizes professionalism and customer satisfaction, (ii) extensive training that allows employees to advance to higher-earning positions and (iii) stability of income because the Service Centers do not experience the cyclical lay-offs typically found in the HVAC industry. The Company has a cash bonus program for each Service Center pursuant to which managers may earn bonuses based on the performance of the Service Center and the Company relative to established goals set by the Service Center's president and the Company. The Service Centers are operated by managers who are trained in the CSG operating methods and procedures and who management believes are better educated than a typical HVAC service business operator.

     Potential employees must pass extensive interviews and background checks, where permitted, as well as technical tests prior to being hired. All service technicians, maintenance technicians and installers employed by the Company are required to complete comprehensive training programs designed to teach employees the Company's operating procedures. Such training programs are conducted both at the Service Centers and at CSG sponsored seminars. Management believes that its policies have resulted in a low rate of employee turnover. See "Contractor Success Group."

     Developing a National Reputation. Management believes that successful implementation of the Company's operating strategy will enable it to establish a national reputation for superior, high quality service. By developing a national reputation, management believes the Company will appeal to a large number of customers who are familiar with and rely upon a large, stable company with a national reputation for providing high quality service.

CONTRACTOR SUCCESS GROUP

     CSG, a wholly-owned subsidiary of the Company, was formed in 1991 to offer HVAC companies proprietary products and marketing, management, educational and advisory services not available from industry trade associations. Currently, there are over 270 members of CSG serving distinct market areas in the United States and Canada defined primarily by zip codes. CSG offers its members a competitive edge over other contractors in the market by providing useful management and technical skills, training programs and proprietary products. In exchange, CSG members pay an initial fee upon joining CSG and a quarterly fee thereafter. In 1995, CSG collected fees totaling approximately $3.1 million. CSG members are granted exclusive rights to the territory in which they operate. The Company intends to continue to build and expand the membership of CSG.

     CSG licenses to its members copyrighted training manuals that cover in specific detail every aspect of owning and operating an HVAC service and replacement company, including residential replacement sales, residential maintenance, service contracts, residential installation, business planning and service dispatch. In addition, CSG members receive materials containing, and attend conferences discussing, methods and procedures to operate an efficient, profitable company, including (i) daily report forms designed to provide accurate and timely sales and cost information essential to determining the performance of an HVAC business, (ii) "Scorecard," a monthly report distributed to CSG members comparing top producers among members, (iii) contracts and forms, including non-competition agreements for employees, sales and service contracts, (iv) marketing promotions that are tested and proven with specific instructions on how to tailor advertising for the member's market and (v) quarterly projects introducing to CSG members new products and services designed to increase productivity.

  Seminars and Services

     Potential CSG subscribers are invited to attend an informational seminar at CSG's facility in St. Louis, Missouri where they are introduced to the CSG concept and are invited to join the organization. Upon paying the initial fee, CSG subscribers attend "Boot Camp" which is an intensive four-day workshop conducted by CSG three times each year. At Boot Camp, HVAC contractors are educated on all aspects of operating an HVAC service and replacement business. Attendees receive presentations and materials that explain in specific detail the methods and procedures successfully utilized by CSG members. Topics covered include administration, sales, service, advertising, direct marketing, maintenance, service contracts, acquisitions and accounting. CSG members may also attend "Success Convention," which is a quarterly two-day convention of CSG members designed to allow the members to compare ideas and projects and at which quarterly projects are presented, and "Sales Extravaganza," which is an annual convention designed to encourage and motivate a member's salespeople, selling technicians and telemarketers.

  Future University

     Future University is a corporation that offers to CSG members for an additional enrollment fee technical and operational educational programs designed to improve the profitability of the CSG member's business. The technical programs offer installers and technicians a combination of classroom and on-the-job-training during one and two week sessions. Technicians receive skills training that will enable them to effectively analyze customer problems and offer efficient solutions. In the maintenance training classes, for example, technicians are trained to maximize the operating efficiency of HVAC systems, assure safe operation of systems and reduce the chances of future breakdowns. In the sales training classes, technicians are trained to deal with customer expectations, use and promote various products and services, develop leads, explain financing programs and improve on various customer relations skills. In sending technicians to the Future University program, CSG members are able to develop a high level of commitment in their employees. The technical programs are held in Little Rock, Arkansas under an exclusive licensing arrangement with Hardwick Air Masters, Inc., one of the Predecessor Companies. Pursuant to the current licensing arrangement, Hardwick Air Masters, Inc. receives 70% of the revenue from the technical programs and Future University receives 30% of such revenue. The operational programs offer to general managers and salespeople a variety of classes covering residential sales training, replacement sales, marketing and promotions, telemarketing and general operations. These programs are held in Houston, Texas.

     Management believes that Future University is the only comprehensive training school for management, salespeople, installers and technicians in the residential HVAC industry. Since its formation in 1991, over 1,000 students per year have completed Future University's technical and operational training programs.

SERVICE CENTERS

  General

     Management estimates that during 1995 the Service Centers' service and maintenance technicians responded to over 120,000 maintenance, repair and service calls. The services offered by each Service Center include (i) the sale of replacement central air conditioners, furnaces and heat pumps, (ii) the maintenance and repair of HVAC units, (iii) diagnostic analysis of the condition of existing unit and (iv) the sale of ancillary products such as IAQ devices and monitors. Most of the Service Centers employ an in-house sales force that sells replacement units, installation technicians who install replacement equipment in existing homes, service technicians who service and maintain the equipment, and an administrative staff to perform dispatching, purchasing and other administrative functions. In addition, some of the Service Centers offer plumbing services. Management believes that in 1995 the installation and servicing of plumbing systems represented less than 5% of the Company's pro forma net revenue. The Company anticipates that some Service Centers will continue to offer plumbing services, but currently does not intend to further develop such business.

     All of the Service Centers' technicians are trained to promote the Company's preventive maintenance agreements and to cross-market IAQ equipment and other ancillary services and products offered by the Company. Service technicians are trained to perform service and maintenance in a professional manner, to identify problems with existing HVAC systems and to offer customers the most practical, cost-effective solution to their problem, whether that involves repairing the existing system or suggesting a replacement system or part. Often this involves providing customers with information on products to upgrade their system and improve efficiency as well as informing them about the advantages and disadvantages of a particular product or service. Maintenance technicians perform routine maintenance examinations of HVAC systems in an effort to keep the systems in working order and to identify potential problems before they become too costly to correct.

     Management believes that most HVAC contractors charge the cost of the materials and the hourly rate for the actual time it takes to install or repair the system. In contrast, the Company utilizes a flat rate pricing system that advises the customer of the cost of service before work begins and charges the quoted price regardless of the time necessary to repair the system. The Company's experience is that customers generally prefer this pricing method because it eliminates surprise or hidden costs. This pricing method also creates an incentive for the Company to hire quality technicians and to provide them with the training necessary to service customer needs efficiently.

  Sale of Replacement Units

     The replacement market for residential HVAC equipment is dependent upon the installed base of units, the mechanical life and usage of the equipment and technological advances in the efficiency of newer units. The Company believes the replacement market for HVAC units offers the potential for high growth and profitability in the future given the potential number of HVAC systems that will need replacement in the coming years and the Company's ability to effectively service that need. The market for replacement units is highly fragmented, with no single manufacturer dominating the market. In order to service the replacement market, the Company intends to establish relationships with several national, regional and local manufacturers of replacement units in order to offer a wide variety of products to its customers. The Company is not dependent on any manufacturers or distributors of replacement units, but rather has access to products from all over the country allowing the Company to offer products that its competition may be unable to provide.

     At the time of sale, a customer is offered a wide assortment of financing packages by the Service Center. A Service Center's installers and technicians, in addition to the salespeople, are trained to educate customers as to the financing options available, assist the customer in completing the credit application forms and determine whether the customer's financing is approved. The Company also offers its customers a Professional Courtesy credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

  Maintenance and Service Agreements

     The Company currently has approximately 30,000 maintenance agreements with customers. These agreements are for a term of one to three years and provide for two diagnostic and precision maintenance visits during the year at an average cost of approximately $135 per year. The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. Management believes that customers with maintenance agreements are the Company's most satisfied customers because of the many benefits offered by such agreements, including (i) energy savings resulting from a more efficient HVAC system, (ii) fewer and less costly emergency repairs, (iii) longer useful life for the HVAC system, (iv) discounted rates for service and (v) guaranteed same-day service in the event of an emergency repair. Maintenance agreements also allow the Company to more fully utilize its technicians during the historically slower spring and fall months by scheduling maintenance appointments during such time. Because systems under maintenance agreements are less likely to require emergency repairs, the Service Centers are able to provide more prompt service to emergency and new service calls.

     The Company currently has approximately 1,000 service agreements with customers. These agreements are generally for a term of one year and provide for the repair of any problem with the customer's system at no additional cost to the customer. Pursuant to the terms of such service agreements, if the cost of repair exceeds the value of the customer's HVAC system, the Company is not required to repair the system and the customer receives a $300 discount if he purchases a replacement unit from the Company. In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state. In such states, the Company insures its service agreements through licensed insurers. Management believes that the Company has made adequate provision for potential claims under these agreements. See "Regulation."

  Locations

     The Company currently operates 12 Service Centers in nine states. The following table sets forth certain information regarding these Service Centers:

                                                                       AREA OF       YEAR
                     SERVICE CENTER                       STATE       OPERATION     FOUNDED
    -------------------------------------------------  -----------  -------------  ---------
    Norrell Heating & Air Conditioning, Inc..........  Alabama      Birmingham          1953
    Hardwick Air Masters, Inc........................  Arkansas     Little Rock         1970
    Service Experts of Palm Springs, Inc.............  California   Palm Springs        1993
    Comerford's Heating and Air Conditioning, Inc....  California   Pleasanton          1974
    Coastal Air Conditioning Service, Inc............  Georgia      Savannah            1976
    Rolf Coal and Fuel Corp..........................  Indiana      Fort Wayne          1904
    Brand Heating & Air Conditioning, Inc............  Indiana      Lafayette           1991
    Gilley's Heating & Cooling, Inc..................  Louisiana    Monroe              1980
    Vision Holding Company, Inc......................  Missouri     Kansas City         1982
    Air Experts, a United Services Co., Inc..........  Missouri     St. Louis           1981
    AC Service & Installation Co., Inc./
        Donelson Air Conditioning Company, Inc.......  Tennessee    Nashville      1974/1968
    Arrow Heating & Air Conditioning, Inc............  Wisconsin    Racine              1992

  Commercial Service and Replacement

     Some of the Service Centers offer HVAC services to small and medium-sized businesses. In 1995, revenues generated from the provision of services and sale of products to commercial customers represented less than 20% of the Company's pro forma net revenue. The Service Centers target restaurants, small office buildings, warehouses and theaters as potential prospects for its commercial services. The Company's commercial sales representatives receive extensive training designed to enable the representatives to promote the Company's services and products effectively. The services offered to commercial customers are generally the same as services offered to residential customers, including the analysis, maintenance and repair of existing HVAC systems, the sale of replacement systems and the sale of ancillary products, including IAQ devices and services. The Company does not plan to further develop this business.

SERVICES AND OPERATIONS

     The Company provides management, financial and accounting services for all of the Service Centers' operations. Management intends to provide certain financial control support, including budgets, forecasts and reports, while allowing each general manager of a Service Center to manage its day-to-day operations. The Company intends to provide the following services:

  Purchasing

     Because of the number of Service Centers operated by the Company, management believes the Company will be able to negotiate at a lower cost (i) the purchase of HVAC units, parts and supplies, (ii) the purchase and lease of service vehicles and (iii) the provision of accounting, insurance, financial management, marketing and legal support. The principal manufacturers of the products sold by the Company include The Trane Company, Carrier Air Conditioning, Inc., Lennox Industries, Inc. and Rheem Manufacturing Company. Each Service Center will order products from the manufacturers or distributors at the discounted rate negotiated by the Company. The Service Centers generally order equipment only upon receipt of a contract for purchase from a customer, enabling them to maintain low inventory.

  Management Information Systems

     The Service Centers currently utilize various compatible management and financial information systems. The Company intends to convert the Service Centers' current systems to an integrated system within the next 18 months. The implementation of an integrated system will allow the Company to maintain greater control over the operations of its Service Centers. The Company intends to track important data related to the Service Centers' operations and financial performance and to monitor all advertising expenditures. In addition, the Service Centers will generate and provide to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company will use such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which will enable each Service Center to track and compare its performance with the other Service Centers.

  Employee Screening and Training

     Prior to employment, potential employees of the Company must take comprehensive tests to determine their technical expertise. In addition, all employees of the Company are required to pass a drug test prior to employment and are thereafter subject to random drug testing. Failure to take or pass a drug test results in immediate termination of employment. Once hired, employees of the Company are required to complete various training programs covering technical skills and communication and sales techniques. In addition, employees periodically attend educational seminars and conventions conducted by CSG. See "Contractor Success Group."

  Advertising and Marketing

     The Company's advertising and marketing programs are designed to attract new customers and to stimulate increased demand from existing customers. Each Service Center, utilizing materials produced by CSG, develops customized marketing programs tailored to meet the needs of its local customer base. Emphasizing superior, high quality service, the Service Centers market directly to prospective and existing customers through local print advertising, yellow page advertising and direct mail campaigns followed up by telemarketing. In 1995, advertising and marketing expenditures were 1.6% as a percentage of the Company's pro forma net revenue.

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet stricter future standards. In addition, installers must comply with local building codes when installing HVAC units in residences and commercial buildings.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state.

TRADEMARKS

     "Service Experts" is registered as a federal trademark with the United States Patent and Trademark Office. The Company currently licenses the Service Experts name and logo to two companies that are members of CSG. The Company owns and licenses numerous proprietary products used by the Service Centers and other CSG members. See "Contractor Success Group." In addition, the Company owns approximately 38% of the issued and outstanding common stock of "Future University," which is registered as a federal trademark with the United States Patent and Trademark Office. See "Contractor Success Group -- Future University." The Company regards its trademarks as having significant value and being an important factor in the development and marketing of its operations. The Company's policy is to pursue registration of its trademarks whenever possible and to oppose vigorously any infringement of its trademarks.

COMPETITION

     The HVAC service and replacement industry is highly competitive in each of the markets in which the Company operates. The Company's Service Centers will compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In certain markets, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relative low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources.

EMPLOYEES

     Upon completion of the Combination, Management estimates that the Company will have approximately 600 employees. None of the Company's employees is represented by a collective bargaining agreement.

PROPERTIES

     The Company currently leases the building and underlying real estate on which each of its 12 Service Centers is located pursuant to leases with terms generally ranging from five to ten years on terms the Company believes to be commercially reasonable. Total rental expense for the Company's leased centers in 1995 was approximately $400,000. The Company plans to continue to lease rather than purchase space for the Service Centers to maximize the Company's available capital.

     The Company leases approximately 24,000 square feet of office space in Nashville, Tennessee for its corporate headquarters. The remaining term of the lease on this office space is approximately 10 years, and the Company pays annual rent of $140,000. The Company also maintains an office in approximately 3,600 square feet of office space leased in Chesterfield, Missouri. The remaining term of the lease on this office space is approximately 18 months, and the Company pays annual rent of approximately $60,000.

INSURANCE

     The Company maintains general liability and property insurance. The costs of insurance coverage varies, and the availability of certain coverage has fluctuated in recent years. The Company intends to consolidate the purchase of insurance for its operations, which management believes will result in savings from the amounts paid by the Predecessor Companies prior to the Combination. While management believes, based upon its claims experience, that the Company's present insurance coverage is adequate for its current operations, there can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

LEGAL PROCEEDINGS

     The Company does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the Company. The Company and its Service Centers may, from time to time, be a party to litigation or administrative proceedings which arise in the normal course of its business.

                                THE COMBINATION

OVERVIEW

     Simultaneously with, and as a condition to, the closing of the Offering, the Company will consummate the Combination. The consideration to be paid by the Company in the Combination will consist of shares of Common Stock and cash, as set forth in the Combination Agreements, which provide for the allocation of shares of Common Stock among the Predecessor Companies and their owners based on the relative amounts of "Adjusted Net Income" of the Predecessor Companies for the 1995 calendar year. Adjusted Net Income is defined in the Combination Agreements as the Predecessor Company's net income presented in its financial statements for the 1995 calendar year, adjusted to exclude all nonrecurring income and expense and to include (i) all adjustments necessary to present rents at market, (ii) such adjustments to salary as are agreed to by the parties,
(iii) all adjustments necessary to give effect to federal and state income taxes as if a Predecessor Company that is not a C corporation had been a C corporation during the 1995 calendar year and (iv) certain other adjustments agreed to by the parties. In the event a Predecessor Company's stockholders' equity as a percentage of net revenue was less than 10% as presented in its financial statements for the 1995 calendar year, the consideration to be paid by the Company will be reduced by an amount equal to the capital contribution required to result in stockholders' equity as a percentage of net revenue equal to 10%. The consideration to be paid by the Company also will be reduced by (i) the amount of outstanding indebtedness of the Predecessor Companies at the time of the closing of the Combination, other than indebtedness incurred after December 31, 1995 for the purchase of fixed assets, and (ii) in the case of any shareholder, the amount of any indebtedness of such shareholder payable to the Predecessor Company at the time of closing. The aggregate consideration to be paid by the Company in the Combination will consist of 4,537,900 shares of Common Stock and $18.3 million in cash, assuming an initial offering price of $14.00 per share and that there is no reduction in the consideration to be paid by the Company as described above. The Company plans to use approximately $19.7 million of the net proceeds from the Offering to pay the cash portion of the consideration due at closing and certain outstanding indebtedness arising from the Combination. Approximately 2,090,993 shares of Common Stock and $9.8 million in cash will be paid to stockholders of the Predecessor Companies who are executive officers, directors or 5% stockholders of the Company (assuming an initial offering price of $14.00 per share) as a result of which such persons will beneficially own approximately 41.1% of the outstanding Common Stock immediately following the Offering. See "Risk Factors -- Control by Management and Principal Stockholders," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Predecessor Companies -- Liquidity and Capital Resources," "Certain Transactions," "Shares Eligible for Future Sale," and the Pro Forma Combining Financial Statements and notes thereto appearing elsewhere in this Prospectus.

     The following table sets forth the consideration to be paid by the Company to the stockholders of each of the Predecessor Companies in the Combination:

                                                                    SHARES OF
                                                                     COMMON
                         PREDECESSOR COMPANY                          STOCK     CASH(1)(2)
    --------------------------------------------------------------  ---------   -----------
    AC Service & Installation Co., Inc. and Donelson Air
      Conditioning Company, Inc...................................  1,152,718   $ 5,379,355
    Air Experts, a United Services Co., Inc.......................    114,044       532,204
    Arrow Heating & Air Conditioning, Inc.........................    223,701     1,043,939
    Brand Heating & Air Conditioning, Inc.........................    185,102       863,808
    Coastal Air Conditioning Service, Inc.........................    243,907       179,721
    Comerford's Heating and Air Conditioning, Inc.................    350,063     1,526,504
    Contractor Success Group, Inc.................................    775,059     3,616,940
    Gilley's Heating & Cooling, Inc...............................    164,691       576,418
    Hardwick Air Masters, Inc.....................................    350,471        63,367
    Norrell Heating & Air Conditioning, Inc.......................    356,167     1,662,114
    Rolf Coal and Fuel Corp.......................................    274,582     1,281,384
    Service Experts of Palm Springs, Inc..........................     91,674       427,811
    Vision Holding Company, Inc...................................    255,721     1,193,365
                                                                    ---------   -----------
              Total...............................................  4,537,900   $18,346,930
                                                                     ========    ==========

- ---------------

(1) Assumes an initial offering price of $14.00 per share and that there is no reduction in the consideration to be paid by the Company as described above.
(2) All of the cash consideration payable in the Combination will be paid from the proceeds of the Offering and, in accordance with SAB 48, will for accounting purposes be treated as a dividend distribution to the owners of the Predecessor Companies. See "Use of Proceeds" and the Pro Forma Combining Financial Statements and the Notes thereto.

     Although the former owners of certain of the Predecessor Companies are directors and/or executive officers of the Company and the consideration to be paid to such Predecessor Companies may not have been determined by arm's length negotiations, the terms of the Combination Agreements entered into by each of the Predecessor Companies are the same in all respects, including the procedures used to determine the consideration to be paid to each Predecessor Company, other than CSG, based on its Adjusted Net Income. The same procedures were used to determine the consideration to be paid to CSG, except that the Company has agreed to pay at least $2.5 million to CSG in exchange for its copyrights, trademarks and other proprietary interests. See "Certain Transactions." The factors considered by the Company in determining the consideration to be paid included, among others, the historical operating results, the net worth, the levels and type of indebtedness and the future prospects of each of the Predecessor Companies.

     Upon consummation of the Combination, each of the Predecessor Companies will become a wholly owned subsidiary of the Company.

THE COMBINATION AGREEMENTS

  Restricted Stock

     The Common Stock issued to the Predecessor Companies will not be registered under the Securities Act, in reliance upon exemptions from registration contained in the Securities Act. Accordingly, the Common Stock received by the Predecessor Companies will be subject to certain resale restrictions, including a two-year holding period prior to any public resales (three years in the case of "affiliates", or controlling persons, of the Company). In addition, certain of the shares received will be subject to a 180 day restriction imposed by the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."

  Representations and Warranties of the Predecessor Companies

     Each of the Combination Agreements contains customary representations and warranties relating to, among other things, due organization and good standing of the Predecessor Company, good and marketable title to the shares of stock in the Predecessor Company exchanged in the Combination, the investment intent of the stockholders of the Predecessor Company, the absence of preemptive rights, the absence of any options, warrants or other rights to acquire the stock of the Predecessor Company, good and marketable title to all of the Predecessor Company's assets, adequate insurance, the accuracy of the Predecessor Company's financial statements, the absence of litigation and compliance with applicable laws.

  Indemnification

     Pursuant to the Combination Agreements, each Predecessor Company and its stockholders agree to indemnify, defend and hold harmless the Company and its officers, directors, shareholders and affiliates against any and all damages, liabilities and expenses, including reasonable attorney's fees, suffered because of (i) the untruth, inaccuracy, misrepresentation, omission, or breach or nonfulfillment by the Predecessor Company or its stockholders of any representation, warranty, covenant or other agreement contained in the Combination Agreement or (ii) any untrue statement of a material fact relating to the Predecessor Company or its stockholders that is contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any omission to state therein a material fact relating to the Predecessor Company or its stockholders required to be stated therein or necessary to make such statements therein not misleading. Each Predecessor Company and its stockholders have indemnification obligations only to the extent that the aggregate of all indemnifiable damages, losses, settlement payments, obligations and liabilities, including reasonable attorney's fees, for such Predecessor Company exceeds $25,000.

     The Company agrees to indemnify, defend and hold harmless each of the stockholders of the Predecessor Companies and their respective successors and assigns against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, suffered because of (i) the untruth, inaccuracy, misrepresentation, omission, breach or nonfulfillment by the Company of any representation, warranty, covenant or other agreement contained in the Combination Agreements or (ii) any untrue statement of a material fact relating to the Company that is contained in the preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based on any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading.

  Escrow Agreement

     Pursuant to the Combination Agreements, each of the stockholders of the Predecessor Companies entered into an escrow agreement (the "Escrow Agreement")
with the Company and                (the "Escrow Agent"). Each Escrow Agreement
provides that the stockholders of the Predecessor Companies will deliver to the Escrow Agent stock certificates (the "Escrow Stock") representing 10% of the shares of Common Stock issued to such stockholders in the Combination. Under the terms of the Escrow Agreement, the Escrow Agent will hold the Escrow Stock for a period of one year commencing upon consummation of the Combination, and during such period, the Company will be entitled to receive reimbursement and recovery from the Escrow Stock for any loss, liability, damage or expense for which the Company is indemnified under the Combination Agreement. The Escrow Stock will not be the Company's exclusive remedy in the event of such loss, liability, damage or expense. During the period the Escrow Stock is held by the Escrow Agent, the stockholders of the Predecessor Companies will be entitled to receive any dividends paid on the Escrow Stock and have the right to vote the Escrow Stock.

  Conditions Precedent to Closing of the Combination Agreements

     The obligation of the Company to consummate the Combination is subject to certain conditions, including the stockholders of a Predecessor Company having good and marketable title, free and clear of any material liens, encumbrances or restrictions, to the stock of such Predecessor Company, that the Predecessor Company's audited financial statements for the fiscal years 1993, 1994 and 1995 complying in all material respects with all applicable accounting requirements and being fairly presented in conformity with generally accepted accounting principles, favorable opinions of counsel to the stockholders of the Predecessor Company, the spin-off of real estate and other non-operating assets owned by the Predecessor Company, the receipt of all necessary consents, the closing of the Combination resulting in revenue and net income before income taxes on a pro forma basis for the Company of at least $50 million and $7.5 million, respectively, and the effectiveness of the Registration Statement. The obligation of a Predecessor Company and its stockholders to consummate the Combination is subject to certain conditions, including the accuracy of the representations and warranties of the Company contained in the Combination Agreement, a favorable opinion of counsel to the Company and receipts of consideration in the Combination of at least nine (9) times such Predecessor Company's Adjusted Net Income.

  Expenses

     Each of the Combination Agreements provides that each of the parties shall bear its respective expenses incurred in connection with the preparation, execution and performance of the Combination Agreement and the transactions contemplated therein, provided that the Company will, from the net proceeds of the Offering, reimburse each of the Predecessor Companies for fees paid by it for professional accounting services.

EMPLOYMENT AGREEMENTS AND COVENANTS NOT TO COMPETE

     In connection with the Combination, the president/general manager of each Service Center has entered into an employment agreement with the Company. The annual salaries pursuant to such agreements range from $40,000 to $250,000 based upon the size of the market served by such Service Center and the duties of the president/general manager. In addition, each president/general manager will be eligible for cash bonuses based on the performance of his Service Center and the Company relative to established goals set by the president/general manager and the Company. Such employment agreements have a term of three years and generally provide, among other things, that such employee will not compete with the Company during the term of such employment and for a period of two years thereafter within 50 miles of any Service Center. The obligations of the parties under the employment agreements are conditioned upon the consummation of the Combination and the closing of the Offering. For a discussion of the employment agreements between the Company and its executive officers, see "Management -- Employment Agreements."

DISPOSAL OF REAL ESTATE

     Prior to the Combination, the buildings and underlying real estate owned by certain of the Predecessor Companies were sold or otherwise disposed of. Management expects that such Predecessor Companies will lease back from the owners thereof the buildings and underlying real estate necessary for the operation of its Service Centers.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth certain information concerning each of the executive officers and directors of the Company.

                   NAME                      AGE                    POSITION
- -------------------------------------------  ----  -------------------------------------------
Alan R. Sielbeck...........................   43   Chairman of the Board and Chief Executive
                                                     Officer
James D. Abrams............................   48   President, Chief Operating Officer and
                                                   Director
Anthony M. Schofield.......................   42   Chief Financial Officer and Treasurer
Raymond J. De Riggi........................   48   Director
Timothy G. Wallace.........................   38   Director

     Prior to the completion of the Offering, the Company anticipates increasing the size of the Board of Directors from four to eight directors. The Company has not yet determined who will serve as additional directors in the event of such increase in size. In addition, the Company will divide its Board of Directors into three classes, with directors being elected for staggered three-year terms. Each class is to consist, as nearly as practicable, of one-third of the total number of directors serving on the Board of Directors.

     Alan R. Sielbeck has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co., Inc. and Donelson Air Conditioning Company, Inc., each of which is a Combining Company, since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate developing company.

     James D. Abrams has served as President, Chief Operating Officer and as a director of the Company since its inception in March 1996. Mr. Abrams has served as Chief Executive Officer and a director of CSG, one of the Combining Companies, since 1990. Mr. Abrams has served as President and sole director of Air Experts and Service Experts of Palm Springs, Inc., each a Combining Company, since 1993. Mr. Abrams has served as President and sole director of Air Comfort Services, Inc., an HVAC service and replacement business located in Sarasota, Florida, since 1988. Mr. Abrams has served, since 1992, as Chairman and President of Service Now, Inc. ("Service Now"), a holding company that owns several HVAC businesses, including Air Experts and Service Experts of Palm Springs, Inc. He plans to resign from his positions with Service Now prior to the closing of the Combination and the Offering. Mr. Abrams previously served as Chief Executive Officer and a director of Future University from 1991 to 1995. Mr. Abrams currently serves on the Advisory Board of Boatmen's National Bank (Southern Region).

     Anthony M. Schofield has served as Chief Financial Officer of the Company and Treasurer since June 1996. From 1982 to 1996, Mr. Schofield served as Cost Manager, Vice-President-Controller, Senior Vice-President of Finance, and Division Controller for Perrigo Company of Tennessee, formerly Cumberland-Swan, Inc., a manufacturer of personal care health and beauty aid products. Mr. Schofield is certified by the American Institute of Certified Public Accountants as well as the Institute of Management Accountants holding both CPA and CMA designations.

     Raymond J. De Riggi has served as a director of the Company since June 1996. Mr. De Riggi has served as President of United Specialty Food Ingredients Companies, a subsidiary of ConAgra Food Products since November 1995. From 1992 to 1995, Mr. De Riggi served as Executive Vice President of Pet, Incorporated, and from 1990 to 1992, he served as its Vice President of Operations. From 1987 to 1990, Mr. De Riggi served as President of Whitman's Chocolates, a division of Pet, Incorporated.

     Timothy G. Wallace has served as a director of the Company since June 1996. Mr. Wallace has served as Vice President of Finance and Chief Financial Officer of Healthcare Realty Trust Incorporated, a company operating as a real estate investment trust, since January 1993. Mr. Wallace was a Senior Manager with responsibility for healthcare and real estate in the Nashville, Tennessee office of Ernst & Young LLP from June 1989 to January 1993. Prior to joining Ernst & Young LLP, he was employed by Arthur Andersen & Co. from September 1980 to June 1989.

     The Board of Directors of the Company has established an Executive Committee, Compensation Committee and an Audit Committee. The Executive Committee of the Board of Directors is authorized by the Board of Directors to take all action which may be delegated by the Board of Directors under Delaware law. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and administering stock option and other employee benefit plans of the Company. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures with the Company's auditors.

EXECUTIVE COMPENSATION

     The Company was organized in March 1996, and its operation since that time has related primarily to its formation and to the Combination. Messrs.
       have been granted stock options under the Service Experts, Inc. 1996
Incentive Stock Plan (the "Incentive Plan") to purchase        shares,
respectively, of Common Stock. Such options are exercisable at the initial public offering price and vest one-third per year commencing on the second anniversary of the date of grant.

     The Company has not awarded stock appreciation rights to any of its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Commission regulations, covering employees of the Company.

EMPLOYMENT AGREEMENTS

     Pursuant to employment agreements, effective as of the closing of the Combination, Messrs. Sielbeck, Abrams and Schofield (the "executive officers") are employed as executive officers of the Company. The employments agreements of Messrs. Sielbeck, Abrams and Schofield provide for annual base salaries of $250,000, $250,000 and $110,000, respectively, which salaries are subject to annual review by the Compensation Committee, and bonuses, which amounts will be determined by the Compensation Committee. The term of each employment agreement is three years.

     Each of the executive officers may terminate his respective employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of his respective employment agreement, each executive officer has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of two years thereafter.

     In the event the executive officer is terminated upon a "change-in-control" (as defined in the employment agreement), each of the executive officers will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, each executive officer will receive as severance pay his base salary in monthly installments through the remaining term of the agreement, or at his election, a lump sum severance payment equal to the present value of the flow of severance payments that would otherwise be paid to him. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

     Each executive officer is entitled to receive his accrued base salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination in the event that the Company terminates his employment without cause. In addition, he will receive as severance compensation his base salary for the greater of two years or the remaining term of his employment agreement.

     In the event the executive officer is terminated for cause (as defined in the agreement), he is entitled to receive all accrued base salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each executive officer's employment agreements may also be terminated if he dies, in which event his estate will receive these same payments and severance payments equal to three months' salary.

     In the event the executive officer becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties hereunder. In the event he is unable to perform his duties hereunder after the expiration of the six-month period, his employment agreement will terminate.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors of the Company are entitled to receive a fee of $10,000 per year. All directors are also entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, each of the non-employee directors of the Company is entitled to participate in the Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan (the "Director Plan").

COMPENSATION PURSUANT TO PLANS

     Incentive Stock Plan. In June 1996, the Company adopted the Incentive Plan. The Company has reserved 700,000 of the authorized shares of Common Stock for issuance pursuant to options to be granted under the Incentive Plan. Under the Incentive Plan and pursuant to action of the Board, the Compensation Committee appointed by the Board of Directors will administer the Incentive Plan and may grant to officers and key employees non-transferable options to purchase shares of Common Stock. The options are for terms not longer than ten years (five years in the case of incentive stock options granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company), at prices to be determined by the Board of Directors or the Compensation Committee. Such prices may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of grant of incentive stock options, owns more than 10% of the total combined voting power of all classes of stock of the Company) in the case of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive stock options may be granted only to employees and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of non-qualified stock options. Options granted under the Incentive Plan may be exercisable in installments. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan. Unless terminated earlier, the Incentive Plan will terminate in 2006. The aggregate fair market value of Common Stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The Company has granted
options to purchase      shares of Common Stock under the Incentive Plan. Such
options are exercisable at the initial public offering price and vest one-third per year commencing on the second anniversary of the date of grant.

     Non-Employee Director Stock Option Plan. In June 1996, the Company adopted the Director Plan. The Company has reserved for issuance under the Director Plan 100,000 shares of Common Stock. The Director Plan provides for the granting of nonqualified stock options and awards of restricted stock to each director of the Company who is not also an employee or officer of the Company ("Non-Employee Directors") at an exercise price, in the case of options, equal to the fair market value of the Common Stock on the date the options are granted. The Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events. The Board shall have no authority, discretion or power to select the participants who will receive options or restricted stock pursuant to the Director Plan, to set the number of shares of Common Stock to be covered by each option or issuance of restricted stock, to set the exercise price or the period within which the options may be exercised or modify the restrictions applicable to restricted stock awards or to alter other terms or conditions specified in the options.

     The Director Plan provides for the grant of options to purchase 5,000 shares of Common Stock to (i) each nonemployee director of the Company on the effective date of this Offering at an exercise price equal to the public offering price and (ii) each non-employee director elected after the effective date of this Offering on the date of such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. In addition, the Director Plan provides for the grant to each non-employee director of the Company of options to purchase 1,000 shares of Common Stock on each January 1 (each date of grant being referred to as the "Grant Date"). The Board of Directors may revoke, on or prior to each January 1, the next automatic grant of options otherwise provided for by the Director Plan if no options have been granted to employees since the preceding January 1 under the Incentive Plan or any other employee stock option plan that the Company might adopt. Each option shall be exercisable in full beginning one year after the Grant Date and shall expire ten years after the Grant Date (the "Option Period"), unless cancelled sooner due to termination of service or death, or unless the option is fully exercised prior to the end of the Option Period.

     Employee Stock Purchase Plan. The Service Experts, Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted in June 1996 and will become effective simultaneously with the Offering. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, which is intended to qualify under Section 423 of the Code. The Purchase Plan allows participants to purchase shares of Common Stock in connection with option periods commencing on the first trading date of each year and ending the following December 31 (except the first option period which will commence the date of the Offering and end December 31, 1996).

     The Purchase Plan permits eligible employees of the Company and certain of its subsidiaries to purchase Common Stock through payroll deductions, which may not exceed 10% of the employee's base compensation, at a price equal to 85% of the fair market value of the Common Stock at the beginning of the option period or at the end of the option period, whichever is lower (subject to a minimum price specified in the Purchase Plan). Employees are eligible to participate in the Purchase Plan if they are employed by the Company or a participating subsidiary for at least 20 hours a week and more than five months in any calendar year and have been employed for at least six months since their last date of hire.

     In the event of a change of control of the Company (as defined in the Purchase Plan), each option under the Purchase Plan will (if the Company is the surviving corporation) pertain to and apply to the securities to which a holder of the number of shares of the Company subject to such option would have been entitled in such transaction. If the Company is not the surviving corporation in such change in control, then all options under the Purchase Plan will terminate provided that the Compensation Committee may determine that such options shall be exercisable on the day prior to such change in control transaction.

     401(k) Plan. In 1996, the Company adopted a Savings and Profit Sharing Plan (the "Savings Plan") which is intended to be qualified under Sections 401(a) and 401(k) of the Code. To be eligible, an employee must have been employed by the Company for at least one year. The Savings Plan permits employees who have completed one year of service to defer from 1% to 15% of their compensation into the Savings Plan up to specified limits per year ($9,500 during 1996). Additional annual contributions may be made at the discretion of the Company which will vest according to a schedule set forth in the Savings Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of directors who are not employees of the Company. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and losses suffered and reasonable expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is obligated to pay the reasonable expenses of the directors or officers incurred in defending such proceedings if the indemnified party agrees to repay all amounts advanced by the Company if it is ultimately determined that such indemnified party is not entitled to indemnification. See "Description of Capital Stock -- Limitations on Liability of Officers and Directors."

                              CERTAIN TRANSACTIONS

     Prior to the Offering, Mr. Abrams, Mr. Sielbeck, John R. Young, a principal stockholder of CSG, and R. Edward Hutton, Jr., a principal stockholder of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc., two of the Service Centers, received 500,695, 243,706, 473,992 and 243,707 shares of Common Stock, respectively, as founders of the Company for their services in forming the Company, developing its business plans and procedures and in acquiring the Predecessor Companies. These shares do not include the shares of Common Stock to be received in exchange for their interests in the Predecessor Companies.

     Pursuant to the Combination, and as consideration for their interests in the Predecessor Companies, certain officers, directors and holders of 5% or more of the outstanding Common Stock will receive cash and shares of Common Stock as follows: Mr. Sielbeck -- $2,689,678 and 576,359 shares; Mr. Abrams -- $2,199,772 and 471,380 shares; Mr. Young -- $2,178,843 and 466,895 shares; and Mr.
Hutton -- $2,689,678 and 576,359 shares, assuming an initial offering price of $14.00 per share. See "The Combination." Such amounts were determined on the basis of the evaluation by the Company and the Representatives of the following factors: the financial and operational history and trends of the Predecessor Company, the experience of the Company's management, the position of the Company in the HVAC service and replacement industry, the Company's prospects and financial results, the status of the securities markets, market conditions for new offerings of securities and the prices of similar securities of comparable companies.

     In connection with the Combination, the Company acquired approximately 38% of the issued and outstanding common stock of Future University in exchange for $2,000 per share in cash, an aggregate of $604,000. The consideration paid was determined by arms length negotiations between the Company and the stockholders of Future University who sold their shares to the Company. Mr. Abrams and Mr. Young, who are principal stockholders of Future University, each received $248,000 in the transaction. The Company intends to continue to send its employees to Future University for training after the Combination. See "Business -- Contractor Success Group."

     Service Now, of which Mr. Abrams and Mr. Young are principal shareholders, is a 48% shareholder of SuccessWare, a corporation that provides management and financial information systems software to certain of the Predecessor Companies. See "Business -- Services and Operations -- Management Information Systems." In connection with the Combination, the Company acquired all of the capital stock of Air Experts, a United Services Co., Inc. and Service Experts of Palm Springs, Inc., both of which were wholly owned subsidiaries of Service Now. After the Combination, Service Now will continue to own and operate other HVAC companies, none of which are located in geographic areas served by existing Service Centers. In addition, the Company purchased from Service Now the exclusive rights to the name "Service Experts" in exchange for $60,000.

     Mr. Abrams and Mr. Young are the sole shareholders of Fusion Filters, Inc. ("Fusion"), which licenses air filters and other products from manufacturers and sublicenses them to HVAC contractors, including certain of the Predecessor Companies. The Company has not entered into any definitive agreements with Fusion, but may purchase filters from Fusion in the future.

     At March 31, 1996, Mr. Sielbeck had outstanding indebtedness payable to AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800. At March 31, 1996, Mr. Hutton had outstanding indebtedness payable to AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800.

     The Board of Directors has adopted a policy that any transactions between the Company and any of its officers, directors or principal stockholders or affiliates thereof, must be on terms no less favorable than those which could be obtained from unaffiliated parties and must be approved by a majority of the disinterested members of the Board of Directors. The Audit Committee of the Board of Directors will be responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth information regarding the beneficial ownership of the Common Stock, as of the date hereof and giving effect to the Combination and the Offering (assuming an initial offering price of $14.00 per share), by
(i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                       SHARES BENEFICIALLY         SHARES TO BE
                                                       OWNED PRIOR TO THE       BENEFICIALLY OWNED
                                                            OFFERING            AFTER THE OFFERING
                                                       -------------------     ---------------------
                  BENEFICIAL OWNER                     NUMBER      PERCENT      NUMBER       PERCENT
- -----------------------------------------------------  -------     -------     ---------     -------
James D. Abrams(1)...................................  397,282      27.17%       990,530(4)   12.01%
Alan R. Sielbeck(2)..................................  243,706      16.67        820,065       9.94
John R. Young(3).....................................  376,034      25.72        969,282(4)   11.75
R. Edward Hutton, Jr.(2).............................  243,707      16.67        820,066       9.94
Anthony M. Schofield.................................       --                        --
Raymond J. De Riggi..................................       --                        --
Timothy G. Wallace...................................       --                        --
All executive officers and directors as a group (five
  persons)...........................................  640,988      43.84      1,810,595(4)   21.95

- ---------------

(1) Mr. Abrams's address is c/o Contractor Success Group, 16141 North Outer Forty Drive, Suite 310, Chesterfield, Missouri 63017.
(2) The indicated person's address is c/o AC Service & Installation Co., Inc., 1134 Murfreesboro Road, Nashville, Tennessee 37217.
(3) Mr. Young's address is c/o John Young & Associates, 13950 Switzer, Overland Park, Kansas 66221.
(4) Includes 205,718 shares to be issued to Service Now, the sole stockholder of two of the Predecessor Companies, in connection with the Combination. Messrs. Abrams and Young are principal shareholders of Service Now.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). Upon completion of the Offering and giving effect to the Combination, the Company will have 8,250,000 shares of Common Stock (assuming an initial offering price of $14.00 per share) and no shares of Preferred Stock outstanding. The following description of capital stock of the Company is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. An additional 900,000 shares of Common Stock are reserved for issuance upon exercise of
employee and director stock options, of which options to purchase      shares
have been granted as of the date hereof. See "Management -- Compensation Pursuant to Plans." As of June 15, 1996, there are approximately 40 holders of Common Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Stockholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, including all distributions to holders of Preferred Stock having a liquidation preference over the Common Stock. The Company's Restated Certificate of Incorporation gives the holders of Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely effected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. For a description of certain registration rights attached to warrants to purchase Common Stock, see "Underwriting."

PREFERRED STOCK

     The Board of Directors has the authority, without any further vote or action of the stockholders of the Company, to issue shares of the Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the fullest extent now or hereafter permitted by Delaware law. The Company has no present intention to issue any series of Preferred Stock.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law. The Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. The Company believes that these provisions are essential to attracting and retaining qualified persons as officers and directors.

     There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ANTI-TAKEOVER PROVISIONS

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws may make a change in the control of the Company difficult to effect, even if a change in control were in the stockholders' interest. These include certain super-majority vote requirements to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws, including provisions relating to the election of a staggered Board of Directors and the limitation that directors be removed only for cause by a majority of the outstanding voting stock. See "Management -- Executive Officers and Directors." The Company's Restated Certificate of Incorporation eliminates the right of stockholders to take action by written consent. In addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the Preferred Stock which may be issued by the Company without approval of the holders of the Company's Common Stock. The ability of the Company to issue Preferred Stock in such manner could enable the Board of Directors to prevent changes in management and control of the Company. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company first to negotiate with the Company. Management believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Management believes that negotiations of such proposals, among other things, could result in an improvement of their terms.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is        .

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no market for the Common Stock and no precise predictions can be made as to the effect, if any, that sales of shares or the availability of such shares for sale in the public market will have on the market prices prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

     Upon completion of the Offering, the Company will have outstanding 2,250,000 shares of Common Stock (assuming an initial offering price of $14.00 per share) of which the 2,250,000 shares sold in the Offering (2,587,500 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restrictions or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144").

     All the remaining shares were issued and sold by the Company in private transactions in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and are restricted securities under Rule 144. These shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, pursuant to Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after the Offering a person who has beneficially owned these shares for at least two years, including "affiliates" of the Company, would be entitled to sell in broker's transactions or to market makers within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. A person (or person whose shares are aggregated) who is not an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned such shares for at least three years, is currently entitled to sell such shares under Rule 144(k) without regard to the availability of current public information, volume limitations, manner of sale provisions or notice requirements. The above is a summary of Rule 144 and is not intended to be a complete description thereof. Notwithstanding the eligibility of certain shares to be sold after the expiration of the 90 day period, such shares are subject to certain lockup agreements described below.

     The Company, its officers and directors and certain of its present stockholders have agreed that they will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable therefor or other capital stock of the Company or any right to purchase or acquire Common Stock or other capital stock of the Company for a period of 180 days after the date of this Prospectus without the prior written consent of Equitable Securities Corporation on behalf of the Underwriters. See "Underwriting."

                                  UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom Equitable Securities Corporation and Morgan Keegan & Company, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions of an underwriting agreement (the "Underwriting Agreement"), to purchase from the Company the numbers of shares of Common Stock set forth below opposite their respective names:

                                                                                 NUMBER
                                   UNDERWRITER                                  OF SHARES
    --------------------------------------------------------------------------  ---------
    Equitable Securities Corporation..........................................
    Morgan Keegan & Company, Inc. ............................................

                                                                                ---------
              Total...........................................................  2,250,000
                                                                                 ========

     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to the approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase all of the shares of Common Stock offered hereby if any are purchased.

     The Underwriters propose to offer the shares of Common Stock being purchased directly to the public at the initial offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of $     per share. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $     per share to
certain other dealers. After the Offering, the offering price and other selling terms may be changed.

     The Company has granted the Underwriters a 30-day option to purchase up to an additional 337,500 shares of Common Stock at the initial offering price less the underwriting discount set forth on the cover page of this Prospectus to cover over-allotments, if any. If the Underwriters exercise their over-allotment option to purchase any of the 337,500 additional shares of Common Stock from the Company, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by each of them as shown in the above table bears to the 2,250,000 shares of Common Stock offered hereby. The Underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby.

     Prior to this Offering, there has been no market for the Common Stock. The initial offering price will be determined by negotiations between the Company and the Representatives. The factors considered in determining such initial offering price will include the financial and operational history and trends of the Company, the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, its past and present operations, its past and present earnings and the trend of such earnings, the general condition of the securities markets at the time of the Offering and the price-earnings multiples and market prices of publicly traded securities of comparable companies. The Representatives have informed the Company that the Underwriters do not intend to confirm sales of Common Stock to any accounts over which they exercise discretionary authority. The Representatives intend to make a market in the Common Stock after completion of the offering.

     The Company, its directors and executive officers and certain other persons have agreed that they will not offer, pledge, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Equitable Securities Corporation on behalf of the Representatives; provided, however, the Company may grant stock options under, and issue shares of Common Stock upon the exercise of outstanding stock options granted under, the Company's Incentive Stock Plan.

     The Company has agreed to indemnify the Underwriters and controlling persons, if any, against, certain liabilities, including liabilities under the Securities Act or will contribute to the payments the Underwriters or any controlling persons may be required to make in respect thereof.

     Equitable Securities Corporation ("ESC") was engaged jointly by AC Service & Installation Co., Inc. and CSG to provide financial advisory and investment banking services in the formation of the Company and the structuring of the Combination. The Company assumed the obligations of AC Service & Installation Co., Inc. and CSG after its formation. In connection with the engagement, ESC has received a financial advisory fee of $25,000. Upon completion of the Combination, ESC will receive an additional financial advisory fee of $250,000, and warrants (the "ESC Warrants") to purchase that number of shares of the Common Stock which equals 1% of the Common Stock outstanding after the Offering (before exercise of the Underwriters' over-allotment option), at a per share price equal to the initial offering price. The ESC Warrants will be exercisable for a period of five years, in whole or in part, will be subject to anti-dilution adjustments resulting from stock splits, stock dividends and recapitalizations, will not be transferable during the initial 12 months (except in certain limited circumstances), and will grant one demand registration right for the underlying Common Stock exercisable for five years from the date of issuance of the ESC Warrants and incidental registration rights exercisable for seven years from the date of the issuance of the ESC Warrants. As a result of the advisory fees paid and to be paid to ESC in connection with the Combination and receipt of the ESC Warrants, ESC will be deemed to have received $650,375 in additional compensation in connection with this Offering.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock are being passed upon for the Company by Waller Lansden Dortch & Davis, Nashville, Tennessee, counsel to the Company. Certain legal matters will be passed upon for the Underwriters by Sherrard & Roe, PLC, Nashville, Tennessee.

                                    EXPERTS

     The financial statements appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     Prior to filing the Registration Statement of which this Prospectus is a part, the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the Registration Statement, the Company will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional offices referred to above. The Company intends to register the securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its shareholders with annual reports containing audited financial statements and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.
Basis of Presentation................................................................    F-4
Unaudited Pro Forma Combining Balance Sheet as of March 31, 1996.....................    F-5
Unaudited Pro Forma Combining Statement of Income for the Twelve Months ended
  December 31, 1995..................................................................    F-6
Unaudited Pro Forma Combining Statement of Income for the Three Months ended March
  31, 1996...........................................................................    F-7
Notes to Unaudited Pro Forma Combining Financial Statements..........................    F-8
SERVICE EXPERTS, INC. -- AUDITED BALANCE SHEET
MARCH 31, 1996
Report of Independent Auditors.......................................................   F-11
Balance Sheet........................................................................   F-12
Notes to Balance Sheet...............................................................   F-13
COMBINED PREDECESSOR COMPANIES -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-14
Combined Balance Sheets..............................................................   F-15
Combined Statements of Income........................................................   F-16
Combined Statements of Stockholders' Equity..........................................   F-17
Combined Statements of Cash Flows....................................................   F-18
Notes to Combined Financial Statements...............................................   F-19
AC SERVICE & INSTALLATION CO., INC. AND DONELSON AIR CONDITIONING COMPANY,
  INC. -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-29
Combined Balance Sheets..............................................................   F-30
Combined Statements of Income........................................................   F-31
Combined Statements of Stockholders' Equity..........................................   F-32
Combined Statements of Cash Flows....................................................   F-33
Notes to Combined Financial Statements...............................................   F-34
HARDWICK AIR MASTERS, INC. D/B/A AIRMASTERS, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-41
Balance Sheets.......................................................................   F-42
Statements of Income.................................................................   F-43
Statements of Stockholders' Equity...................................................   F-44
Statements of Cash Flows.............................................................   F-45
Notes to Financial Statements........................................................   F-46
NORRELL HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-53
Balance Sheets.......................................................................   F-54
Statements of Income.................................................................   F-55
Statements of Stockholders' Equity...................................................   F-56
Statements of Cash Flows.............................................................   F-57
Notes to Financial Statements........................................................   F-58

                                                                                       PAGE
                                                                                       -----
VISION HOLDING COMPANY, INC. -- AUDITED CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM MARCH 1, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-63
Consolidated Balance Sheets..........................................................   F-64
Consolidated Statements of Operations................................................   F-65
Consolidated Statements of Stockholder's Equity......................................   F-66
Consolidated Statements of Cash Flows................................................   F-67
Notes to Consolidated Financial Statements...........................................   F-68
COMERFORD'S HEATING AND AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-75
Balance Sheets.......................................................................   F-76
Statements of Operations.............................................................   F-77
Statements of Stockholders' Equity...................................................   F-78
Statements of Cash Flows.............................................................   F-79
Notes to Financial Statements........................................................   F-80
ROLF COAL AND FUEL CORP. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-84
Balance Sheets.......................................................................   F-85
Statements of Operations.............................................................   F-86
Statements of Stockholders' Equity...................................................   F-87
Statements of Cash Flows.............................................................   F-88
Notes to Financial Statements........................................................   F-89
BRAND HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-95
Balance Sheets.......................................................................   F-96
Statements of Operations.............................................................   F-97
Statements of Stockholders' Equity...................................................   F-98
Statements of Cash Flows.............................................................   F-99
Notes to Financial Statements........................................................  F-100
COASTAL AIR CONDITIONING SERVICE, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-105
Balance Sheets.......................................................................  F-106
Statements of Income.................................................................  F-107
Statements of Stockholder's Equity...................................................  F-108
Statements of Cash Flows.............................................................  F-109
Notes to Financial Statements........................................................  F-110
CONTRACTOR SUCCESS GROUP, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-117
Balance Sheets.......................................................................  F-118
Statements of Income.................................................................  F-119
Statements of Stockholders' Equity...................................................  F-120
Statements of Cash Flows.............................................................  F-121
Notes to Financial Statements........................................................  F-122

                                                                                       PAGE
                                                                                       -----
ARROW HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
PERIOD FROM JANUARY 29, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-127
Balance Sheets.......................................................................  F-128
Statements of Income.................................................................  F-129
Statements of Stockholders' Equity...................................................  F-130
Statements of Cash Flows.............................................................  F-131
Notes to Financial Statements........................................................  F-132
AIR EXPERTS, A UNITED SERVICES CO., INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-137
Balance Sheets.......................................................................  F-138
Statements of Operations.............................................................  F-139
Statements of Stockholders' Equity...................................................  F-140
Statements of Cash Flows.............................................................  F-141
Notes to Financial Statements........................................................  F-142
GILLEY'S HEATING & COOLING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-147
Balance Sheets.......................................................................  F-148
Statements of Income.................................................................  F-149
Statements of Stockholder's Equity...................................................  F-150
Statements of Cash Flows.............................................................  F-151
Notes to Financial Statements........................................................  F-152
SERVICE EXPERTS OF PALM SPRINGS, INC. -- AUDITED FINANCIAL STATEMENTS
PERIOD FROM OCTOBER 15, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  AND YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED MARCH 31, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-156
Balance Sheets.......................................................................  F-157
Statements of Operations.............................................................  F-158
Statements of Stockholders' Equity...................................................  F-159
Statements of Cash Flows.............................................................  F-160
Notes to Financial Statements........................................................  F-161

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

     The following unaudited pro forma combining financial statements give effect to the acquisition by Service Experts, Inc., a Delaware Corporation, of the following companies ("Predecessor Companies"), in exchange for shares of the Company's common stock, cash, and the assumption of certain debt (the "Combination").

     Combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc.
     Hardwick Air Masters, Inc.
     Norrell Heating & Air Conditioning, Inc.
     Vision Holding Company, Inc.
     Comerford's Heating and Air Conditioning, Inc.
     Rolf Coal and Fuel Corp.
     Brand Heating & Air Conditioning, Inc.
     Coastal Air Conditioning Service, Inc.
     Contractor Success Group, Inc.
     Arrow Heating & Air Conditioning, Inc.
     Air Experts, a United Services Co., Inc.
     Gilley's Heating & Cooling, Inc.
     Service Experts of Palm Springs, Inc.

     The unaudited pro forma combining financial statements have been prepared by the Company based on the historical financial statements of Service Experts, Inc. and the Predecessor Companies included elsewhere in this Prospectus, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma combining financial statements may not be indicative of actual results as if the transaction had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Predecessor Companies following consummation of the Combination have been reflected in such pro forma combining financial statements. The pro forma combining balance sheet as of March 31, 1996, gives effect to the Combination and this Offering as if such transactions had occurred on March 31, 1996. The pro forma combining statements of income for the three months ended March 31, 1996 and year ended December 31, 1995, assume the Combination was completed on January 1, 1996 and January 1, 1995, respectively.

     The pro forma combining financial statements should be read in conjunction with the historical combined financial statements of the Combined Predecessor Companies, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this prospectus.

           PRO FORMA COMBINING BALANCE SHEET OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                 MARCH 31, 1996

                              COMBINING COMPANIES
                          ---------------------------
                                           COMBINED                    PRO FORMA                      PRO FORMA
                             SERVICE      PREDECESSOR                 COMBINATION                     OFFERING         PRO FORMA
                          EXPERTS, INC.    COMPANIES     COMBINED     ADJUSTMENTS       PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
                                                             ASSETS
Current assets:
  Cash and cash
    equivalents..........    $            $ 3,841,017   $ 3,841,017  $(1,915,229)(a)   $ 1,925,788  $26,500,000(g)    $7,743,053
                                                                                                    (18,346,930)(i)
                                                                                                        890,806 (j)
                                                                                                       (993,830 )(k)
                                                                                                     (2,232,781 )(l)
  Certificates of
    deposit..............                     200,000       200,000                        200,000                       200,000
  Receivables:
    Trade, net...........                   3,974,204     3,974,204                      3,974,204                     3,974,204
    Related Party........                     758,755       758,755                        758,755     (758,755 )(j)          --
    Employee.............                     138,647       138,647                        138,647                       138,647
    Other................                     174,104       174,104                        174,104                       174,104
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
                                            5,045,710     5,045,710                      5,045,710     (758,755 )      4,286,955
  Inventories............                   2,129,668     2,129,668                      2,129,668                     2,129,668
  Costs and estimated
    earnings in excess of
    billings.............                     215,119       215,119                        215,119                       215,119
  Investments............                     339,479       339,479                        339,479                       339,479
  Prepaid expenses and
    other current
    assets...............     25,000          189,509       214,509                        214,509                       214,509
  Current portion of
    notes receivable,
    net..................                     237,866       237,866      384,970 (d)       622,836                       622,836
  Deferred income
    taxes................                     302,454       302,454                        302,454                       302,454
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
        Total current
          assets.........     25,000       12,500,822    12,525,822   (1,530,259 )      10,995,563    5,058,510       16,054,073
Property, buildings and
  equipment, net.........                   4,821,614     4,821,614     (855,180 )(c)    3,581,464                     3,581,464
                                                                        (384,970 )(d)
Notes
  receivable -- related
  parties, net...........                     132,051       132,051                        132,051     (132,051 )(j)          --
Notes
  receivable -- other,
  net....................                     319,198       319,198                        319,198                       319,198
Equity investment in
  Future University,
  Inc....................                                                604,000 (b)       604,000                       604,000
Deferred income taxes....                      40,344        40,344                         40,344                        40,344
Goodwill, net............                     815,044       815,044                        815,044                       815,044
Other assets.............                     394,937       394,937                        394,937                       394,937
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
        Total assets.....    $25,000      $19,024,010   $19,049,010  $(2,166,409)      $16,882,601   $4,926,459      $21,809,060
                          ===========      ==========    ==========   ===========       ==========   ===========      ==========
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt........    $            $   138,891   $   138,891   $                $   138,891   $ (138,891 )(l)  $       --
  Trade accounts payable
    and accrued
    liabilities..........     25,000        2,403,805     2,428,805                      2,428,805                     2,428,805
  Accrued compensation...                   1,279,447     1,279,447                      1,279,447                     1,279,447
  Accrued taxes, other
    than income..........                     110,298       110,298                        110,298                       110,298
  Accrued warranties.....                     415,202       415,202                        415,202                       415,202
  Income taxes payable...                     605,130       605,130                        605,130                       605,130
  Deferred revenue.......                   1,583,979     1,583,979                      1,583,979                     1,583,979
  Billings in excess of
    costs and estimated
    earnings.............                     356,378       356,378                        356,378                       356,378
  Liabilities to
    Companies' benefit
    plans................                     150,809       150,809                        150,809                       150,809
  Due to related
    parties..............                      20,000        20,000                         20,000      (20,000 )(k)
  Notes payable to
    related parties --
    current..............                     107,837       107,837      604,000 (b)       680,259     (604,000 )(l)          --
                                                                         (31,578 )(d)                   (76,259 )(k)
  Current portion of
    long-term debt and
    capital lease
    obligations..........                     815,311       815,311      (17,865 )(c)      797,446     (797,446 )(l)          --
  Distributions payable
    to Founders..........                                             18,346,930 (a)    18,346,930  (18,346,930)(i)           --
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
        Total current
          liabilities....     25,000        7,987,087     8,012,087   18,901,487        26,913,574  (19,983,526)       6,930,048
Long-term debt and
  capital lease
  obligations, net of
  current portion........                   1,124,004     1,124,004     (431,560 )(c)      692,444     (692,444 )(l)          --
Notes payable to related
  parties, net...........                   1,637,254     1,637,254     (739,683 )(d)      897,571     (897,571 )(k)          --
Deferred compensation....                     108,874       108,874     (108,874 )(f)           --                            --
Deferred income taxes....                     253,398       253,398      177,500 (e)       430,898                       430,898
Stockholders' equity:
  Common stock...........                                                                                22,500 (g)       82,500
                                                                                                         60,000 (h)
  Additional paid-in
    capital (owners'
    equity)..............                   7,913,393     7,913,393  (20,262,159)(a)   (12,051,886) $26,477,500(g)    14,365,614
                                                                        (405,755 )(c)                   (60,000 )(h)
                                                                         771,261 (d)
                                                                        (177,500 )(e)
                                                                         108,874 (f)
                          -------------   -----------   -----------   -----------      -----------   -----------      -----------
                             $25,000      $19,024,010   $19,049,010  $(2,166,409)      $16,882,601   $4,926,459      $21,809,060
                          ===========      ==========    ==========   ===========       ==========   ===========      ==========

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                  COMBINING COMPANIES
                               -------------------------
                                 SERVICE      COMBINED
                                EXPERTS,     PREDECESSOR                  PRO FORMA        PRO FORMA
                                  INC.        COMPANIES     PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                               -----------   -----------   -----------   -----------      -----------
Net revenues.................  $             $59,651,163   $59,651,163                    $59,651,163
Cost of goods sold...........                 36,216,043    36,216,043      (120,333)(m)   36,095,710
                               -----------   -----------   -----------   -----------      -----------
Gross margin.................           --    23,435,120    23,435,120       120,333       23,555,453
Selling, general and
  administrative expenses....                 18,706,596    18,706,596    (3,035,621)(n)   15,670,975
                               -----------   -----------   -----------   -----------      -----------
Income from operations.......           --     4,728,524     4,728,524     3,155,954        7,884,478
Other income (expense):
  Interest expense...........                   (358,902)     (358,902)      358,902(o)            --
  Interest income............                    256,206       256,206                        256,206
  Other income...............                    207,730       207,730        91,006(p)       298,736
                               -----------   -----------   -----------   -----------      -----------
                                        --       105,034       105,034       449,908          554,942
                               -----------   -----------   -----------   -----------      -----------
Income before taxes..........           --     4,833,558     4,833,558     3,605,862        8,439,420
Provision for income
  taxes:.....................                    613,912       613,912     2,623,721(q)     3,237,633
                               -----------   -----------   -----------   -----------      -----------
Net income...................  $        --   $ 4,219,646   $ 4,219,646   $   982,141      $ 5,201,787
                                ==========    ==========    ==========    ==========       ==========
Pro forma net income per
  share......................                                                             $      0.66
Pro forma weighted average
  shares outstanding.........                                                               7,827,122

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                    COMBINING COMPANIES
                                ---------------------------
                                                 COMBINED
                                   SERVICE      PREDECESSOR                  PRO FORMA        PRO FORMA
                                EXPERTS, INC.    COMPANIES     PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                                -------------   -----------   -----------   -----------      -----------
Net revenues..................   $         --   $13,972,106   $13,972,106    $      --       $13,972,106
Cost of goods sold............                    8,406,250     8,406,250                      8,406,250
                                -------------   -----------   -----------   -----------      -----------
Gross margin..................             --     5,565,856     5,565,856           --         5,565,856
Selling, general and
  administrative expenses.....                    4,893,599     4,893,599     (728,582)(n)     4,165,017
                                -------------   -----------   -----------   -----------      -----------
Income from operations........             --       672,257       672,257      728,582         1,400,839
Other income (expense):
  Interest expense............                     (109,386)     (109,386)     109,386(o)             --
  Interest income.............                       90,009        90,009                         90,009
  Other income................                       89,468        89,468       19,910(p)        109,378
                                -------------   -----------   -----------   -----------      -----------
                                           --        70,091        70,091      129,296           199,387
                                -------------   -----------   -----------   -----------      -----------
Income before taxes...........             --       742,348       742,348      857,878         1,600,226
Provision for income taxes....                       57,697        57,697      517,231(q)        574,928
                                -------------   -----------   -----------   -----------      -----------
Net income....................   $         --   $   684,651   $   684,651    $ 340,647       $ 1,025,298
                                   ==========    ==========    ==========    =========        ==========
Pro forma net income per
  share.......................                                                               $      0.13
Pro forma weighted average
  shares outstanding..........                                                                 7,827,122

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

(a) Reflects the liability for payments to owners of Predecessor Companies of $20,262,159 in connection with the Combination, which in accordance with Staff Accounting Bulletin No. 48, are accounted for as distributions to the owners of the Predecessor Companies. This results in: (i) $20,262,159 reduction in additional paid-in capital, (ii) $18,346,930 increase in distributions payable to the owners of the Predecessor Companies and reduction of cash of $1,915,229. A detail of such distributions is as follows:

                                   DIVIDENDS

                                                                          CASH
                                                         CASH FROM      RETAINED    TOTAL CASH
                   PREDECESSOR COMPANIES                  OFFERING     BY OWNERS    DISTRIBUTION
     -------------------------------------------------  ------------   ----------   -----------
     Combined AC Service & Installation Co., Inc. and
       Donelson Air Conditioning Company, Inc.........  $ 5,379,355    $ 136,866    $ 5,516,221
     Hardwick Air Masters, Inc........................       63,367           --         63,367
     Norrell Heating & Air Conditioning, Inc..........    1,662,114           --      1,662,114
     Vision Holding Company, Inc......................    1,193,365           --      1,193,365
     Comerford's Heating and Air Conditioning, Inc....    1,526,504      605,638      2,132,142
     Rolf Coal and Fuel Corp..........................    1,281,384           --      1,281,384
     Brand Heating & Air Conditioning, Inc............      863,808           --        863,808
     Coastal Air Conditioning Service, Inc............      179,721      166,847        346,568
     Contractor Success Group, Inc....................    3,616,940      493,131      4,110,071
     Arrow Heating & Air Conditioning, Inc............    1,043,939      132,369      1,176,308
     Air Experts, a United Services Co., Inc..........      532,204           --        532,204
     Gilley's Heating & Cooling, Inc..................      576,418      380,378        956,796
     Service Experts of Palm Springs, Inc.............      427,811           --        427,811
                                                        ------------   ----------   -----------
                                                        $18,346,930    $1,915,229   $20,262,159
                                                        ============   ==========    ==========

(b) Reflects the purchase of a 38% interest in Future University in exchange for a note payable that will be repaid from the net proceeds of the Offering, resulting in: (i) $604,000 investment in Future University, Inc., and (ii) $604,000 in notes payable to related parties.

(c) Reflects the distribution of AC Service & Installation Co., Inc.'s building and the assumption of the mortgage payable by the stockholders of AC Service & Installation Co., Inc. This results in (i) a reduction in property, buildings and equipment of $855,180; (ii) a reduction in mortgage payable of $449,425; and (iii) a decrease in equity of $405,755.

(d) Reflects the distribution of Vision Holding Company, Inc.'s building to a stockholder in exchange for a note receivable and the elimination of the mortgage payable to a former stockholder that is assumed by the stockholder of Vision Holding Company, Inc. This results in (i) an increase in note receivable from stockholder of $384,970, (ii) a decrease in property, plant and equipment of $384,970; (iii) a decrease in notes payable of $771,261 and an increase in equity of $771,261 to reflect the assumption by the stockholder.

(e) Reflects the resulting deferred tax liability in accordance with SFAS 109 for the Predecessor Companies organized as Subchapter S corporations and not subject to federal income tax under the Internal Revenue Code. This results in: (i) $177,500 increase in the liability for deferred taxes and
     (ii) $177,500 reduction of additional paid-in capital.

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

(f) Reflects the reversal of deferred compensation at Norrell Heating & Air Conditioning, Inc. resulting in: (i) a reduction of deferred compensation of $108,874 and (ii) an increase in additional paid-in capital of $108,874.

(g) Reflects the proceeds of the Offering, net of estimated expenses and underwriting discounts and commissions. The net proceeds are reflected as:
     (i) $26,500,000 of cash, (ii) $22,500 of 2,225,000 shares of common stock, and (iii) $26,477,500 of additional paid-in capital.

(h) Reflects the reclassification of Owners' equity of the Predecessor Companies into 6,000,000 shares of Common Stock, resulting in: (i) $60,000 increase in Common Stock, and (ii) $60,000 reduction of additional paid-in capital (owners' equity).

(i) Reflects the use of net proceeds from the Offering for payment of distributions payable to Predecessor owners (see pro forma balance sheet adjustment a), resulting in: (i) $18,346,930 reduction in dividends payable to Predecessor stockholders, and (ii) $18,346,930 reduction in cash.

(j)  Reflects the collection of receivables to related parties. This results in
     (i) a decrease in accounts receivable from related parties of $758,755;
     (ii) a decrease in notes receivable from related parties of $132,051; and
     (iii) an increase in cash of $890,806.

(k) Reflects the payment to the stockholders for the notes payable due them. This results in (i) a decrease of $973,830 in notes payable to related parties; (ii) a decrease in due to related parties of $20,000; and (iii) a decrease in cash of $993,830.

(l) Reflects the use of proceeds from the Offering for the repayment of $1,628,781 of debt assumed in the Combination and $604,000 of notes payable to related parties, resulting in: (i) a reduction in total debt of $1,628,781, of which $797,446 is current and $138,891 classified as short-term debt, (ii) reduction in notes payable to related parties of $604,000 and (iii) $2,232,781 reduction in cash.

                                                                        YEAR ENDED     THREE MONTHS
                                                                       DECEMBER 31,   ENDED MARCH 31,
                                                                           1995            1996
                                                                       ------------   ---------------
                           PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS
 (m)
     Reflects the following adjustment to cost of goods sold:
         (i) Elimination of extra payment to employee profit sharing
             plan....................................................  $   (120,333)    $        --
 (n)
     Reflects the following adjustments to selling, general, and administrative:
         (i) Elimination of historical owner's compensation..........    (5,990,468)     (1,497,617)
        (ii) Additional compensation relating to new agreements with
             previous owners.........................................     1,773,006         443,252
       (iii) Additional lease expense on real estate sold by AC
             Service & Installation Co., Inc. and Vision Holding
             Company, Inc............................................       178,690          44,673
        (iv) Elimination of depreciation expense on real estate sold by
             AC Service & Installation Co., Inc. and Vision Holding
             Company, Inc............................................       (48,239)        (12,060)
         (v) Elimination of non-competition fees resulting from
             buyout of non-competition agreements....................       (85,723)         (6,900)
        (vi) Elimination of extra payment to employee profit sharing
             plan....................................................       (60,167)             --
       (vii) Corporate office overhead expenses......................       540,000         135,000
      (viii) Corporate office compensation...........................       729,000         183,000
        (ix) Elimination of management fees paid by Air Experts, a
             United Services Co., Inc. and Service Experts of Palm
             Springs, Inc............................................       (71,720)        (17,930)
                                                                       ------------   ---------------
                                                                         (3,035,621)       (728,582)

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        YEAR ENDED     THREE MONTHS
                                                                       DECEMBER 31,   ENDED MARCH 31,
                                                                           1995            1996
                                                                       ------------   ---------------
 (o) Reflects the following adjustments to interest expense related to:
         (i) Elimination of debt distributed to shareholder of Vision
             Holding Company, Inc....................................  $     72,830     $    33,852
        (ii) Elimination of interest on debt distributed to
             shareholders of AC Service & Installation Co., Inc......        33,499           7,361
       (iii) Elimination of all other debt assumed in the transaction
             to be paid at closing...................................       252,573          68,173
                                                                       ------------   ---------------
                                                                            358,902         109,386
 (p) Reflects the following adjustment to other income
         (i) The addition of income from its 38% investment in Future
             University..............................................        91,006          19,910
 (q) Reflects the following adjustment to income taxes
         (i) Additional income tax provision for state and federal
             taxes at a combined effective rate of 38% as the
             Predecessor Companies previously were taxed as
             Subchapter S corporations...............................     1,253,493         191,237
        (ii) Additional income taxes on adjustments m-p..............     1,370,228         325,994
                                                                       ------------   ---------------
                                                                       $  2,623,721     $   517,231
 (r) The computation of pro forma net income per share is based upon 7,827,122 weighted average shares of Common Stock outstanding, which includes (i) 6,000,000 shares to be outstanding prior to the Offering and (ii) 1,827,122 shares being sold in the Offering to cover the cash portion of the purchase price to be paid in connection with the Combination, costs of the Offering and debt to be paid off at closing.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholder
Service Experts, Inc.

     We have audited the accompanying balance sheet of Service Experts, Inc. as of March 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Service Experts, Inc. at March 31, 1996 in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP
June 7, 1996

                             SERVICE EXPERTS, INC.

                                 BALANCE SHEET
                                 MARCH 31, 1996

                                           ASSETS
Current assets:
  Prepaid expenses................................................................  $ 25,000
                                                                                    --------
                                                                                    $ 25,000
                                                                                    ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses................................................................  $ 25,000
Stockholders' equity:
  Preferred stock -- $.01 par value:
     Authorized -- 10,000,000 shares; outstanding -- none.........................        --
  Common Stock, $.01 par value;
     Authorized -- 30,000,000; outstanding -- 1,000,000 shares....................    10,000
  Less: Notes receivable from stockholders........................................   (10,000)
  Retained earnings...............................................................        --
                                                                                    --------
          Total stockholders' equity..............................................        --
                                                                                    --------
                                                                                    $ 25,000
                                                                                    ========

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                             NOTES TO BALANCE SHEET
                                 MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Service Experts, Inc. (of Delaware) ("the Company") was formed on March 27, 1996, primarily for the purpose of acquiring 14 unrelated heating and air conditioning companies, in exchange for shares of its common stock and cash from the proceeds of sale of its stock in the initial public offering of the Company ("the Offering"). The Offering is to be effected in accordance with executed combination agreements with the 14 heating and air conditioning companies and is subject to the closing of the Offering. The companies to be acquired are primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in the United States. The 14 unrelated businesses to be acquired and their city of operations, are as follows:

                           COMPANY NAME                                  LOCATION
    -----------------------------------------------------------  ------------------------
    Combined AC Service & Installation Co., Inc. and Donelson
      Air Conditioning Company, Inc............................  Nashville, Tennessee
    Air Experts, a United Services Co., Inc....................  St. Louis, Missouri
    Hardwick Air Masters, Inc..................................  Little Rock, Arkansas
    Arrow Heating & Air Conditioning, Inc......................  Racine, Wisconsin
    Brand Heating & Air Conditioning, Inc......................  Lafayette, Indiana
    Coastal Air Conditioning Service, Inc......................  Savannah, Georgia
    Contractor Success Group, Inc..............................  St. Louis, Missouri
    Comerford's Heating and Air Conditioning, Inc..............  Pleasanton, California
    Gilley's Heating & Cooling, Inc............................  Monroe, Louisiana
    Norrell Heating & Air Conditioning, Inc....................  Birmingham, Alabama
    Rolf Coal and Fuel Corp....................................  Fort Wayne, Indiana
    Service Experts of Palm Springs, Inc.......................  Palm Springs, California
    Vision Holding Company, Inc................................  Kansas City, Missouri

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Notes Receivable from Stockholders and Accrued Expenses

     The carrying amounts reported in the balance sheet for notes receivable and accrued expenses approximates fair value.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of" and does not believe the adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. RELATED PARTY TRANSACTIONS

     The Company has notes receivable outstanding of $10,000 from four stockholders of the Company as of March 31, 1996. The notes are payable on July 31, 1996 and bear interest at 7.5%.

                         REPORT OF INDEPENDENT AUDITORS

The Boards of Directors and Stockholders
The Combined Predecessor Companies

     We have audited the accompanying combined balance sheets of the Combined Predecessor Companies (see Note 1) as of December 31, 1994 and 1995, and the related combined statements of income, stockholders equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Combined Predecessor Companies (see Note 1) at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

June 7, 1996

                         COMBINED PREDECESSOR COMPANIES

                            COMBINED BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                    -------------------------    MARCH 31,
                                                                       1994          1995          1996
                                                                    -----------   -----------   -----------
                                                                                                (UNAUDITED)
                                                  ASSETS
Current assets:
  Cash and cash equivalents.......................................  $ 1,995,001   $ 3,896,182   $ 3,841,017
  Certificates of deposit.........................................      100,000       200,000       200,000
  Receivables:
    Trade, net of allowance for doubtful accounts of $239,814 in
      1994 and $255,983 in 1995...................................    3,926,742     4,831,380     3,974,204
    Related party.................................................      481,599       876,753       758,755
    Employee......................................................       74,838       128,072       138,647
    Other.........................................................      163,292       366,553       174,104
                                                                    -----------   -----------   -----------
                                                                    4,646,471..     6,202,758     5,045,710
  Inventories.....................................................    1,572,875     1,720,313     2,129,668
  Costs and estimated earnings in excess of billings..............      187,569       187,280       215,119
  Investments.....................................................      294,217       136,541       339,479
  Prepaid expenses and other current assets.......................      145,240       172,532       189,509
  Current portion of notes receivable, net of allowance for
    doubtful accounts of $56,387 in 1995..........................      270,795       231,232       237,866
  Deferred income taxes...........................................      122,810       265,126       302,454
                                                                    -----------   -----------   -----------
         Total current assets.....................................    9,334,978    13,011,964    12,500,822
Property, buildings and equipment:
  Land............................................................      130,000       130,000       130,000
  Buildings.......................................................    1,301,058     1,373,658     1,378,134
  Furniture and fixtures..........................................      734,076     1,016,014     1,021,075
  Machinery and equipment.........................................    1,231,252     1,637,984     1,749,030
  Vehicles........................................................    3,728,727     4,471,458     4,761,260
  Leasehold improvements..........................................      281,289       292,640       309,200
                                                                    -----------   -----------   -----------
                                                                      7,406,402     8,921,754     9,348,699
  Less accumulated depreciation and amortization..................   (3,438,062)   (4,316,880)   (4,527,085)
                                                                    -----------   -----------   -----------
                                                                      3,968,340     4,604,874     4,821,614
Notes receivable -- related parties, net of current portion.......      150,763       135,944       132,051
Notes receivable -- other, net of current portion.................      309,725       310,294       319,198
Deferred income taxes.............................................       31,423        39,092        40,344
Goodwill, net.....................................................      877,780       833,898       815,044
Other assets......................................................      474,312       394,528       394,937
                                                                    -----------   -----------   -----------
         Total assets.............................................  $15,147,321   $19,330,594   $19,024,010
                                                                    ============  ============  ============
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................  $   131,138   $   334,034   $   138,891
  Trade accounts payable and accrued liabilities..................    2,695,658     2,658,019     2,403,805
  Accrued compensation............................................    1,026,927     1,888,202     1,279,447
  Accrued taxes, other than income................................      246,181        84,120       110,298
  Accrued warranties..............................................      265,476       405,323       415,202
  Income taxes payable............................................      263,503       604,838       605,130
  Deferred revenue................................................    1,309,232     1,545,998     1,583,979
  Billings in excess of costs and estimated earnings..............      263,204       235,797       356,378
  Liability to Companies' benefit plans...........................      133,082       158,770       150,809
  Due to related parties..........................................       20,000        20,000        20,000
  Notes payable to related parties -- current portion.............      162,891       173,586       107,837
  Current portion of long-term debt and capital lease
    obligations...................................................      829,100       719,104       815,311
                                                                    -----------   -----------   -----------
         Total current liabilities................................    7,346,392     8,827,791     7,987,087
Long-term debt and capital lease obligations, net of current
  portion.........................................................    1,070,587     1,202,196     1,124,004
Notes payable to related parties, net of current portion..........    1,597,613     1,667,255     1,637,254
Deferred compensation.............................................       91,725       105,191       108,874
Deferred income taxes.............................................      244,370       252,766       253,398
Deferred credit...................................................       12,819            --            --
Stockholders' equity..............................................    4,783,815     7,275,395     7,913,393
                                                                    -----------   -----------   -----------
         Total liabilities and stockholders' equity...............  $15,147,321   $19,330,594   $19,024,010
                                                                    ============  ============  ============

                            See accompanying notes.

                         COMBINED PREDECESSOR COMPANIES

                         COMBINED STATEMENTS OF INCOME

                                                                               THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   MARCH 31,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Net revenues....................  $35,784,297   $48,476,838   $59,651,163   $12,727,435   $13,972,106
Cost of goods sold..............   22,512,299    30,918,161    36,216,043     7,980,172     8,406,250
                                  -----------   -----------   -----------   -----------   -----------
Gross margin....................   13,271,998    17,558,677    23,435,120     4,747,263     5,565,856
Selling, general and
  administrative expenses.......   12,180,033    15,268,679    18,706,596     4,046,186     4,893,599
                                  -----------   -----------   -----------   -----------   -----------
Income from operations..........    1,091,965     2,289,998     4,728,524       701,077       672,257
Other income (expense):
  Interest expense..............     (217,695)     (298,359)     (358,902)      (75,027)     (109,386)
  Interest income...............      168,419       188,533       256,206        54,623        90,009
  Other income..................      311,387       178,296       207,730        38,295        89,468
                                  -----------   -----------   -----------   -----------   -----------
                                      262,111        68,470       105,034        17,891        70,091
                                  -----------   -----------   -----------   -----------   -----------
Income before taxes.............    1,354,076     2,358,468     4,833,558       718,968       742,348
Provision (benefit) for income
  taxes:
  Current.......................       46,700       360,112       760,841        15,138        96,620
  Deferred......................      146,310        42,995      (146,929)      (14,001)      (38,923)
                                  -----------   -----------   -----------   -----------   -----------
          Total income taxes....      193,010       403,107       613,912         1,137        57,697
                                  -----------   -----------   -----------   -----------   -----------
          Net income............  $ 1,161,066   $ 1,955,361   $ 4,219,646   $   717,831   $   684,651
                                   ==========    ==========    ==========    ==========    ==========
Pro Forma income taxes
  (Unaudited -- See Note 9).....      277,727       528,934     1,253,493       252,778       191,237
                                  -----------   -----------   -----------   -----------   -----------
Pro Forma Net Income
  (Unaudited)...................  $   883,339   $ 1,426,427   $ 2,966,153   $   465,053   $   493,414
                                   ==========    ==========    ==========    ==========    ==========

                            See accompanying notes.

                         COMBINED PREDECESSOR COMPANIES

                   COMBINED STATEMENTS OF STOCKHOLDERS EQUITY

Balance at December 31, 1992....................................................  $ 3,416,677
  Capital distributions.........................................................   (1,008,359)
  Issuance of stock.............................................................      (10,400)
          Net income............................................................    1,161,066
                                                                                  -----------
Balance at December 31, 1993....................................................    3,558,984
  Capital distributions.........................................................     (906,000)
  Issuance of stock.............................................................      181,500
  Adjustment to unrealized losses on available-for-sale securities, net of
     tax........................................................................       (6,030)
          Net income............................................................    1,955,361
                                                                                  -----------
Balance at December 31, 1994....................................................    4,783,815
  Capital distributions.........................................................   (1,745,498)
  Adjustment to unrealized gains on available-for-sale securities, net of tax...       17,432
          Net income............................................................    4,219,646
                                                                                  -----------
Balance at December 31, 1995....................................................    7,275,395
  Capital distributions (unaudited).............................................      (46,000)
  Adjustment to unrealized losses on available-for-sale securities, net of tax
     (unaudited)................................................................         (653)
          Net income (unaudited)................................................      684,651
                                                                                  -----------
Balance at March 31, 1996 (unaudited)...........................................  $ 7,913,393
                                                                                   ==========

                            See accompanying notes.

                         COMBINED PREDECESSOR COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                      THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                  MARCH 31,
                                                          ---------------------------------------   -----------------------
                                                             1993          1994          1995          1995         1996
                                                          -----------   -----------   -----------   ----------   ----------
                                                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income..............................................  $ 1,161,066   $ 1,955,361   $ 4,219,646   $  717,831   $  684,651
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.........................      650,028       948,523     1,212,891      280,737      296,283
  Provision for deferred income taxes (benefit).........      146,310        42,995      (146,929)     (14,001)     (38,923)
  Provisions for loss on accounts receivable............      117,775       184,591       210,592       23,738       24,480
  (Gain) loss on asset disposals........................      (63,962)       10,724       (28,676)          --      (10,425)
  Changes in assets and liabilities:
    Receivables.........................................     (960,086)   (1,188,907)   (1,679,651)     316,868      921,553
    Inventories.........................................     (123,261)     (439,111)     (147,438)    (203,113)    (409,355)
    Prepaid expenses and other current assets...........       20,481         4,047        23,358     (134,403)     (24,194)
    Trade accounts payable and accrued liabilities......      772,192      (121,026)     (139,218)      88,633     (165,160)
    Accrued compensation................................      770,922        79,437       900,429     (162,898)(   (609,950)
    Accrued taxes, other than income....................       58,872        59,354      (162,061)    (157,566)      26,178
    Accrued warranties..................................       60,631        95,751       139,847       81,067        9,879
    Deferred revenue....................................      296,122       464,733       236,766       36,017       37,981
    Income taxes payable................................      (33,431)      247,645       341,334     (202,264)       4,570
    Costs and estimated earnings in excess of billings
      and billings in excess of costs and estimated
      earnings..........................................      228,227       (59,706)      (27,118)      (5,349)      92,742
                                                          -----------   -----------   -----------   ----------   ----------
        Net cash flow provided by operating
          activities....................................    3,101,886     2,284,411     4,953,772      665,297      840,310
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment..........     (935,240)   (1,564,491)   (1,707,310)    (407,416)    (333,498)
Proceeds from sale of property, buildings, and
  equipment.............................................      236,199        34,640        76,618       11,847       14,261
Purchase of investments.................................      (34,185)     (222,476)      (23,719)      (3,112)    (257,412)
Proceeds from sale of investments.......................           --            --       200,994           --       53,601
Purchases of certificates of deposit....................     (100,000)     (100,000)     (200,000)          --           --
Proceeds from sale of certificates of deposit...........      100,000       100,000       100,000           --           --
Advances on notes receivable............................           --            --       (40,222)     (15,178)     (15,538)
Collections on notes receivable.........................       32,514        20,663            --           --           --
Cash acquired through purchase of business..............           --        76,906            --           --           --
Other deferred credits..................................       65,350            --            --           --           --
(Increase) decrease in other assets.....................     (157,735)      (50,332)      (41,549)     (12,522)      (4,251)
                                                          -----------   -----------   -----------   ----------   ----------
        Net cash used in investing activities...........     (793,097)   (1,705,090)   (1,635,188)    (426,381)    (542,837)
FINANCING ACTIVITIES
Proceeds from short-term debt...........................       15,000            --       250,000           --           --
Payments on short-term debt.............................       (6,060)     (236,231)      (71,474)          --     (149,174)
Retirement of stock.....................................     (100,000)           --            --           --           --
Issuance of stock.......................................       60,000            --            --           --           --
Proceeds of long-term debt and capital leases...........    1,315,946     2,058,415     1,704,877      640,718      288,137
Payments of long-term debt and capital leases...........   (1,370,909)   (1,850,462)   (1,909,999)    (475,837)    (519,052)
Proceeds on notes payable to related parties............       29,039       376,058       479,879       33,332       57,470
Payments on notes payable to related parties............      (49,187)     (275,889)     (238,281)     (12,058)    (100,000)
Distribution to stockholders............................   (1,008,359)     (906,000)   (1,745,498)    (383,000)     (46,000)
Accounts receivable and accounts payable to related
  parties...............................................       17,292      (200,679)      113,093       (6,956)     115,981
                                                          -----------   -----------   -----------   ----------   ----------
        Net cash provided by (used in) financing
          activities....................................   (1,097,238)   (1,034,788)   (1,417,403)    (203,801)    (352,638)
                                                          -----------   -----------   -----------   ----------   ----------
Increase (decrease) in cash and cash equivalents........    1,211,551      (455,467)    1,901,181       35,115      (55,165)
Cash and cash equivalents at beginning of period........    1,238,917     2,450,468     1,995,001    1,995,001    3,896,182
                                                          -----------   -----------   -----------   ----------   ----------
        Cash and cash equivalents at end of period......  $ 2,450,468   $ 1,995,001   $ 3,896,182   $2,030,116   $3,841,017
                                                           ==========    ==========    ==========    =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................................  $   215,460   $   314,289   $   325,435   $   72,611   $   95,177
                                                           ==========    ==========    ==========    =========    =========
Income taxes paid.......................................  $    65,975   $    82,704   $   419,301   $   75,321   $   66,158
                                                           ==========    ==========    ==========    =========    =========
Purchase of equipment through capital leases............  $   139,456   $   155,694   $    93,910   $       --   $  149,742
                                                           ==========    ==========    ==========    =========    =========
Covenant not-to-compete exchanged for debt..............  $    90,000   $        --   $        --   $       --   $       --
                                                           ==========    ==========    ==========    =========    =========
ACQUISITION OF COMPANY
Fair value of assets acquired excluding cash.........................   $   717,883
Fair value of liabilities assumed....................................      (613,289)
Stock issued.........................................................      (181,500)
                                                                        -----------
        Cash acquired................................................   $    76,906
                                                                         ==========

                            See accompanying notes.

                         COMBINED PREDECESSOR COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Service Experts, Inc. (of Delaware) ("the Company") was formed on March 27, 1996, primarily for the purpose of acquiring 13 unrelated heating and air conditioning companies, in exchange for shares of its common stock and cash from the proceeds of the sale of its stock in the initial public offering of the Company ("the Offering"). The Combination is to be effected in accordance with executed combination agreements with the 13 heating and air conditioning companies and is subject to the closing of the Offering. The 13 unrelated businesses to be acquired, first day of operations presented, and their city of operations, are as follows:

                                                    FIRST DAY
                   COMPANY NAME                     PRESENTED              LOCATION
    ------------------------------------------  -----------------  ------------------------
    Combined AC Service & Installation Co.,
      Inc. and Donelson Air Conditioning
      Company, Inc............................  January 1, 1993    Nashville, Tennessee
    Hardwick Air Masters, Inc.................  January 1, 1993    Little Rock, Arkansas
    Air Experts, a United Services Co.,
      Inc.....................................  January 1, 1994    St. Louis, Missouri
    Arrow Heating & Air Conditioning, Inc.....  January 29, 1993   Racine, Wisconsin
    Brand Heating & Air Conditioning, Inc.....  January 1, 1993    Lafayette, Indiana
    Coastal Air Conditioning Service, Inc.....  January 1, 1993    Savannah, Georgia
    Contractor Success Group, Inc.............  January 1, 1993    St. Louis, Missouri
    Comerford's Heating and Air Conditioning,
      Inc.....................................  January 1, 1993    Pleasanton, California
    Gilley's Heating & Cooling, Inc...........  January 1, 1993    Monroe, Louisiana
    Norrell Heating & Air Conditioning,
      Inc.....................................  January 1, 1993    Birmingham, Alabama
    Rolf Coal and Fuel Corp...................  January 1, 1993    Fort Wayne, Indiana
    Service Experts of Palm Springs, Inc......  October 15, 1993   Palm Springs, California
    Vision Holding Company, Inc...............  March 1, 1993      Kansas City, Missouri

     The financial statements of these companies have been combined for all periods presented. The companies operate in one industry segment and are primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in their respective cities.

     The Combined Predecessor Companies were not under common control or management and some were not subject to corporate income taxes (see Note 9); accordingly, the data may not be comparable to or indicative of post-combination results.

RECOGNITION OF INCOME

     Revenues on all of the Combined Predecessor Companies' heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues for all of the Combined Predecessor Companies' heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined.

                         COMBINED PREDECESSOR COMPANIES

Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $134,986 and $118,130 at December 31, 1994 and 1995, respectively. The Combined Predecessor Companies classify these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Predecessor Companies customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

     Contractor Success Group, Inc. provides management consulting, marketing services, reporting mechanisms, lead generation tools, sales techniques, implementation materials and customized training for its member companies in the heating, ventilation and air conditioning contracting ("HVAC") industry. This company currently has over 270 members throughout the United States and Canada.

     Initial membership fees paid to Contractor Success Group, Inc., less a provision for estimated uncollectible amounts, are recognized on the date the membership agreement is signed given that the fees are nonrefundable, and all obligations have been substantially performed. Initial membership fees included in net revenue totaled $1,071,000, $1,120,000 and $900,000 during 1993, 1994 and
1995, respectively. Quarterly dues, less a provision for estimated uncollectible amounts, are recognized in the same period the services and obligations are performed. Revenue from sales of copyrighted literature is recognized on the date of sale.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Combined Predecessor Companies, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

CASH EQUIVALENTS

     The Combined Predecessor Companies considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                         COMBINED PREDECESSOR COMPANIES

NOTES RECEIVABLE

     Contractor Success Group, Inc. accepts notes receivable from members who desire to finance a portion of their initial membership fee. The original principal balance generally does not exceed $15,000 and the notes typically involve a three-year term, accrue interest at 18% and are payable in equal monthly installments of principal and interest. The notes are periodically reviewed for collectibility and reserves are established at the time it appears that collectibility is uncertain. Included in current portion of notes receivable is $270,795 and $231,232 at December 31, 1994 and 1995, respectively, related to these notes. Included in notes receivable -- other is $309,725 and $310,294 at December 31, 1994 and 1995, respectively, related to these notes.

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $53,358, $2,611 and $79,216, respectively and accounts written off, net of recoveries were $0, $0 and $79,216, respectively.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                  YEARS
                                                                                  ------
    Buildings...................................................................   31.5
    Furniture and fixtures......................................................   3-11
    Machinery and equipment.....................................................   3-11
    Vehicles....................................................................   3-10
    Leasehold improvements......................................................   7-40

WARRANTIES

     The Combined Predecessor Companies provide the retail customer with a one, two, three, or ten-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Combined Predecessor Companies provide an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Predecessor Companies practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Those Combined Predecessor Companies subject to corporate income taxes use the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The shareholders of the other Combined Predecessor Companies have elected under Subchapter S of the Internal Revenue Code to include their respective company's income in their own income for federal income tax purposes. Accordingly, these companies are not subject to federal income taxes. This election is not

                         COMBINED PREDECESSOR COMPANIES
available for some state income tax reporting; accordingly, the Combined Predecessor Companies uses the liability method of accounting for state income taxes in these jurisdictions.

ADVERTISING COSTS

     Certain of the Combined Predecessor Companies expense advertising costs as incurred. During 1993, 1994 and 1995, the Combined Predecessor Companies expensed $696,180, $884,318 and $906,326, respectively. Advertising costs for Air Experts, Inc. primarily relate to brochures which are accounted for as prepaid supplies and expensed as distributed. This company had no prepaid advertising at December 31, 1994. This company had $20,014 of prepaid advertising at December 31, 1995. Advertising expense was $87,175 and $158,350 in 1994 and 1995, respectively for this company.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $126,354, $178,414 and $137,674, respectively and accounts written off, net of recoveries were $142,121, $57,963 and $121,505, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Combined Predecessor Companies have considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Combined Predecessor Companies' financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts........................  $1,721,557   $1,424,905
      Estimated earnings..........................................     751,727      769,823
                                                                    ----------   ----------
                                                                     2,473,284    2,194,728
    Less applicable billings......................................   2,548,919    2,243,245
                                                                    ----------   ----------
                                                                    $  (75,635)  $  (48,517)
                                                                     =========    =========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts....................................  $  187,569   $  187,280
      Billings in excess of costs and estimated earnings on
         uncompleted contracts....................................    (263,204)    (235,797)
                                                                    ----------   ----------
                                                                    $  (75,635)  $  (48,517)
                                                                     =========    =========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                         COMBINED PREDECESSOR COMPANIES

3. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Combined Predecessor Companies adopted SFAS No. 115. The Combined Predecessor Companies' investment in securities are classified as available-for-sale under SFAS No. 115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 did not have a significant impact on the Combined Predecessor Companies' financial statements. The securities available-for-sale as of December 31 were as follows:

                                                            1994                    1995
                                                    ---------------------   ---------------------
                                                               ESTIMATED               ESTIMATED
                                                      COST     FAIR VALUE     COST     FAIR VALUE
                                                    --------   ----------   --------   ----------
    U.S. Treasury Bills...........................  $200,994    $ 200,994   $     --    $      --
    Other debt securities.........................    63,575       48,496     72,428       59,943
    Equity securities.............................    38,379       44,727     54,852       76,598
                                                    --------   ----------   --------   ----------
                                                    $302,948    $ 294,217   $127,280    $ 136,541
                                                    ========     ========   ========     ========

     There were no gross realized gains or losses from the sale of available-for-sale securities.

4. DEBT

     Debt consists of:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Lines of credit...............................................  $  274,116   $  177,821
    Mortgage note payable.........................................     616,998      516,010
    Installment and equipment notes...............................     727,414      952,615
    Other long-term debt..........................................      97,015       59,693
                                                                    ----------   ----------
                                                                     1,715,543    1,706,139
    Less current portion..........................................     827,025      625,723
                                                                    ----------   ----------
                                                                    $  888,518   $1,080,416
                                                                     =========    =========

     The Combined Predecessor Companies have various lines of credit with various financial institutions with a total borrowing limit of $1,625,000. These lines of credit bear interest at various fixed rates ranging from 8.5% to 10.25% and variable rates ranging from 8.5% to 9.75% at December 31, 1995.

     One of the Combined Predecessor Companies has a mortgage note payable which is secured by the related office building and land. This loan requires monthly installments of $8,400, including principal and imputed interest (6.1% at December 31, 1995) through July 15, 1997.

     The Combined Predecessor Companies have various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 6.45% to 9.4% per annum or at variable rates ranging from 7.5% to 11.0% at December 31, 1995. These loans require monthly payments ranging from $339 to $6,458 and are due through December 1999.

                         COMBINED PREDECESSOR COMPANIES

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996.............................................................  $  625,723
        1997.............................................................     821,781
        1998.............................................................     160,836
        1999.............................................................      79,601
        2000.............................................................      18,198
                                                                           ----------
                                                                           $1,706,139
                                                                            =========

5. LEASES

     Total rental expense for all operating leases was $434,210, $609,128 and $650,542 for 1993, 1994 and 1995, respectively. The Companies lease certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through January 2000. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                     CAPITAL    OPERATING
                                                                      LEASES      LEASES
                                                                     --------   ----------
    1996...........................................................  $112,184   $  555,500
    1997...........................................................    72,399      359,882
    1998...........................................................    41,588      224,648
    1999...........................................................    16,554      166,918
    2000...........................................................     3,581       52,594
                                                                     --------   ----------
                                                                      246,306   $1,359,542
                                                                                 =========
    Amounts representing interest..................................    31,145
                                                                     --------
    Present value of net minimum rentals (including $93,381
      classified as current).......................................  $215,161
                                                                     ========

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994        1995
                                                                     ---------   ---------
    Machinery and equipment........................................  $ 310,633   $ 395,858
    Less accumulated amortization..................................   (115,655)   (161,897)
                                                                     ---------   ---------
    Net equipment under capital leases.............................  $ 194,978   $ 233,961
                                                                     =========   =========

     Amortization of the assets under capital leases is included in depreciation expense.

6. EMPLOYEE BENEFIT PLANS

     Several of the Combined Predecessor Companies have various defined-contribution employee benefit plans incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of these companies are eligible to participate in the plans. Under the various plans' provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically ranging from 1% to 20% of total compensation, not to exceed the maximum established by the Internal Revenue Service. Certain companies provide discretionary or do not match contributions while others provide matching contributions ranging from 25% to 50% of total contributions by a plan member, to a maximum ranging from 2% to 6% of

                         COMBINED PREDECESSOR COMPANIES
the employee's total calendar year compensation. The Combined Predecessor Companies' matching contributions totaled $179,656, $199,678 and $250,164 for the years ended December 31, 1993, 1994 and 1995, respectively.

7. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Predecessor Companies are parties to a number of legal proceedings arising in the ordinary course of their business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Combined Predecessor Companies.

     The Combined Predecessor Companies maintain general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Combined Predecessor Companies believe that their insurance coverage is adequate.

     One of the companies within the Combined Predecessor Companies has entered into a salary continuation agreement with the President of that company. Under this agreement, the president will be paid $1,667 per month for 180 months following the retirement date of August 1, 2003. The amount charged to expense was $6,356, $7,347 and $8,466 at December 31, 1993, 1994 and 1995, respectively.
The liability classified as long-term is $45,191 at December 31, 1995.

8. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $4,340,482, $3,889,251 and $5,618,455 in 1993, 1994 and 1995, respectively.

9. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                              1993       1994       1995
                                                            --------   --------   ---------
    Current:
      Federal.............................................  $ 33,032   $303,593   $ 619,245
      State...............................................    13,668     56,519     141,596
    Deferred..............................................   146,310     42,995    (146,929)
                                                            --------   --------   ---------
                                                            $193,010   $403,107   $ 613,912
                                                            ========   ========   =========

                         COMBINED PREDECESSOR COMPANIES

     Significant components of the deferred tax assets and liabilities as of December 31, 1994 and 1995, are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $224,542   $234,177
      Unrealized gain on available-for-sale securities...............        --      2,463
      Deferred revenue...............................................    52,200     29,700
      Contract billings..............................................    34,068     21,918
      Capitalized overhead...........................................    24,631     20,210
      Prepaids.......................................................    10,508      6,506
                                                                       --------   --------
    Deferred tax liabilities.........................................   345,949    314,974
    Deferred tax assets:
      Net operating loss carryforwards...............................    39,500         --
      Accounts receivable............................................    40,799     50,882
      Unrealized loss on available-for-sale securities...............     2,879         --
      Compensation and warranty reserves.............................    65,183    156,196
      Deferred revenue...............................................    72,697     57,011
      Accrued expenses...............................................    10,152     13,562
      Depreciation and amortization..................................    16,143     18,828
      Passive activity loss carryforwards............................     9,490      9,490
      Employee compensation..........................................    17,587     22,165
      Contributions..................................................    33,340     46,097
      Other..........................................................    31,882     38,292
                                                                       --------   --------
              Total gross deferred tax assets........................   339,652    412,523
      Valuation allowance............................................   (83,840)   (46,097)
                                                                       --------   --------
      Net deferred tax assets........................................   255,812    366,426
                                                                       --------   --------
      Net deferred tax liabilities (assets)..........................  $ 90,137   $(51,452)
                                                                       ========   ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                     DECEMBER 31,
                                                           ---------------------------------
                                                             1993        1994        1995
                                                           --------   ----------   ---------
    Tax provision at statutory rate......................  $211,241   $  364,841   $ 771,219
    State income tax less applicable federal tax
      benefit............................................    16,857       48,184      93,110
    Effects of graduated tax rates.......................   (17,451)     (52,333)   (199,263)
    Surtax exemption.....................................    (2,152)     (15,490)    (26,672)
    Change in valuation allowance........................        --       29,500     (37,743)
    NOL for which no benefit recognized..................    14,700       24,800          --
    Goodwill amortization................................        --       11,346      11,346
    Other, net...........................................   (30,185)      (7,741)      1,915
                                                           --------   ----------   ---------
                                                           $193,010   $  403,107   $ 613,912
                                                           ========    =========   =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, certain of the Combined Predecessor Companies operate under Subchapter S of the Internal Revenue Code and are not subject to corporate federal income tax. In connection

                         COMBINED PREDECESSOR COMPANIES
with the contemplated initial public offering (See Note 1), the Subchapter S election will be terminated for these companies. As a result, these companies will be subject to corporate income taxes subsequent to the termination of S corporation status. These companies had net operating income for income tax purposes of $744,179, $708,003 and $2,642,912 for 1993, 1994 and 1995,
respectively. Had these companies filed federal and state income tax returns as regular corporations for 1993, 1994 and 1995, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $277,727, $528,934 and $1,253,493, respectively.

     At the date of termination of S corporation status, these companies will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the deferred tax liability would have been approximately $177,500.

     The following unaudited pro forma information reflects income tax expense of the Combined Predecessor Companies as if the S corporation companies had been subject to federal and state income taxes:

                                                                      DECEMBER 31,
                                                            --------------------------------
                                                              1993       1994        1995
                                                            --------   --------   ----------
    Current:
      Federal.............................................  $352,632   $668,793   $1,518,729
      State...............................................    57,668    106,706      292,664
    Deferred..............................................    60,437    156,542       56,012
                                                            --------   --------   ----------
    Pro forma income taxes................................   470,737    932,041    1,867,405
    Income taxes as reported..............................   193,010    403,107      613,912
                                                            --------   --------   ----------
    Pro forma income tax adjustment.......................  $277,727   $528,934   $1,253,493
                                                            ========   ========    =========

10. RELATED PARTY TRANSACTIONS

  Notes Payable to Related Parties

     Certain of the Combined Predecessor Companies have notes payable to related parties, including current and former shareholders, which bear annual interest ranging from 0.0% to 12.5% and are due through January 2009. The aggregate amount of principal maturities are $173,586, $737,013, $97,163, $93,990, $69,488 and $669,601 in 1996, 1997, 1998, 1999, 2000, and thereafter, respectively.

  Notes Receivable from Related Parties

     Certain of the Combined Predecessor Companies have various notes receivable from related parties, including current shareholders. These notes have various payment terms and bear annual interest ranging from 5.0% to 8.0%.

  Other Related Party Transaction

     Certain of the Combined Predecessor Companies lease facility space from stockholders and employees of those companies and from various corporations and partnerships which are owned by stockholders of the Combined Predecessor Companies. Rental expense on these related party operating leases amount to $286,292, $347,258 and $348,935 for the years 1993, 1994 and 1995, respectively.

                         COMBINED PREDECESSOR COMPANIES

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by the Combined Predecessor Companies' management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statement should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

12. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
AC Service & Installation Co., Inc.
  and Donelson Air Conditioning Company, Inc.

     We have audited the accompanying combined balance sheets of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 5, 1996

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                            COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    MARCH 31,
                                                                1994         1995         1996
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents................................  $   91,096   $  275,720   $   825,444
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $135,786 in 1994 and $135,000 in 1995...............   1,944,403    1,975,449     1,608,433
     Related party.........................................          --      207,259       264,657
     Employee..............................................      13,411       63,092        69,189
     Other.................................................     140,593       77,473        60,791
                                                             ----------   ----------   -----------
                                                              2,098,407    2,323,273     2,003,070
  Inventories..............................................     209,340      234,439       266,000
  Costs and estimated earnings in excess of billings.......      55,936       30,740        76,249
  Prepaid expenses and other current assets................      12,264        9,143        10,623
  Deferred income taxes....................................          --       16,817        16,817
                                                             ----------   ----------   -----------
          Total current assets.............................   2,467,043    2,890,132     3,198,203
Property, buildings and equipment:
  Land.....................................................     105,000      105,000       105,000
  Buildings................................................     707,999      766,677       771,153
  Furniture and fixtures...................................     182,516      396,278       396,278
  Machinery and equipment..................................     121,500      162,883       162,883
  Vehicles.................................................   1,047,710    1,300,369     1,290,074
  Leasehold improvements...................................      77,451       67,224        67,224
                                                             ----------   ----------   -----------
                                                              2,242,176    2,798,431     2,792,612
  Less accumulated depreciation and amortization...........    (872,184)  (1,183,066)   (1,264,192)
                                                             ----------   ----------   -----------
                                                              1,369,992    1,615,365     1,528,420
Other assets...............................................      94,546       64,413        57,513
                                                             ----------   ----------   -----------
          Total assets.....................................  $3,931,581   $4,569,910   $ 4,784,136
                                                              =========    =========     =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  665,209   $  403,442   $   395,067
  Accrued compensation.....................................     463,995      487,900       657,949
  Accrued taxes, other than income.........................      39,293       12,728        45,709
  Accrued warranties.......................................      54,174       98,379        79,518
  Income taxes payable.....................................      25,641       66,793        39,748
  Deferred revenue.........................................     215,585      189,108       174,391
  Billings in excess of costs and estimated earnings.......     235,450      228,283       353,157
  Liability to Company benefit plan........................      46,332       56,581        64,640
  Current portion of long-term debt........................     106,594      164,265       127,033
                                                             ----------   ----------   -----------
          Total current liabilities........................   1,852,273    1,707,479     1,937,212
Long-term debt, net of current portion.....................     516,010      463,529       431,560
Notes payable to stockholders..............................     448,208      661,808       661,808
Deferred income taxes......................................      14,986        8,436         8,436
Stockholders' equity.......................................   1,100,104    1,728,658     1,745,120
                                                             ----------   ----------   -----------
          Total liabilities and stockholders' equity.......  $3,931,581   $4,569,910   $ 4,784,136
                                                              =========    =========     =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                         COMBINED STATEMENTS OF INCOME

                                                                                THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                  MARCH 31,
                                    ---------------------------------------   -----------------------
                                       1993          1994          1995          1995         1996
                                    -----------   -----------   -----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues......................  $10,292,295   $14,298,906   $16,452,622   $3,134,448   $3,098,023
Cost of goods sold................    7,280,075    10,245,039    11,122,350    2,186,991    2,071,421
                                    -----------   -----------   -----------   ----------   ----------
Gross margin......................    3,012,220     4,053,867     5,330,272      947,457    1,026,602
Selling, general and
  administrative expenses.........    2,865,476     3,701,883     4,563,134      897,567      998,909
Bad debt expense..................       43,265        84,338        28,502       13,896       17,004
                                    -----------   -----------   -----------   ----------   ----------
Income from operations............      103,479       267,646       738,636       35,994       10,689
Other income (expense):
  Interest expense................      (74,631)      (71,600)      (77,149)     (13,725)     (13,292)
  Interest income.................        4,994         7,059        23,186        1,120       10,896
  Other income....................       68,450        17,065        25,569        3,223       14,171
                                    -----------   -----------   -----------   ----------   ----------
                                         (1,187)      (47,476)      (28,394)      (9,382)      11,775
                                    -----------   -----------   -----------   ----------   ----------
Income before federal and state
  income taxes....................      102,292       220,170       710,242       26,612       22,464
Provision (benefit) for income
  taxes:
  Current.........................       19,505        48,525       105,055        2,279        6,002
  Deferred........................        2,241        (7,399)      (23,367)          --           --
                                    -----------   -----------   -----------   ----------   ----------
                                         21,746        41,126        81,688        2,279        6,002
                                    -----------   -----------   -----------   ----------   ----------
Net income........................  $    80,546   $   179,044   $   628,554   $   24,333   $   16,462
                                     ==========    ==========    ==========    =========    =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 31, 1992.....................................................  $  940,514
  Retirement of stock............................................................    (100,000)
  Net income.....................................................................      80,546
                                                                                   ----------
Balance at December 31, 1993.....................................................     921,060
  Net income.....................................................................     179,044
                                                                                   ----------
Balance at December 31, 1994.....................................................   1,100,104
  Net income.....................................................................     628,554
                                                                                   ----------
Balance at December 31, 1995.....................................................   1,728,658
  Net income (unaudited).........................................................      16,462
Balance at March 31, 1996 (unaudited)............................................  $1,745,120
                                                                                    =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                    THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,             MARCH 31,
                                               ---------------------------------   --------------------
                                                 1993        1994        1995        1995        1996
                                               ---------   ---------   ---------   ---------   --------
                                                                                       (UNAUDITED)
OPERATING ACTIVITIES
Net income...................................  $  80,546   $ 179,044   $ 628,554   $  24,333   $ 16,462
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............    214,789     286,988     411,438     101,964     96,489
  Current deferred income taxes..............      2,241      (7,399)    (23,367)         --         --
  Provisions for loss on accounts
     receivable..............................     43,265      84,338      28,502      13,896     17,004
  Gain on asset disposals....................    (53,455)     (3,711)    (14,018)         --     (7,225)
  Changes in assets and liabilities:
     Receivables.............................   (260,964)   (731,644)   (253,368)    253,303    303,199
     Inventories.............................    (44,848)    (76,656)    (25,099)     (8,105)   (31,561)
     Prepaid expenses and other current
       assets................................      8,026      27,581       3,121       8,157     (1,480)
     Trade accounts payable and accrued
       liabilities...........................    (83,156)    193,280    (261,767)    (44,738)    (8,375)
     Accrued compensation....................    458,326      24,734      34,154     (20,218)   178,108
     Accrued taxes, other than income........      6,184       9,272     (26,565)     (4,448)    32,981
     Accrued warranties......................     20,516      28,439      44,205     (10,498)   (18,861)
     Deferred revenue........................     12,767     187,768     (26,477)     (7,221)   (14,717)
     Income taxes payable....................    (10,779)      3,604      41,152       4,532    (27,045)
     Costs and estimated earnings in excess
       of billings and billings in excess of
       costs and estimated earnings..........    155,052      58,864      18,029     (42,992)    79,365
                                               ---------   ---------   ---------   ---------   --------
Net cash flow provided by operating
  activities.................................    548,510     264,502     578,494     267,965    614,344
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment..................................  $(283,278)  $(508,769)  $(642,470)  $(190,585)  $ (6,480)
Proceeds from sale of property, buildings,
  and equipment..............................    165,685       4,491      29,810          --     11,061
Increase in other assets.....................   (124,162)         --          --          --         --
                                               ---------   ---------   ---------   ---------   --------
Net cash provided by (used in) investing
  activities.................................   (241,755)   (504,278)   (612,660)   (190,585)     4,581
FINANCING ACTIVITIES
Retirement of stock..........................   (100,000)         --          --          --         --
Proceeds of long-term debt...................    205,845     119,000     266,139     266,138         --
Payments of long-term debt...................   (336,545)   (192,922)   (260,949)    (43,700)   (69,201)
Proceeds on notes payable to stockholders....      9,403     220,378     280,000          --         --
Payments on notes payable to stockholders....         --     (83,248)    (66,400)         --         --
                                               ---------   ---------   ---------   ---------   --------
Net cash provided by (used in) financing
  activities.................................   (221,297)     63,208     218,790     222,438    (69,201)
                                               ---------   ---------   ---------   ---------   --------
Increase (decrease) in cash and cash
  equivalents................................     85,458    (176,568)    184,624     299,818    549,724
Cash and cash equivalents at beginning of
  period.....................................    182,206     267,664      91,096      91,906    275,720
                                               ---------   ---------   ---------   ---------   --------
Cash and cash equivalents at end of period...  $ 267,664   $  91,096   $ 275,720   $ 391,724   $825,444
                                               =========   =========   =========   =========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid................................  $  62,053   $  84,178   $  77,054   $  13,725   $ 13,292
                                               =========   =========   =========   =========   ========
Income tax paid..............................  $   9,490   $  49,460   $  67,003   $      --   $ 17,250
                                               =========   =========   =========   =========   ========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. hereafter referred to as ("the Combined Company") are under common ownership. The financial statements of these companies have been combined for all periods presented. The Combined Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in Nashville, Tennessee.

RECOGNITION OF INCOME

     Revenues on all of the Combined Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage of completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Combined Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $124,298 and $75,504 at December 31, 1994 and 1995, respectively. The Combined Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

CASH EQUIVALENTS

     The Combined Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Buildings....................................................................   31.5
    Furniture and fixtures.......................................................    5-7
    Machinery and equipment......................................................      5
    Vehicles.....................................................................      5

WARRANTIES

     The Combined Company provides the retail customer with a two-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Combined Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Donelson Air Conditioning Company, Inc. uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The stockholders of AC Service & Installation Co., Inc. have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, AC Service & Installation Co., Inc. is not subject to federal income taxes. This election is not available for Tennessee state income tax reporting; accordingly, AC Service & Installation Co., Inc. uses the liability method of accounting for Tennessee state income taxes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ADVERTISING COSTS

     The Combined Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Combined Company expensed $235,360, $304,417 and $207,802, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $43,265, $84,338 and $28,502, respectively and accounts written off, net of recoveries were $22,057, $(77) and $29,288, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts........................  $1,264,339   $  911,195
      Estimated earnings..........................................     420,053      486,693
                                                                    ----------   ----------
                                                                     1,684,392    1,397,888
    Less applicable billings......................................   1,863,906    1,595,431
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts....................................  $   55,936   $   30,740
      Billings in excess of costs and estimated earnings on
         uncompleted contracts....................................    (235,450)    (228,283)
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Mortgage note payable.........................................  $  582,350   $  516,010
    Notes payable -- stockholders.................................     482,313      695,913
    Installment note -- SunTrust Bank.............................          --       68,884
    Installment note -- Bank of Nashville.........................      28,921       19,158
    Other.........................................................      11,333       23,742
                                                                    ----------   ----------
                                                                     1,104,917    1,323,707
    Less current portion..........................................     106,594      164,265
                                                                    ----------   ----------
                                                                    $  998,323   $1,159,442
                                                                     =========    =========

     The Combined Company has a mortgage note payable to Free Will Baptist, Inc. that is secured by the Combined Company's office building and related land. The loan requires monthly installments of $8,400, including fixed principal and imputed interest (6.1% at December 31, 1995), through July 15, 1997, at which time the remaining balance of $403,160 is due.

     The Combined Company has an installment note payable to SunTrust Bank that expires April 15, 1997. The loan is secured by vehicles and requires monthly payments of $4,593, including principal and interest at the SunTrust Bank base rate plus .25% (8.75% at December 31, 1995).

     The Combined Company has an installment note payable to the Bank of Nashville that expires March 16, 1996. The loan is secured by vehicles and requires monthly payments of $6,458, including principal and interest at 8.50%.

     The notes payable to stockholders represents amounts loaned to the Combined Company for working capital needs. The Combined Company has signed unsecured promissory notes payable to the stockholders for $482,313 and $695,913 at December 31, 1994 and 1995, respectively, all due December 31, 1997. The notes bear interest of 4.8% per year.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996.............................................................  $  164,265
        1997.............................................................   1,159,442
                                                                           ----------
                                                                           $1,323,707
                                                                            =========

4. EMPLOYEE BENEFIT PLANS

     The Combined Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Employees of the Combined Company must have one year of service and work 500 hours during the plan year to be eligible. Under the plan's provisions, a plan member may make contributions, on a tax-deferred basis, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Combined Company equal to 1/3 of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Combined Company's accrued matching contributions totaled $16,160, $30,340 and $45,678 as of December 31, 1993, 1994 and 1995, respectively.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Combined Company.

     The Combined Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Combined Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $1,402,085, $1,674,280 and $2,093,240 in 1993, 1994 and 1995, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
    Current:
      Federal................................................  $12,675   $39,913   $ 64,582
      State..................................................    6,830     8,612     40,473
    Deferred.................................................    2,241    (7,399)   (23,367)
                                                               -------   -------   --------
                                                               $21,746   $41,126   $ 81,688
                                                               =======   =======   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Contract billings..............................................  $34,068     $21,918
                                                                       -------     -------
    Deferred tax liabilities.........................................   34,068      21,918
    Deferred tax assets:
      Depreciation and amortization..................................    2,307       1,901
      Bad debts......................................................   12,375      17,754
      Warranty reserves..............................................    4,400      10,644
                                                                       -------     -------
    Total gross deferred tax assets..................................   19,082      30,299
    Valuation allowance..............................................       --          --
                                                                       -------     -------
    Net deferred tax assets..........................................   19,082      30,299
                                                                       -------     -------
    Net deferred tax liabilities (assets)............................  $14,986     $(8,381)
                                                                       =======     =======

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized. Accordingly, no valuation allowance has been recognized for the year ended December 31, 1995.

                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                  1993       1994       1995
                                                                --------   --------   ---------
Tax provision at statutory rate...............................  $ 34,689   $ 74,858   $ 241,482
State income tax less applicable federal tax benefit..........     4,508      5,684      26,712
Less benefit of graduated tax notes and adjustments to
  eliminate S corporation.....................................   (17,451)   (39,416)   (186,506)
                                                                --------   --------   ---------
                                                                $ 21,746   $ 41,126   $  81,688
                                                                ========   ========   =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, AC Service & Installation Co., Inc. operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated initial public offering (See Note 9), the Subchapter S election will be terminated. As a result, AC Service and Installation Co., Inc. will be subject to corporate income taxes subsequent to the termination of S corporation status. AC Service and Installation Co., Inc. had net operating income for income tax purposes of $74,800, $(142,000), $521,000 and $(18,600) for 1993, 1994, 1995 and the three months ended March 31, 1996, respectively. Had AC Service & Installation Co., Inc. filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the three months ended March 31, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $(8,200), $16,915, $205,200 and $(4,000), respectively.

     At the date of termination of S corporation status, AC Service & Installation Co., Inc. will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status.

     The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the deferred tax liability would have been approximately $53,400.

8. RELATED PARTY TRANSACTIONS

     The Combined Company has two outstanding notes receivable of $100,000 each from the two stockholders of the Combined Company as of December 31, 1995 and March 31, 1996. The notes are payable upon demand and bear annual interest of 5%.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Combined Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

11. SUBSEQUENT EVENT

     In May 1996, the Company entered into an agreement to sell its building for $1,230,000 in cash. The sale is to be effective June 14, 1996. The sale will result in a gain of approximately $530,000.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Hardwick Air Masters, Inc.
  d/b/a Airmasters, Inc.

     We have audited the accompanying balance sheets of Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------   MARCH 31,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $   80,896   $   57,512   $   26,896
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $48,716 in 1994 and $60,299 in 1995.................     588,707      985,311      898,276
     Related party.........................................      43,725       39,914       49,777
     Employee..............................................      16,377       22,517       31,244
                                                             ----------   ----------   ----------
                                                                648,809    1,047,742      979,297
  Inventories..............................................     238,250      178,739      202,917
  Costs and estimated earnings in excess of billings.......      72,477       83,203      103,793
  Prepaid income taxes.....................................      22,141          401       13,324
  Prepaid expenses and other current assets................       7,609       17,437       31,511
  Deferred income taxes....................................      69,026       58,693       54,047
                                                             ----------   ----------   ----------
          Total current assets.............................   1,139,208    1,443,727    1,411,785
Property, buildings and equipment:
  Furniture and fixtures...................................      83,733      108,262      114,516
  Machinery and equipment..................................     294,995      313,300      324,234
  Vehicles.................................................     463,196      681,641      751,690
  Leasehold improvements...................................      28,212       36,348       42,130
                                                             ----------   ----------   ----------
                                                                870,136    1,139,551    1,232,570
  Less accumulated depreciation and amortization...........    (521,448)    (610,220)    (643,021)
                                                             ----------   ----------   ----------
                                                                348,688      529,331      589,549
Other assets...............................................       6,748        6,381        6,289
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,494,644   $1,979,439   $2,007,623
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  554,430   $  796,322   $  774,551
  Accrued compensation.....................................      67,910       66,641      108,194
  Accrued warranties.......................................      26,717       35,689       38,078
  Deferred revenue.........................................     192,326      154,454      136,517
  Billings in excess of costs and estimated earnings.......      24,901        7,514        3,221
  Liability to Company benefit plan........................       1,855       13,270        5,627
  Current portion of long-term debt........................     304,024      205,146      307,264
                                                             ----------   ----------   ----------
          Total current liabilities........................   1,172,163    1,279,036    1,373,452
Long-term debt, net of current portion.....................     169,070      402,091      302,989
Deferred income taxes......................................      39,579       46,420       52,612
Stockholders' equity:
  Common stock -- $5 par value, 10,000 shares authorized,
     2,600 shares issued and outstanding...................      13,000       13,000       13,000
  Retained earnings........................................     100,832      238,892      265,570
                                                             ----------   ----------   ----------
          Total stockholders' equity.......................     113,832      251,892      278,570
                                                             ----------   ----------   ----------
          Total liabilities and stockholders' equity.......  $1,494,644   $1,979,439   $2,007,623
                                                              =========    =========    =========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                              STATEMENTS OF INCOME

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $3,989,626   $4,797,873   $6,377,285   $1,306,200   $1,663,251
Cost of goods sold...................   2,986,702    3,418,062    4,556,146      924,435    1,230,671
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,002,924    1,379,811    1,821,139      381,765      432,580
Selling, general and administrative
  expenses...........................     912,694    1,250,029    1,535,155      320,105      372,338
Bad debt expense.....................       5,102       60,938       42,157       10,981        6,671
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............      85,128       68,844      243,827       50,679       53,571
Other income (expense):
  Interest expense...................     (59,591)     (71,875)     (73,788)     (17,191)     (19,512)
  Interest income....................       2,527        2,928        2,201          573          500
  Other income.......................      19,989       16,363       10,482          938        3,452
                                       ----------   ----------   ----------   ----------   ----------
                                          (37,075)     (52,584)     (61,105)     (15,680)     (15,560)
                                       ----------   ----------   ----------   ----------   ----------
Income before federal and state
  income taxes.......................      48,053       16,260      182,722       34,999       38,011
Provision (benefit) for income taxes:
  Current............................       5,471       16,656       27,488         (168)         495
  Deferred...........................       7,365       (8,715)      17,174        9,325       10,838
                                       ----------   ----------   ----------   ----------   ----------
                                           12,836        7,941       44,662        9,157       11,333
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $   35,217   $    8,319   $  138,060   $   25,842   $   26,678
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             COMMON STOCK,
                                                              $5 PAR VALUE
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at December 31, 1992..............................  2,600    $13,000   $ 57,296   $ 70,296
  Net income..............................................     --         --     35,217     35,217
                                                            ------   -------   --------   --------
Balance at December 31, 1993..............................  2,600     13,000     92,513    105,513
  Net income..............................................     --         --      8,319      8,319
                                                            ------   -------   --------   --------
Balance at December 31, 1994..............................  2,600     13,000    100,832    113,832
  Net income..............................................     --         --    138,060    138,060
                                                            ------   -------   --------   --------
Balance at December 31, 1995..............................  2,600     13,000    238,892    251,892
  Net income (unaudited)..................................     --         --     26,678     26,678
                                                            ------   -------   --------   --------
Balance at March 31, 1996
  (unaudited).............................................  2,600    $13,000   $265,570   $278,570
                                                            =====    =======   ========   ========

                            See accompanying notes.

                           HARDWICK AIRMASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,             MARCH 31,
                                          ---------------------------------   --------------------
                                            1993        1994        1995        1995        1996
                                          ---------   ---------   ---------   ---------   --------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income..............................  $  35,217   $   8,319   $ 138,060   $  25,842   $ 26,678
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization.........     87,052      95,771     109,777      29,897     24,021
  Deferred income taxes.................      7,365      (8,715)     17,174       9,325     10,838
  Provisions for loss on accounts
     receivable.........................      5,102      60,938      42,157      10,981      6,671
  (Gain) loss on asset disposals........     (2,750)        751          --          --         --
  Changes in assets and liabilities:
     Receivables........................   (308,735)    (55,999)   (441,090)      7,219     61,774
     Inventories........................    (40,040)    (22,630)     59,511       9,399    (24,178)
     Prepaid income taxes...............    (19,719)     (1,275)     21,740        (168)    (9,927)
     Prepaid expenses and other current
       assets...........................     (3,171)     30,214      (9,828)    (22,102)   (14,074)
     Trade accounts payable and accrued
       liabilities......................    247,015      29,017     241,892     (10,787)    25,146
     Accrued compensation...............     15,723      14,794      10,146     (13,617)   (13,007)
     Accrued warranties.................      4,821       5,294       8,972       3,176      2,389
     Deferred revenue...................      8,543      64,210     (37,872)    (38,164)   (17,937)
     Costs and estimated earnings in
       excess of billings and billings
       in excess of costs and estimated
       earnings.........................     23,701     (66,976)    (28,113)     (3,024)   (24,883)
                                          ---------   ---------   ---------   ---------   --------
Net cash flow provided by operating
  activities............................     60,124     153,713     132,526       7,977     53,511
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment.............................   (195,719)    (98,577)   (301,533)   (125,286)   (87,235)
Proceeds from sale of property,
  buildings, and equipment..............      2,750       7,776      11,847      11,847         --
(Increase) decrease in other assets.....        372         367        (367)         --         92
                                          ---------   ---------   ---------   ---------   --------
Net cash used in investing activities...   (192,597)    (90,434)   (290,053)   (113,439)   (87,143)
FINANCING ACTIVITIES
Proceeds of long-term debt..............    268,284     110,749     324,260     144,584     77,970
Payments of long-term debt and capital
  leases................................    (98,898)   (158,318)   (190,117)    (66,980)   (74,954)
                                          ---------   ---------   ---------   ---------   --------
Net cash provided by (used in) financing
  activities............................    169,386     (47,569)    134,143      77,604      3,016
                                          ---------   ---------   ---------   ---------   --------
Increase (decrease) in cash and cash
  equivalents...........................     36,913      15,710     (23,384)    (27,858)   (30,616)
Cash and cash equivalents at beginning
  of year...............................     28,273      65,186      80,896      80,896     57,512
                                          ---------   ---------   ---------   ---------   --------
Cash and cash equivalents at end of
  year..................................  $  65,186   $  80,896   $  57,512   $  53,038   $ 26,896
                                          =========   =========   =========   =========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $  71,402   $  74,082   $  64,922   $  20,719   $ 20,675
                                          =========   =========   =========   =========   ========
Income tax paid (refunded)..............  $  25,900   $  (2,196)  $   6,497   $      --   $  6,423
                                          =========   =========   =========   =========   ========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

     Effective April 1, 1996, AMT Enterprises, Inc. ("AMT") was merged with and into the Company. AMT is under common control, with the Company's shareholders owning 100% of AMT. The merger was effected by an exchange of stock whereby the Company exchanged 600 shares of its common stock for 100% of the outstanding common stock (40 shares) of AMT. This transaction was accounted for similar to a pooling-of-interests and, accordingly, the accompanying financial statements have been restated to include the accounts of AMT.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $10,688 and $42,626 at December 31, 1994 and 1995, respectively. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  3-10
    Machinery and equipment.......................................................  3-10
    Vehicles......................................................................  3-10
    Leasehold improvements........................................................   31

WARRANTIES

     The Company provides the retail customer with a choice of one, three or ten-year warranties on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and Cash Equivalents -- The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          Long and Short-Term Debt -- The carrying amounts of the Company's borrowings under its revolving credit agreements and other debt agreements are estimated using discounted cash flow analyses, using interest rates currently being offered by banks for similar types of borrowing arrangements.

     The carrying amounts and fair value of the Company's financial instruments at December 31, 1995 are as follows:

                                                                       CARRYING     FAIR
                                                                        AMOUNT     VALUE
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Cash and cash equivalents........................................  $ 80,896   $ 80,896
    Long-term debt, including current portion........................   607,237    607,237

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $5,102, $60,938 and $42,157, respectively and accounts written off, net of recoveries were $2,214, $28,437 and $30,574, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Contracts on the percentage-of-completion method:
      Expenditures on completed contracts............................  $105,885   $308,300
      Estimated earnings.............................................    65,670    115,070
                                                                       --------   --------
                                                                        171,555    423,370
      Less applicable billings.......................................   123,979    347,681
                                                                       --------   --------
                                                                       $ 47,576   $ 75,689
                                                                       ========   ========
    Included in the accompanying balance sheets under the following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts.......................................  $ 72,477   $ 83,203
      Billings in excess of costs and estimated earnings on
         uncompleted contracts.......................................    24,901      7,514
                                                                       --------   --------
                                                                       $ 47,576   $ 75,689
                                                                       ========   ========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Lines of credit with a bank(1)...................................  $109,721   $121,721
    Notes payable to banks and finance companies(2)..................   282,242    409,716
    Debentures payable to stockholder(3).............................    75,800     75,800
    Other............................................................     5,331         --
                                                                       --------   --------
                                                                        473,094    607,237
    Less current portion.............................................   304,024    205,146
                                                                       --------   --------
                                                                       $169,070   $402,091
                                                                       ========   ========

- ---------------

(1) The Company has two secured lines of credit with a bank that expire February 5, 1997. Under their terms, the Company can borrow up to $150,000 at 10.25%. The agreement is secured by accounts receivable, inventory, and real estate.
(2) Notes payable are due in installments through December 2000, with a weighted average interest rate of 8.9% with substantially all notes collateralized by vehicles and equipment.
(3) The debentures are payable to the Company's majority shareholder, with interest at 10.0% and maturing from August 1997 to March 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $205,146
        1997..............................................................   223,765
        1998..............................................................    90,534
        1999..............................................................    69,594
        2000..............................................................    18,198
                                                                            --------
                                                                            $607,237
                                                                            ========

4. LEASES

     Total rental expense for all operating leases was $27,232, $32,303 and $42,957 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through 2000. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

        1996...............................................................  $37,881
        1997...............................................................   14,091
        1998...............................................................    7,491
        1999...............................................................    6,891
        2000...............................................................    4,594
                                                                             -------
                                                                             $70,948
                                                                             =======

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, multiples of 2% to 15% maximum allowable of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 2% of the employee's total calendar year compensation. The Company's matching contributions totaled $12,237, $11,540 and $21,312 for the years ended December 31, 1993, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $184,275, $271,527 and $425,650 in 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Effective January 1, 1993, the Company adopted SFAS No. 109 "Accounting for Income Taxes." Under the provisions of SFAS No. 109, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The adoption of this statement had no significant impact on the Company's financial statements.

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Current:
      Federal.................................................  $ 3,838   $12,251   $21,286
      State...................................................    1,633     4,405     6,202
                                                                -------   -------   -------
                                                                  5,471    16,656    27,488
    Deferred..................................................    7,365    (8,715)   17,174
                                                                -------   -------   -------
                                                                $12,836   $ 7,941   $44,662
                                                                =======   =======   =======

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $(39,579)  $(46,420)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (39,579)   (46,420)
    Deferred tax assets:
      Deferred revenue...............................................    40,364     22,218
      Accrued expenses...............................................    10,152     13,562
      Allowance for doubtful accounts................................    18,510     22,913
                                                                       --------   --------
    Deferred tax assets..............................................    69,026     58,693
                                                                       --------   --------
              Net deferred tax assets................................  $ 29,447   $ 12,273
                                                                       ========   ========

     Management has evaluated the need for valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the years ended December 31, 1994 and 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 38% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                1993      1994       1995
                                                              --------   -------   --------
    Tax provision at statutory rate.........................  $ 18,260   $ 6,179   $ 69,434
    State income tax less applicable federal tax benefit....     1,078     2,731      3,845
    Impact of surtax exemptions.............................   (11,052)   (3,740)   (14,922)
    Other, net..............................................     4,550     2,771    (13,695)
                                                              --------   -------   --------
                                                              $ 12,836   $ 7,941   $ 44,662
                                                              ========   =======   ========

9. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of approximately $6,600 for the years ended December 31, 1993, 1994 and 1995, to a stockholder in the Company and a company with common ownership.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

12. SUBSEQUENT EVENTS

     Effective May 1, 1996, the Company's stockholders purchased all of the outstanding common stock of Cummings Air Conditioning, Inc. ("Cummings") for approximately $135,000, with the final purchase price subject to final negotiations. This stock was then contributed to capital of the Company, with Cummings becoming a wholly owned subsidiary of the Company. This transaction will be treated as a purchase. Pro forma unaudited information, as if the acquisition were completed at the beginning of 1995 for the year ended December 31, 1995 and the quarter ended March 31, 1996 is reflected as follows:

                                                                    YEAR ENDED    QUARTER ENDED
                                                                   DECEMBER 31,     MARCH 31,
                                                                       1995           1996
                                                                   ------------   -------------
                                                                           (UNAUDITED)
    Operating revenues...........................................   $7,148,718     $ 1,840,656
                                                                    ==========      ==========
    Net income...................................................   $  189,691     $    44,366
                                                                    ==========      ==========

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Norrell Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Norrell Heating & Air Conditioning Company, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norrell Heating & Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 6, 1996

                    NORRELL HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31         MARCH 31,
                                                             ----------------------   ----------
                                                               1994         1995         1996
                                                             ---------   ----------   ----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $ 233,214   $  815,975   $  610,870
  Receivables:
  Trade, net of allowance for doubtful accounts of $8,000,
     $3,000 and $3,000 for 1994, 1995 and 1996,
     respectively..........................................     62,636      148,374      122,272
  Related party............................................      2,394       64,421           --
                                                             ---------   ----------   ----------
                                                                65,030      212,795      122,272
  Note receivable from related party.......................         --      200,000           --
  Inventories..............................................    192,805       86,727       70,387
  Investments..............................................     57,075       75,946       75,946
  Deferred income taxes....................................      5,182          309          309
                                                             ---------   ----------   ----------
          Total current assets.............................    553,306    1,391,752      879,784
Property, buildings and equipment:
  Furniture and fixtures...................................     44,267       45,079       45,079
  Machinery and equipment..................................     57,653       57,653       57,653
  Vehicles.................................................    460,509      484,366      484,366
  Leasehold improvements...................................     12,290       12,290       12,290
                                                             ---------   ----------   ----------
                                                               574,719      599,388      599,388
  Less accumulated depreciation and amortization...........   (408,466)    (466,781)    (475,560)
                                                             ---------   ----------   ----------
                                                               166,253      132,607      123,828
Deferred income taxes......................................     31,423       39,092       40,344
Other assets...............................................     25,756       30,791       32,030
                                                             ---------   ----------   ----------
          Total assets.....................................  $ 776,738   $1,594,242   $1,075,986
                                                             =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  96,455   $  122,679   $   99,259
  Accrued compensation.....................................     11,274      646,202       94,273
  Accrued taxes, other than income.........................    143,811       11,701       14,434
  Income taxes payable.....................................        466       24,755       42,934
  Accrued warranties.......................................     80,066      139,747      152,383
  Deferred revenue.........................................    125,129      225,667      252,157
  Liability to profit sharing plan.........................     50,000       50,000           --
                                                             ---------   ----------   ----------
          Total current liabilities........................    507,201    1,220,751      655,440
Deferred compensation......................................     91,725      105,191      108,874
Commitments and contingent liabilities.....................         --           --           --
Stockholders' equity:
  Common stock, par value $2 per share; 2,000 shares
     authorized and issued.................................      2,000        2,000        2,000
  Paid-in capital..........................................     52,400       52,400       52,400
  Unrealized gain (loss) on investments....................     (4,780)       6,158        6,158
  Retained earnings........................................    168,192      247,742      291,114
  Treasury stock (300 shares, at cost).....................    (40,000)     (40,000)     (40,000)
                                                             ---------   ----------   ----------
          Total stockholders' equity.......................    177,812      268,300      311,672
                                                             ---------   ----------   ----------
          Total liabilities and stockholders' equity.......  $ 776,738   $1,594,242   $1,075,986
                                                             =========    =========    =========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                                                                 THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,               MARCH 31,
                                          ------------------------------------   -------------------
                                             1993         1994         1995        1995       1996
                                          ----------   ----------   ----------   --------   --------
                                                                                     (UNAUDITED)
Net revenues............................  $3,274,267   $3,508,903   $4,265,726   $854,250   $979,565
Cost of goods sold......................   2,285,621    2,436,732    2,852,690    619,658    686,837
                                          ----------   ----------   ----------   --------   --------
Gross margin............................     988,646    1,072,171    1,413,036    234,592    292,728
Selling, general and administrative
  expenses..............................     990,601    1,066,158    1,380,306    219,100    263,408
Bad debt expense........................       1,885        5,834        3,643        782        (30)
                                          ----------   ----------   ----------   --------   --------
Income (loss) from operations...........      (3,840)         179       29,087     14,710     29,350
Other income (expense):
  Interest expense......................          --       (1,412)        (110)      (698)        --
  Interest income.......................      10,360       19,361       26,882      3,835     14,347
  Other income..........................      34,650       12,898       64,207      5,790     16,602
                                          ----------   ----------   ----------   --------   --------
                                              45,010       30,847       90,979      8,927     30,949
                                          ----------   ----------   ----------   --------   --------
Income before income taxes..............      41,170       31,026      120,066     23,637     60,299
Provision (benefit) for income taxes:
  Current...............................       8,961        5,058       46,485      5,107     18,179
  Deferred..............................      (2,318)      (1,120)      (5,969)    (1,484)    (1,252)
                                          ----------   ----------   ----------   --------   --------
                                               6,643        3,938       40,516      3,623     16,927
                                          ----------   ----------   ----------   --------   --------
Net income..............................  $   34,527   $   27,088   $   79,550   $ 20,014   $ 43,372
                                           =========    =========    =========   ========   ========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            UNREALIZED
                                                               GAINS
                                 COMMON STOCK,              (LOSSES) ON
                                 $2 PAR VALUE               AVAILABLE-
                                ---------------   PAID-IN    FOR-SALE     RETAINED   TREASURY
                                SHARES   AMOUNT   CAPITAL   SECURITIES    EARNINGS    STOCK      TOTAL
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1992........................  1,000    $2,000   $52,400     $    --     $106,577   $(40,000)  $120,977
  Net income..................               --        --          --       34,527         --     34,527
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1993........................  1,000     2,000    52,400          --      141,104    (40,000)   155,504
  Net income..................     --        --        --          --       27,088         --     27,088
  Adjustment to unrealized
     losses on
     available-for-sale
     securities, net of tax...     --        --        --      (4,780)          --         --     (4,780)
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1994........................  1,000     2,000    52,400      (4,780)     168,192    (40,000)   177,812
  Net income..................     --        --        --          --       79,550         --     79,550
  Adjustment to unrealized
     gains on
     available-for-sale
     securities, net of tax...     --        --        --      10,938           --         --     10,938
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1995........................  1,000     2,000    52,400       6,158      247,742    (40,000)   268,300
  Net income (unaudited)......     --        --        --          --       43,372         --     43,372
                                ------   ------   -------   -----------   --------   --------   --------
Balance at March 31, 1996
  (unaudited).................  1,000    $2,000   $52,400     $ 6,158     $291,114   $(40,000)  $311,672
                                =====    ======   =======   =========     ========   ========   ========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                             ---------------------
                                            1993       1994        1995        1995        1996
                                          --------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income..............................  $ 34,527   $  27,088   $  79,550   $  20,014   $  43,372
Adjustments to reconcile net income to
  net cash provided by (used in)
  operating activities:
  Depreciation and amortization.........    68,756      56,666      77,989      11,838       8,779
  Deferred income taxes.................    (2,318)     (1,120)     (5,969)     (1,484)     (1,252)
  Provisions for loss on (recoveries of)
     accounts receivable................     1,885       5,834       3,643         782         (30)
  Loss (gain) on asset disposals........     1,462      25,099      (1,300)         --          --
  Changes in assets and liabilities:
     Receivables........................     9,343      (5,793)   (348,235)        705     290,553
     Inventories........................   (24,311)    (65,065)    106,078      62,858      16,340
     Prepaid expenses and other current
       assets...........................    (1,039)      1,039          --          --          --
     Trade accounts payable and accrued
       liabilities......................    88,251    (114,536)     26,224      37,782     (73,420)
     Accrued compensation...............    49,757     (34,371)    648,394      (7,908)   (548,246)
     Accrued taxes, other than income...    27,932      58,353    (132,110)   (129,330)      2,733
     Accrued warranties.................    31,082      38,985      59,681      11,552      12,636
     Deferred revenue...................    30,936      34,806     100,538      14,433      26,490
     Income taxes payable...............    (6,527)        466      24,289       3,868      18,179
                                          --------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in)
  operating activities..................   309,736      27,451     638,772      25,110    (203,866)
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment.............................  $(67,648)  $ (74,757)  $ (44,343)  $    (812)  $      --
Proceeds from sale of property,
  buildings, and equipment..............        --          --       1,300          --          --
Purchase of investments.................    (8,978)     (7,877)     (7,933)         --          --
Increase in other assets................    (3,546)     (2,408)     (5,035)     (1,258)     (1,239)
                                          --------   ---------   ---------   ---------   ---------
Net cash used in investing activities...   (80,172)    (85,042)    (56,011)     (2,070)     (1,239)
                                          --------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents...........................   229,564     (57,591)    582,761      23,040    (205,105)
Cash and cash equivalents at beginning
  of period.............................    61,241     290,805     233,214     233,214     815,975
                                          --------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of
  period................................  $290,805   $ 233,214   $ 815,975   $ 256,254   $ 610,870
                                          ========   =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $     --   $   1,412   $     110   $     698   $      --
                                          ========   =========   =========   =========   =========
Income tax paid.........................  $ 16,527   $   8,853   $  25,539   $   4,585   $      36
                                          ========   =========   =========   =========   =========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Norrell Heating & Air Conditioning, Inc. ("the Company") is a "C" corporation and operates in one industry segment. The Company is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers. The Company purchases inventories from two suppliers. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments include investments in mutual funds. These investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

                    NORRELL HEATING & AIR CONDITIONING, INC.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................     5
    Machinery and equipment.......................................................     5
    Vehicles......................................................................     5
    Leasehold improvements........................................................    10

WARRANTIES

     The Company provides the residential customer a one-year warranty and offers extended warranties for select models on parts and labor from the date of installation of the heating and air conditioning unit. These warranties run concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon historical experience. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING

     The cost of advertising is expensed as incurred. The Company incurred $200,255, $176,014 and $167,595 in such costs during 1993, 1994 and 1995, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $1,884, $5,834 and $3,644, respectively and accounts written off, net of recoveries were $7,884, $(1,166) and $8,644, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                    NORRELL HEATING & AIR CONDITIONING, INC.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115 and, as a result, the carrying amount is a reasonable estimate of fair value. The cost of available-for-sale securities was $64,139 and $73,679 at December 31, 1994 and 1995, respectively. The adoption of SFAS No. 115 did not have a significant impact on the Company's financial statements in 1994.

     All investments are classified as current because the Company views its portfolio as available for use in its current operations.

3. LONG-TERM DEBT

     The Company has the ability to borrow up to $100,000 under the terms of an unsecured line of credit that expires September 13, 1996. At December 31, 1994 and 1995, the Company had no borrowings outstanding under the agreement.

4. LEASES

     Total rental expense for all operating leases was $68,013, $87,485 and $89,833 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and vehicles under terms of noncancelable operating lease agreements which expire at various dates through the year 1999. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancellable term of one year or more are as follows:

                                                                           OPERATING
                                                                            LEASES
                                                                           ---------
          1996...........................................................  $ 106,056
          1997...........................................................      5,196
          1998...........................................................      3,528
          1999...........................................................      3,528
                                                                           ---------
                                                                           $ 118,308
                                                                            ========

5. EMPLOYEE BENEFIT PLANS

     Substantially all of the Company's employees are eligible to participate in a profit sharing plan. Contributions are made to the plan at the discretion of the Board of Directors. Contributions to the plan totaled $100,000, $50,000 and $50,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

     The Company has entered into a salary continuation agreement with the President of the Company whereby the Company will pay the President following the retirement date of August 1, 2003, $1,667 per month for 180 months. The amount charged to expense was $6,356, $7,347 and $8,466 at December 31, 1993, 1994 and 1995, respectively. The liability classified as long-term is $45,191 at December 31, 1995.

                    NORRELL HEATING & AIR CONDITIONING, INC.

     The Company has entered into a deferred compensation agreement with an employee (nonshareholder) whereby the Company makes $5,000 payments through December 31, 1997 into an account designated by the employer. Beginning December 31, 1998, additional payments of $23,000 are to be made until the earlier of the termination of the agreement, termination of employment or a change in control of the Company. Such amounts are expensed as earned.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $390,000, $442,000 and $727,000 in 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Current:
      Federal.................................................  $ 6,902   $ 3,896   $40,861
      State...................................................    2,059     1,162     5,624
    Deferred..................................................   (2,318)   (1,120)   (5,969)
                                                                -------   -------   -------
                                                                $ 6,643   $ 3,938   $40,516
                                                                =======   =======   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Deferred tax liabilities:
      Unrealized gain on investments...................................  $    --   $   711
                                                                         -------   -------
    Deferred tax liabilities...........................................       --       711
    Deferred tax assets:
      Employee compensation............................................   17,587    22,165
      Depreciation and amortization....................................   13,836    16,927
      Accounts receivable..............................................    2,720     1,020
      Unrealized loss on investment....................................    2,462        --
                                                                         -------   -------
    Total deferred tax assets..........................................   36,605    40,112
    Valuation allowance................................................       --        --
                                                                         -------   -------
    Net deferred tax assets............................................  $36,605   $39,401
                                                                         =======   =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

                    NORRELL HEATING & AIR CONDITIONING, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes and cumulative effect of accounting change. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $13,998   $10,549   $40,822
    State income tax less applicable federal tax benefit......    1,359     2,170     3,712
    Other, net -- principally effects of graduated rates......   (8,714)   (8,781)   (4,018)
                                                                -------   -------   -------
                                                                $ 6,643   $ 3,938   $40,516
                                                                =======   =======   =======

9. RELATED PARTY TRANSACTIONS

     The Company leases the office building and real estate from the president and majority shareholder under one year operating lease agreements during 1993, 1994 and 1995. The Company paid rental fees of $60,000, $84,000 and $86,000 during 1993, 1994 and 1995, respectively, to the president and majority stockholder.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Vision Holding Company, Inc.

     We have audited the accompanying consolidated balance sheets of Vision Holding Company, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholder's equity, and cash flows for the period from March 1, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vision Holding Company, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from March 1, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 24, 1996

                          VISION HOLDING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------   MARCH 31,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $   94,543   $  615,873   $  658,964
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $3,800 in 1994, 1995 and 1996.......................     174,177      163,678      220,993
     Related party.........................................      10,276       11,273       11,273
     Employee..............................................       2,352        1,044        1,571
     Other.................................................         242           --           --
                                                             ----------   ----------   ----------
                                                                187,047      175,995      233,837
  Inventories..............................................     105,516      116,175      258,203
  Investments..............................................     200,994           --           --
  Prepaid expenses and other current assets................      28,802       17,837       17,976
                                                             ----------   ----------   ----------
          Total current assets.............................     616,902      925,880    1,168,980
Property, buildings and equipment:
  Land.....................................................      25,000       25,000       25,000
  Buildings and leasehold improvements.....................     593,059      606,981      606,981
  Furniture and fixtures...................................      36,396       37,192       37,192
  Machinery and equipment..................................      73,524      102,697      108,922
  Vehicles.................................................     149,047      193,830      193,830
                                                             ----------   ----------   ----------
                                                                877,026      965,700      971,925
  Less accumulated depreciation and amortization...........    (125,522)    (230,015)    (261,822)
                                                             ----------   ----------   ----------
                                                                751,504      735,685      710,103
Goodwill, net of accumulated amortization of $19,272 in
  1994, $29,784 in 1995, and $40,296 in 1996...............     410,604      400,092      389,580
Other intangible assets, net of accumulated amortization of
  $55,000 in 1994, $85,000 in 1995, and $90,000 in 1996....      35,000        5,000           --
Other assets...............................................     138,768       62,046       61,960
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,952,778   $2,128,703   $2,330,623
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  186,598   $  148,480   $  305,342
  Accrued compensation.....................................      82,195       90,936       21,515
  Accrued warranties.......................................       3,085        3,940        8,842
  Income taxes payable.....................................      60,012      108,239      107,172
  Deferred revenue.........................................     162,558      178,281      269,394
  Liability to profit sharing plan.........................       4,443        8,919       40,542
  Current portion of long-term debt and capital leases.....      71,474       38,479       31,578
                                                             ----------   ----------   ----------
          Total current liabilities........................     570,365      577,274      784,385
Long-term debt, net of current portion.....................     783,431      744,952      739,683
Due to former stockholder..................................      51,783           --           --
Deferred income taxes......................................     174,254      171,651      161,982
Stockholder's equity:
  Common Stock, $10 par value; 3,000 shares authorized,
     1,960 shares issued and outstanding...................      19,600       19,600       19,600
  Retained earnings........................................     353,345      615,226      624,973
                                                             ----------   ----------   ----------
          Total stockholder's equity.......................     372,945      634,826      644,573
                                                             ----------   ----------   ----------
          Total liabilities and stockholder's equity.......  $1,952,778   $2,128,703   $2,330,623
                                                              =========    =========    =========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          PERIOD FROM
                                         MARCH 1, 1993                             THREE MONTHS ENDED
                                            THROUGH      YEAR ENDED DECEMBER 31,        MARCH 31,
                                         DECEMBER 31,    -----------------------   -------------------
                                             1993           1994         1995        1995       1996
                                         -------------   ----------   ----------   --------   --------
                                                                                       (UNAUDITED)
Net revenues...........................   $ 2,792,574    $3,525,119   $4,261,485   $880,337   $987,907
Cost of goods sold.....................     1,751,998     2,400,309    2,738,022    626,418    653,086
                                         -------------   ----------   ----------   --------   --------
Gross margin...........................     1,040,576     1,124,810    1,523,463    253,919    334,821
Selling, general and administrative
  expenses.............................       762,505       851,348    1,090,916    259,369    316,045
Bad debt expense.......................         8,580        (4,029)       2,259      3,493      2,385
                                         -------------   ----------   ----------   --------   --------
Income from operations.................       269,491       277,491      430,288     (8,943)    16,391
Other income (expense):
  Interest expense.....................       (14,767)      (60,278)     (72,830)   (18,254)   (33,852)
  Interest income......................           249         2,210       22,911      4,760      9,148
  Other income.........................        44,550        55,450       49,034     13,072     11,123
                                         -------------   ----------   ----------   --------   --------
                                               30,032        (2,618)        (885)      (422)   (13,581)
                                         -------------   ----------   ----------   --------   --------
Income (loss) before income taxes......       299,523       274,873      429,403     (9,365)     2,810
Provision (benefit) for income taxes:
  Current..............................            --        76,755      170,125     20,596      2,731
  Deferred.............................       109,566        34,730       (2,603)   (16,000)    (9,668)
                                         -------------   ----------   ----------   --------   --------
                                              109,566       111,485      167,522      4,596     (6,937)
                                         -------------   ----------   ----------   --------   --------
Net income (loss)......................   $   189,957    $  163,388   $  261,881   $(13,961)  $  9,747
                                           ==========     =========    =========   ========   ========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                              COMMON STOCK
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at March 1, 1993..................................     --    $    --   $     --   $     --
  Issuance of common stock................................  1,960     19,600         --     19,600
  Net income..............................................     --         --    189,957    189,957
                                                            ------   -------   --------   --------
Balance at December 31, 1993..............................  1,960     19,600    189,957    209,557
  Net income..............................................     --         --    163,388    163,388
                                                            ------   -------   --------   --------
Balance at December 31, 1994..............................  1,960     19,600    353,345    372,945
  Net income..............................................     --         --    261,881    261,881
                                                            ------   -------   --------   --------
Balance at December 31, 1995..............................  1,960     19,600    615,226    634,826
  Net income (unaudited)..................................     --         --      9,747      9,747
                                                            ------   -------   --------   --------
Balance at March 31, 1996 (unaudited).....................  1,960    $19,600   $624,973   $644,573
                                                            =====    =======   ========   ========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          PERIOD FROM
                                         MARCH 1, 1993    YEAR ENDED DECEMBER     THREE MONTHS ENDED
                                            THROUGH               31,                 MARCH 31,
                                         DECEMBER 31,    ---------------------   --------------------
                                             1993          1994        1995        1995       1996
                                         -------------   ---------   ---------   --------   ---------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)......................    $ 189,957     $ 163,388   $ 261,881   $(13,961)  $   9,747
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........       81,207       131,252     144,346     55,564      47,319
  Deferred income taxes................      109,566        34,730      (2,603)   (16,000)     (9,669)
  Other assets.........................       18,694       (45,178)     76,722    (18,342)         86
  Changes in assets and liabilities:
     Receivables.......................     (129,831)        9,025      11,052    (10,299)    (57,842)
     Inventories.......................        5,595         2,941     (10,659)   (43,024)   (142,028)
     Prepaid expenses and other current
       assets..........................       (4,188)        1,065      10,965     (1,105)       (139)
     Trade accounts payable and accrued
       liabilities.....................      (72,403)       67,120     (38,118)   (11,872)    156,862
     Accrued compensation..............       59,432        14,419       8,741    (75,410)    (69,421)
     Accrued warranties................         (340)          425         855     20,575       4,902
     Income taxes payable..............           --        59,976      48,227     16,091      (1,067)
     Deferred revenue..................       64,319         4,876      15,723     60,960      91,113
     Liability to profit sharing
       plan............................       (5,080)          468       4,476      3,891      31,623
                                         -------------   ---------   ---------   --------   ---------
Net cash flow provided by (used in)
  operating activities.................      316,928       444,507     531,608    (32,932)     61,486
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment............................      (56,368)     (128,615)    (88,015)   (29,675)     (6,225)
Proceeds from sale of fixed assets.....       23,402            --          --         --          --
Purchase of investments................           --      (200,994)         --         --          --
Proceeds from sale of investments......           --            --     200,994         --          --
                                         -------------   ---------   ---------   --------   ---------
Net cash provided by (used in)
  investing activities.................      (32,966)     (329,609)    112,979    (29,675)     (6,225)
FINANCING ACTIVITIES
Proceeds from short-term debt..........       15,000            --          --         --          --
Payments on short-term debt............       (6,060)           --          --         --          --
Proceeds from long-term debt...........       30,069            --          --         --          --
Payments of long-term debt and capital
  leases...............................     (102,720)     (236,231)    (71,474)    (2,598)    (12,170)
Due to former stockholder..............      (24,500)      (13,717)    (51,783)    33,332          --
                                         -------------   ---------   ---------   --------   ---------
Net cash used in (provided by)
  financing activities.................      (88,211)     (249,948)   (123,257)    30,734     (12,170)
                                         -------------   ---------   ---------   --------   ---------
Increase (decrease) in cash and cash
  equivalents..........................      195,751      (135,050)    521,330    (31,873)     43,091
Cash at beginning of year..............       33,842       229,593      94,543     94,543     615,873
                                         -------------   ---------   ---------   --------   ---------
Cash at end of year....................    $ 229,593     $  94,543   $ 615,873   $ 62,670   $ 658,964
                                          ==========     =========   =========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................    $  19,056     $  60,278   $  72,830   $ 18,254   $  33,852
                                          ==========     =========   =========   ========   =========
Income tax paid........................    $     800     $  14,470   $ 141,204   $  1,540   $  18,760
                                          ==========     =========   =========   ========   =========
Covenant not-to-compete exchanged for
  debt.................................    $  90,000     $      --   $      --   $     --   $      --
                                          ==========     =========   =========   ========   =========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     On March 1, 1993, Vision Holding Company, Inc. (the Company), a newly-formed corporation, purchased all of the outstanding common stock of Neal Harris Heating and Air Conditioning Company, Inc. (NHHACC), an existing business, for $938,600. The acquisition was financed from the issuance of 1,960 shares of the Company's common stock for $19,600, from $19,000 in cash and from seller debt totaling $900,000.

     The acquisition was accounted for as a purchase in accordance with generally accepted accounting principles, with goodwill of approximately $430,000 recorded for the excess of the purchase price over the fair market values of the net assets at the date of acquisition. The goodwill is being amortized over 40 years using the straight-line method. The Company periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur.

     NHHACC operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in eastern Kansas and western Missouri.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany transactions and balances have been eliminated.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the period in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within three to six months. Nonidentifiable selling, general and administrative expenses are charged to income as incurred and are not allocated to contract costs. As of December 31, 1994 and 1995 and March 31, 1996, all Contracts were complete and billed and there were no billings in excess of costs and estimated earnings.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                          VISION HOLDING COMPANY, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments consist of U.S. Treasury Bills. U.S. Treasury Bills have maturity dates of one year from the date of purchase and are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent to hold the Treasury Bills to maturity.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Buildings....................................................................   25
    Furniture and fixtures.......................................................    7
    Machinery and equipment......................................................    5
    Vehicles.....................................................................    5
    Leasehold improvements.......................................................  20-25

OTHER INTANGIBLE ASSETS

     Intangible assets include an agreement not-to-compete with a former stockholder and are recorded at cost, net of accumulated amortization. Such assets are amortized on a straight-line basis over the term of the agreement.

WARRANTIES

     The Company provides retail customers with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                          VISION HOLDING COMPANY, INC.

DEFERRED REVENUE

     The Company offers extended service agreements to its customers to provide periodic maintenance on heating and air conditioning units. The full amount of the revenues associated with these agreements is initially deferred and recognized as income over the life of the agreement.

ADVERTISING COSTS

     Costs associated with advertising are expensed at the time of the advertisement's first showing. Advertising expenses totaled approximately $77,000 for the ten months ended December 31, 1993 and $116,000 and $79,000 for the years ended December 31, 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period March 1, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $8,580, $(4,029) and $2,259, respectively and accounts written off, net of recoveries were $8,485, $2,449 and $2,259, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115. On securities classified as available for sale, carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 had no effect on the Company's financial statements in 1994.

     The securities available for sale were as follows:

                                                                          DECEMBER 31,
                                                                        -----------------
                                                                          1994       1995
                                                                        --------     ----
    U.S. Treasury Bills (cost equals fair value)......................  $200,994     $ --

     There were no gross realized gains or gross realized losses from the sale of available-for-sale securities. The Company's proceeds from the sale of available-for-sale securities were $-0- for the ten months ended December 31, 1993, $-0- and $200,994 in 1994 and 1995, respectively.

3. AGREEMENT NOT-TO-COMPETE

     The Company has a covenant not-to-compete with a former stockholder dated March 1, 1993. The agreement is for a three-year period ending February 1996. Total consideration paid under the noncompete

                          VISION HOLDING COMPANY, INC.

agreement was $90,000, payable in the form of $30,000 cash paid in equal monthly installments over the first twelve months, a vehicle valued at $8,217 transferred in 1994, and $51,783 of life insurance cash surrender value transferred in 1995. The asset is being amortized evenly over the term of the agreement. Amortization expense for the ten months ended December 31, 1993 and the years ended December 31, 1994 and 1995 was $25,000, $30,000 and $30,000,
respectively. Amounts reported as due to former stockholder at December 31, 1994 and 1995 of $51,783 and $-0-, respectively, represent the remaining portion of the initial $90,000 liability due the former stockholder under this agreement.

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Note payable to former stockholder of NHHACC due in equal
      installments from March 1994 through January 2009, interest at prime plus 1%, collateralized by the common stock of
      NHHACC.......................................................  $852,307     $783,431
    Capital lease obligation, secured by data processing equipment,
      expiring in 1995.............................................     2,075           --
    Note payable, collateralized by vehicle, paid in 1995..........       523           --
                                                                     --------     --------
                                                                      854,905      783,431
    Less current portion...........................................    71,474       38,479
                                                                     --------     --------
                                                                     $783,431     $744,952
                                                                     ========     ========

     The Company has a $200,000 revolving line of credit secured by accounts receivable, inventory and equipment. The line matures October 8, 1996. Interest is at the bank's prime rate (8.5% at December 31, 1995). There were no borrowings against this line at December 31, 1994 or 1995.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1996...........................................................  $ 38,479
          1997...........................................................    34,855
          1998...........................................................    38,219
          1999...........................................................    41,908
          2000...........................................................    45,954
          Thereafter.....................................................   584,016
                                                                           --------
                                                                           $783,431
                                                                           ========

     The interest paid to the former stockholder of NHHACC was $-0-, $43,286 and $70,019 for the ten months ended December 31, 1993, and the years ended December 31, 1994 and 1995, respectively.

5. LEASES

     Total rental expense for all operating leases was $3,654, $5,117 and $4,701 for the ten months ended at December 31, 1993, and in 1994 and 1995, respectively.

                          VISION HOLDING COMPANY, INC.

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheet, are as follows:

                                                                          DECEMBER 31,
                                                                        -----------------
                                                                          1994       1995
                                                                        --------     ----
    Tools and equipment...............................................  $ 33,570     $ --
    Less accumulated depreciation.....................................   (15,325)      --
                                                                        --------     ----
    Net equipment under capital leases................................  $ 18,245     $ --
                                                                        ========     ====

     Depreciation of the assets under capital leases is included in depreciation expense.

5. LEASES

     The Company leases a portion of its building to another company. The lease is noncancelable and expires in January 1998. Minimum future rentals receivable under this lease at December 31, 1995 are follows:

        1996...............................................................  $44,118
        1997...............................................................   45,004
        1998...............................................................    3,756
        Thereafter.........................................................       --
                                                                             -------
                                                                             $92,878
                                                                             =======

6. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 3% of the employee's total calendar year compensation. The Company's matching contributions totaled $12,529, $33,224 and $29,214 for the ten months ended December 31, 1993, and the years ended 1994 and 1995, respectively. In addition, the Company made a contribution to the Plan from its profits during 1995 in the amount of $20,000.

7. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or the results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

8. STOCKHOLDER'S COMPENSATION

     Compensation to the stockholder of the Company consisting of salary and cash bonuses, is included in selling, general and administrative expenses and totaled approximately $58,900, $89,900, and $151,700 for the ten months ended December 31, 1993 and in 1994, and 1995, respectively.

                          VISION HOLDING COMPANY, INC.

9. INCOME TAXES

     The Company is a C corporation and accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Income tax expense consists of the following:

                                                            TEN MONTHS        YEAR ENDED
                                                              ENDED          DECEMBER 31,
                                                           DECEMBER 31,   -------------------
                                                               1993         1994       1995
                                                           ------------   --------   --------
    Current:
      Federal............................................    $     --     $ 71,766   $159,067
      State..............................................          --        4,989     11,058
                                                           ------------   --------   --------
                                                             $     --     $ 76,755   $170,125
                                                           ==========     ========   ========
    Deferred:
      Federal............................................    $102,444     $ 32,473   $ (2,434)
      State..............................................       7,122        2,257       (169)
                                                           ------------   --------   --------
                                                             $109,566     $ 34,730   $ (2,603)
                                                           ==========     ========   ========
    Provision for income taxes...........................    $109,566     $111,485   $167,522
                                                           ==========     ========   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $168,912   $170,850
      Prepaids.......................................................    10,508      6,506
                                                                       --------   --------
    Deferred tax liabilities.........................................   179,420    177,356
    Deferred tax assets:
      Other..........................................................     5,166      5,705
                                                                       --------   --------
    Deferred tax assets..............................................     5,166      5,705
                                                                       --------   --------
              Net deferred tax liabilities...........................  $174,254   $171,651
                                                                       ========   ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                           PERIOD FROM
                                                          MARCH 31, 1993
                                                             THROUGH          DECEMBER 31,
                                                           DECEMBER 31,    -------------------
                                                               1993          1994       1995
                                                          --------------   --------   --------
    Tax provision at federal statutory rate.............     $101,838      $ 93,456   $145,996
    State income tax less applicable federal tax
      benefit...........................................       12,850        11,792     18,421
    Other, net..........................................       (5,122)        6,237      3,105
                                                          --------------   --------   --------
                                                             $109,566      $111,485   $167,522
                                                          ===========      ========   ========

                          VISION HOLDING COMPANY, INC.

10. RELATED-PARTY TRANSACTIONS

     As discussed in Note 3 and in Note 4, the Company has a noncompete agreement and a note payable with a former stockholder. The former stockholder is the father of the present owner.

11. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

12. UNAUDITED INTERIM FINANCIAL INFORMATION

     The consolidated statements of operations and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Comerford's Heating and Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Comerford's Heating and Air Conditioning, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comerford's Heating and Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 15, 1996

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    MARCH 31,
                                                                1994         1995         1996
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents................................  $  449,298   $  745,979   $   787,843
  Certificates of deposit..................................     100,000      200,000       200,000
  Receivables:
     Trade.................................................      92,378       89,496        57,132
     Related party.........................................     204,269           --            --
     Employee..............................................          --          147        (2,053)
     Other.................................................       1,348           --            --
                                                             ----------   ----------   -----------
                                                                297,995       89,643        55,079
  Inventories..............................................     137,172       97,172        97,172
  Prepaid expenses and other current assets................       9,898          874         5,892
                                                             ----------   ----------   -----------
          Total current assets.............................     994,363    1,133,668     1,145,986
Property and equipment:
  Furniture and fixtures...................................      24,402       28,567        28,676
  Machinery and equipment..................................     196,830      199,898       199,898
  Vehicles.................................................     477,843      469,696       583,924
  Leasehold improvements...................................      39,858       43,353        44,834
                                                             ----------   ----------   -----------
                                                                738,933      741,514       857,332
  Less accumulated depreciation............................    (455,870)    (526,961)     (542,094)
                                                             ----------   ----------   -----------
                                                                283,063      214,553       315,238
Other assets...............................................         100          100           100
                                                             ----------   ----------   -----------
          Total assets.....................................  $1,277,526   $1,348,321   $ 1,461,324
                                                              =========    =========     =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  160,547   $  112,099   $    91,217
  Accrued compensation.....................................      31,393       27,879        27,879
  Accrued taxes, other than income.........................      20,711        3,133         3,052
  Accrued warranties.......................................       8,000       13,000        13,000
  Income taxes payable.....................................       2,669        1,239         1,239
  Deferred revenue.........................................     293,137      308,234       267,359
  Current portion capital leases...........................      11,486       12,689        15,635
                                                             ----------   ----------   -----------
          Total current liabilities........................     527,943      478,273       419,381
Capital lease obligations, less current portion............      31,699       19,010        13,009
Stockholders' equity:
  Common stock, no par value, 1,000,000 shares authorized,
     75,000 shares issued and outstanding..................       7,500        7,500         7,500
  Retained earnings........................................     710,384      843,538     1,021,434
                                                             ----------   ----------   -----------
          Total stockholders' equity.......................     717,884      851,038     1,028,934
                                                             ----------   ----------   -----------
          Total liabilities and stockholders' equity.......  $1,277,526   $1,348,321   $ 1,461,324
                                                              =========    =========     =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                            STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                MARCH 31,
                                        ------------------------------------   ---------------------
                                           1993         1994         1995        1995        1996
                                        ----------   ----------   ----------   --------   ----------
                                                                                    (UNAUDITED)
Net revenues..........................  $3,532,089   $3,715,214   $4,232,962   $978,382   $1,190,500
Cost of goods sold....................   2,031,910    2,113,176    2,271,332    562,161      641,960
                                        ----------   ----------   ----------   --------   ----------
Gross margin..........................   1,500,179    1,602,038    1,961,630    416,221      548,540
Selling, general and administrative
  expenses............................   1,855,038    1,463,587    1,651,773    379,101      376,241
Bad debt expense......................       4,281        4,926        1,011         --           --
                                        ----------   ----------   ----------   --------   ----------
Income (loss) from operations.........    (359,140)     133,525      308,846     37,120      172,299
Other income (expense):
  Interest expense....................      (4,017)      (5,130)      (3,802)    (1,057)        (767)
  Interest income.....................      21,024       37,807       24,944      4,205        7,613
  Other income........................      44,697       12,673        9,253         38           --
                                        ----------   ----------   ----------   --------   ----------
                                           (61,704)      45,350       30,395      3,186        6,846
                                        ----------   ----------   ----------   --------   ----------
Income (loss) before income taxes.....    (297,436)     178,875      339,241     40,306      179,145
Provision for income taxes............         800        3,382        4,819         --        1,249
                                        ----------   ----------   ----------   --------   ----------
Net income (loss).....................  $ (298,236)  $  175,493   $  334,422   $ 40,306   $  177,896
                                         =========    =========    =========   ========    =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          COMMON STOCK
                                                         ---------------    RETAINED
                                                         SHARES   AMOUNT    EARNINGS      TOTAL
                                                         ------   ------   ----------   ----------
Balance at December 31, 1992...........................  75,000   $7,500   $  833,127   $  840,627
  Net loss.............................................      --       --     (298,236)    (298,236)
                                                         ------   ------   ----------   ----------
Balance at December 31, 1993...........................  75,000    7,500      534,891      542,391
  Net income...........................................      --       --      175,493      175,493
                                                         ------   ------   ----------   ----------
Balance at December 31, 1994...........................  75,000    7,500      710,384      717,884
  Capital distributions................................      --       --     (201,268)    (201,268)
  Net income...........................................      --       --      334,422      334,422
                                                         ------   ------   ----------   ----------
Balance at December 31, 1995...........................  75,000    7,500      843,538      851,038
  Net income (unaudited)...............................      --       --      177,896      177,896
                                                         ------   ------   ----------   ----------
Balance at March 31, 1996 (unaudited)..................  75,000   $7,500   $1,021,434   $1,028,934
                                                         ======   ======    =========    =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,             MARCH 31,
                                          ---------------------------------   --------------------
                                            1993        1994        1995        1995       1996
                                          ---------   ---------   ---------   --------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................  $(298,236)  $ 175,493   $ 334,422   $ 40,306   $ 177,896
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization.........     57,665      89,608      72,867     17,468      15,133
  Provision for bad debts...............      4,281       4,926       1,011         --          --
  Changes in assets and liabilities:
     Receivables........................   (163,316)     15,065     207,341     38,952      34,564
     Inventories........................    (57,720)    (32,547)     40,000    (15,213)         --
     Prepaid expenses and other current
       assets...........................      1,493      (6,284)      9,024       (373)     (5,018)
     Trade accounts payable and accrued
       liabilities......................    612,139    (636,823)    (48,448)    (3,541)    (20,882)
     Accrued compensation...............      9,160       1,464      (3,514)   (22,984)         --
     Accrued taxes, other than income...     (4,778)     20,711     (17,578)   (20,962)        (81)
     Accrued warranties.................       (276)     (1,000)      5,000         --          --
     Deferred revenue...................    135,737      92,003      15,097     (7,922)    (40,875)
     Income taxes payable...............     (1,578)      2,669      (1,430)        --          --
                                          ---------   ---------   ---------   --------   ---------
Net cash flow provided by (used in)
  operating activities..................    294,571    (274,715)    613,792     25,731     160,737
INVESTING ACTIVITIES
Purchase of certificates of deposit.....   (100,000)   (100,000)   (200,000)        --          --
Sales of certificates of deposit........    100,000     100,000     100,000         --          --
Purchase of property and equipment......   (165,147)   (106,098)    (10,728)    (4,529)   (115,818)
Proceeds from sale of property and
  equipment.............................     29,935       2,553       6,371         --          --
                                          ---------   ---------   ---------   --------   ---------
Net cash used in investing activities...   (135,212)   (103,545)   (104,357)    (4,529)   (115,818)
FINANCING ACTIVITIES
Payments of capital leases..............     (6,378)    (10,398)    (11,486)    (2,765)     (3,055)
Distributions to shareholders...........         --          --    (201,268)        --          --
                                          ---------   ---------   ---------   --------   ---------
Net cash used in financing activities...     (6,378)    (10,398)   (212,754)    (2,765)     (3,055)
                                          ---------   ---------   ---------   --------   ---------
Increase (decrease) in cash and cash
  equivalents...........................    152,981    (388,658)    296,681     18,437      41,864
Cash and cash equivalents at beginning
  of period.............................    684,975     837,956     449,298    449,298     745,979
                                          ---------   ---------   ---------   --------   ---------
Cash and cash equivalents at end of
  period................................  $ 837,956   $ 449,298   $ 745,979   $467,735   $ 787,843
                                          =========   =========   =========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $   3,814   $   4,890   $   3,802   $  1,057   $     767
                                          =========   =========   =========   ========   =========
Income tax paid.........................  $           $           $           $          $
                                          =========   =========   =========   ========   =========
Purchase of equipment through capital
  leases................................  $  59,961   $      --   $      --   $     --   $      --
                                          =========   =========   =========   ========   =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Comerford's Heating and Air Conditioning, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in Northern California.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Certificates of Deposit

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

TRADE RECEIVABLES

     At December 31, 1994 and 1995, the Company does not believe there were any material amounts considered to be uncollectible. Accordingly, an allowance for doubtful accounts has not been made.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                  YEARS
                                                                                 -------
    Furniture and fixtures.....................................................      5-7
    Machinery and equipment....................................................     5-15
    Vehicles...................................................................        5
    Leasehold improvements.....................................................  20-31.5

WARRANTIES

     The Company provides the retail customer with a one-year warranty and offers extended warranties for up to ten years on parts and labor from the date of installation of the heating and air conditioning unit. The warranty runs concurrent with the manufacturer's warranty on parts for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and California state income tax purposes. Accordingly, the Company is not subject to federal income taxes.

DEFERRED REVENUE

     The Company offers extended service agreements to its customers to provide periodic maintenance on heating and air conditioning units. The full amount of the revenues associated with these agreements is initially deferred and recognized as income over the life of the agreement.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $4,281, $4,926 and $1,011, respectively and accounts written off, net of recoveries were $4,281, $4,926 and $1,011, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

2. LEASES

     Total rental expense for all operating leases was $51,900, $48,356 and $52,272 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and vehicles under terms of noncancellable operating lease agreements which expire at various dates through 2000. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancellable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $15,288   $  52,272
    1997..............................................................   15,288      52,272
    1998..............................................................    5,096      52,272
    1999..............................................................       --      52,272
    2000..............................................................       --      48,000
    Thereafter........................................................       --          --
                                                                        -------   ---------
                                                                         35,672   $ 257,088
                                                                                   ========
    Amounts representing interest.....................................    3,973
                                                                        -------
    Present value of net minimum rentals (including $12,689 classified as current).....................................................  $31,699
                                                                        =======

     The carrying values of equipment under capital leases, which are included with owned assets in the accompanying balance sheets at December 31, 1994 and 1995, are $26,383 and $15,850, net of accumulated amortization of $33,578 and $44,111, respectively. Amortization of the assets under capital leases is included in depreciation expense.

3. EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 25% of total contributions by a plan member, to a maximum of 4% of the employee's total calendar year compensation. The Company's matching contributions totaled $9,993, $5,717 and $14,773 for the years ended December 31, 1993, 1994 and 1995, respectively.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $1,000,000, $347,000, and $574,203 in 1993, 1994 and 1995, respectively.

6. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

termination of S corporation status. The Company had net operating income (loss) for income tax purposes of $(276,621), $(91,297), $247,012 and $147,579 for
1993, 1994, 1995 and the three months ended March 31, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the three months ended March 31, 1996, income tax expense (benefit) under the provisions of Statement of Financial Accounting Standards No. 109 would have been $(107,273), $80,319, $146,793 and $66,837, respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting bases of assets and liabilities. Such deferred taxes will be based on the cumulative temporary difference at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the net deferred tax asset would have been approximately $1,200.

7. STOCKHOLDERS' EQUITY

     On December 26, 1995, the Company amended and restated its articles of incorporation to, among other things, authorize the Company to issue two classes of common stock, the designations and authorized shares of which are Class A Common Stock (100,000 shares) and Class B Common Stock (900,000 shares). Upon amendment and restatement of the articles of incorporation, each share of the then outstanding common stock was split and converted into one share of Class A Common Stock and nine shares of Class B Common Stock. All share information presented herein has been adjusted to reflect the stock split. The rights, preferences, privileges and restrictions of both classes of stock are identical except that the holders of Class A Common Stock have exclusive voting rights. There are 7,500 shares of Class A and 67,500 shares of Class B Common Stock outstanding.

8. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of $62,092, $63,644 and $67,560 at December 31, 1993, 1994 and 1995, respectively, to the Company's stockholders.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Rolf Coal and Fuel Corp.

     We have audited the accompanying balance sheets of Rolf Coal and Fuel Corp. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rolf Coal and Fuel Corp. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 17, 1996

                            ROLF COAL AND FUEL CORP.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------   MARCH 31,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $  429,875   $  498,608   $  306,614
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $17,021 in 1994 and $2,410 in 1995..................     139,343      183,801      162,632
  Related party............................................          --       62,324           --
  Employee.................................................      12,891       24,590       18,729
                                                             ----------   ----------   ----------
                                                                152,234      270,715      181,361
  Inventories..............................................     128,941      164,623      259,889
  Costs and estimated earnings in excess of billings.......      37,978       63,362       23,459
  Prepaid expenses and other current assets................      13,547       27,048       14,073
  Deferred tax asset.......................................       2,900      112,000      149,775
                                                             ----------   ----------   ----------
          Total current assets.............................     765,475    1,136,356      935,171
Property and equipment:
  Furniture and fixtures...................................     159,652      164,542      147,507
  Machinery and equipment..................................     113,090      129,528      125,791
  Vehicles.................................................     345,391      320,087      328,386
  Leasehold improvements...................................       7,107        7,107        7,107
                                                             ----------   ----------   ----------
                                                                625,240      621,264      608,791
  Less accumulated depreciation and amortization...........    (416,504)    (412,880)    (371,198)
                                                             ----------   ----------   ----------
                                                                208,736      208,384      237,543
Other assets...............................................      56,800       60,341       60,567
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,031,011   $1,405,081   $1,233,331
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party............................  $   20,219   $       --   $   57,470
  Trade accounts payable and accrued liabilities...........     186,093      114,620      114,901
  Accrued compensation.....................................     229,824      369,167      179,806
  Accrued taxes, other than income.........................      13,506       15,439       16,700
  Accrued warranties.......................................       8,238       25,000       25,000
  Income taxes payable.....................................      20,480      156,484      194,190
  Deferred revenue.........................................     144,563      329,321      345,076
  Billings in excess of costs and estimated earnings.......       2,853           --           --
  Current portion of long-term debt and capital lease
     obligations...........................................      29,597       33,094       30,970
                                                             ----------   ----------   ----------
          Total current liabilities........................     655,373    1,043,125      964,113
Long-term debt, net of current portion.....................      29,395          100           --
Capital lease obligations, net of current portion..........      38,937        5,843           --
Deferred income taxes......................................       5,600       10,200       15,000
Stockholders' equity:
  Common stock, $100 par value, 750 shares authorized, 310
     shares issued and outstanding.........................      31,000       31,000       31,000
  Retained earnings........................................     270,706      314,813      223,218
                                                             ----------   ----------   ----------
          Total Stockholders' Equity.......................     301,706      345,813      254,218
                                                             ----------   ----------   ----------
          Total liabilities and stockholders' equity.......  $1,031,011   $1,405,081   $1,233,331
                                                              =========    =========    =========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                            STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $3,036,009   $3,977,013   $4,104,580   $1,262,027   $1,322,043
Cost of goods sold...................   1,516,213    1,940,213    1,866,607      627,526      557,762
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,519,796    2,036,800    2,237,973      634,501      764,281
Selling, general and administrative
  expenses...........................   1,538,777    1,924,815    2,137,108      687,327      859,686
Bad debt expense.....................      29,318       16,328        5,670           --           --
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     (48,299)      95,657       95,195      (52,826)     (95,405)
Other income (expense):
  Interest expense...................     (15,320)     (14,333)     (18,721)     (10,105)     (14,562)
  Interest income....................       1,744        6,773       16,678        8,154       15,397
  Other income.......................      14,917       12,345        9,955           --           --
                                       ----------   ----------   ----------   ----------   ----------
                                            1,341        4,785        7,912       (1,951)         835
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes....     (46,958)     100,442      103,107      (54,777)     (94,570)
Provision (benefit) for income taxes:
  Current............................       5,396       28,690      163,500      (32,843)          --
  Deferred...........................     (32,400)       1,800     (104,500)      18,218      (32,975)
                                       ----------   ----------   ----------   ----------   ----------
                                          (27,004)      30,490       59,000      (14,625)     (32,975)
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $  (19,954)  $   69,952   $   44,107   $  (40,152)  $  (61,595)
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             COMMON STOCK,
                                                             $100 PAR VALUE
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at December 31, 1992..............................    310    $31,000   $220,708   $251,708
  Net loss................................................     --         --    (19,954)   (19,954)
                                                            ------   -------   --------   --------
Balance at December 31, 1993..............................    310     31,000    200,754    231,754
  Net income..............................................     --         --     69,952     69,952
                                                            ------   -------   --------   --------
Balance at December 31, 1994..............................    310     31,000    270,706    301,706
  Net income..............................................     --         --     44,107     44,107
                                                            ------   -------   --------   --------
Balance at December 31, 1995..............................    310     31,000    314,813    345,813
  Capital distribution (unaudited)........................     --         --    (30,000)   (30,000)
  Net loss (unaudited)....................................     --         --    (61,595)   (61,595)
                                                            ------   -------   --------   --------
Balance at March 31, 1996 (unaudited).....................    310    $31,000   $223,218   $254,218
                                                            =====    =======   ========   ========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                            STATEMENTS OF CASH FLOWS

                                                                                        THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,              MARCH 31,
                                                   ---------------------------------   ---------------------
                                                     1993        1994        1995        1995        1996
                                                   ---------   ---------   ---------   ---------   ---------
                                                                                            (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)................................  $ (19,954)  $  69,952   $  44,107   $ (40,152)  $ (61,595)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization..................     49,002      46,934      67,039       9,892      10,272
  Deferred income taxes..........................    (32,400)      1,800    (104,500)     18,218     (32,975)
  (Gain) loss on asset disposals.................    (13,888)     (7,353)     (8,650)         --      (3,200)
  Provision for bad debts........................     29,318      16,328       5,670          --          --
  Changes in assets and liabilities:
    Receivables..................................      4,193     (10,419)   (124,151)    (34,315)     89,354
    Inventories..................................     10,630      28,452     (35,682)    (84,553)    (95,266)
    Prepaid expenses and other current assets....     17,777     (10,875)    (13,501)     13,249      12,975
    Trade accounts payable and accrued
      liabilities................................     12,255      87,402     (71,473)     32,920         281
    Accrued compensation.........................    111,095      62,199     139,343          --    (189,361)
    Accrued taxes, other than income.............      2,943        (263)      1,933          --       1,261
    Accrued warranties...........................     (2,347)      2,067      16,762      10,587          --
    Deferred revenue.............................     39,361      26,923     184,758      (5,359)     15,755
    Income taxes payable.........................    (14,527)      8,980     136,004    (145,052)     37,706
    Costs and estimated earnings in excess of
      billings and billings in excess of costs
      and estimated earnings.....................     56,021      (8,803)    (28,237)     60,536      39,903
                                                   ---------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in) operating
  activities.....................................    249,479     313,324     209,422    (164,029)   (174,890)
INVESTING ACTIVITIES
Purchase of property, buildings and equipment....    (16,400)    (87,930)    (76,995)     (4,105)    (39,481)
Proceeds from sale of property, buildings and
  equipment......................................     11,827      14,120      18,958          --       3,200
Increase in other assets.........................    (19,484)     (2,555)     (3,541)     (1,773)       (226)
                                                   ---------   ---------   ---------   ---------   ---------
Net cash (used in) investing activities..........    (24,057)    (76,365)    (61,578)     (5,878)    (36,507)
FINANCING ACTIVITIES
Proceeds from long-term debt and capital
  leases.........................................    119,918     170,687     131,414      69,655          --
Payments on long-term debt and capital leases....   (217,956)   (199,279)   (190,306)     (7,212)     (8,067)
Distribution to stockholders.....................         --          --          --          --     (30,000)
Proceeds from note payable -- related party......     44,136     169,397     151,662          --      57,470
Payment on note payable -- related party.........    (49,187)   (192,641)   (171,881)    (12,058)         --
                                                   ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in) financing
  activities.....................................   (103,089)    (51,836)    (79,111)     50,385      19,403
                                                   ---------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents....................................    122,333     185,123      68,733    (119,522)   (191,994)
Cash and cash equivalents at beginning of year...    122,419     244,752     429,875     429,875     498,608
                                                   ---------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of year.........  $ 244,752   $ 429,875   $ 498,608   $ 310,353   $ 306,614
                                                   ==========  ==========  ==========  ==========  ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid....................................  $   9,866   $  19,231   $   9,241   $   2,675   $     911
                                                   ==========  ==========  ==========  ==========  ==========
Income tax paid..................................  $   7,405   $   3,496   $   6,243   $      --   $     575
                                                   ==========  ==========  ==========  ==========  ==========
Purchase of equipment through capital leases.....  $      --   $  92,442   $      --   $      --   $      --
                                                   ==========  ==========  ==========  ==========  ==========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Rolf Coal and Fuel Corp. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within three to six months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

                            ROLF COAL AND FUEL CORP.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                  YEARS
                                                                                  ------
    Furniture and fixtures......................................................   3-10
    Machinery and equipment.....................................................   3-8
    Vehicles....................................................................   3-5
    Leasehold improvements......................................................  7-31.5

     Amortization of the assets under capital leases is included in depreciation expense.

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

     Advertising costs, consisting principally of print advertising, are expensed as incurred. Net advertising expenses for 1993, 1994 and 1995 was $52,777, $74,114 and $75,548, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in "Statement of Financial Accounting Standards No. 109." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $29,318, $16,328 and $5,670, respectively and accounts written off, net of recoveries were $94,738, $3,344 and $20,281, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-

                            ROLF COAL AND FUEL CORP.

Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                               DECEMBER 31,
                                                            -------------------    MARCH 31,
                                                              1994       1995        1996
                                                            --------   --------   -----------
                                                                                  (UNAUDITED)
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts................  $214,792   $118,825    $ 134,234
      Estimated earnings..................................   200,787    114,352      124,802
                                                            --------   --------   -----------
                                                             415,579    233,177      259,036
    Less applicable billings..............................   380,454    169,815      235,577
                                                            --------   --------   -----------
                                                            $ 35,125   $ 63,362    $  23,459
                                                            ========   ========    =========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings
         on uncompleted contracts.........................  $ 37,978   $ 63,362    $  23,459
      Billings in excess of costs and estimated earnings
         on uncompleted contracts.........................    (2,853)        --           --
                                                            --------   --------   -----------
                                                            $ 35,125   $ 63,362    $  23,459
                                                            ========   ========    =========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. LONG-TERM DEBT

                                                                           DECEMBER 31,
                                                                      ----------------------
                                                                       1994         1995
                                                                      -------   ------------
    Secured line of credit..........................................  $29,395       $100

     The Company has three secured lines of credit with a bank that aggregate $225,000 and that expire in April 1997. The agreements are secured by substantially all the Company's assets. At December 31, 1994 and 1995, the Company had aggregate borrowings of $29,395 and $100, respectively, under these agreements and these are classified as long term.

     The Company can borrow at the bank's prime rate plus 2%. At December 31, 1995, the interest rate was 9.75%.

4. LEASES

     Total rental expense for all operating leases was $103,396, $107,980 and $113,348 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities from an entity related through common ownership and vehicles under terms of noncancelable operating lease agreements which expire at various dates through September 1999. The building lease has an option for renewal, in two five-year

                            ROLF COAL AND FUEL CORP.

increments. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $35,498   $ 107,920
    1997..............................................................    5,916      91,200
    1998..............................................................       --      84,000
    1999..............................................................       --      63,000
                                                                        -------   ---------
                                                                         41,414   $ 346,120
                                                                                   ========
    Amounts representing interest.....................................    2,477
                                                                        -------
    Present value of net minimum rentals (including $33,094 classified as current).....................................................  $38,937
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Tools and equipment................................................  $92,442   $92,442
    Less accumulated amortization......................................   13,866    32,355
                                                                         -------   -------
    Net property, plant and equipment under capital leases.............  $78,576   $60,087
                                                                         =======   =======

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Company may also elect to make discretionary contributions. The Company's matching contributions totaled $22,237, $28,879 and $32,987 for the years ended December 31, 1993, 1994 and
1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $277,752, $397,644 and $619,341 in 1993, 1994 and 1995, respectively.

                            ROLF COAL AND FUEL CORP.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1993      1994       1995
                                                             --------   -------   ---------
    Current:
      Federal..............................................  $  4,356   $23,180   $ 132,790
      State................................................     1,040     5,510      30,710
                                                             --------   -------   ---------
                                                                5,396    28,690     163,500
    Deferred:
      Federal..............................................   (26,170)    1,450     (85,130)
      State................................................    (6,230)      350     (19,370)
                                                             --------   -------   ---------
                                                              (32,400)    1,800    (104,500)
                                                             --------   -------   ---------
                                                             $(27,004)  $30,490   $  59,000
                                                             ========   =======   =========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994       1995
                                                                       -------   ---------
    Deferred tax liabilities:
      Depreciation...................................................  $ 4,300   $   2,600
      Deferred revenues..............................................   52,200      29,700
                                                                       -------   ---------
    Deferred tax liabilities.........................................   56,500      32,300
    Deferred tax assets:
      Compensation and related.......................................   47,200     127,000
      Reserve for bad debts..........................................    4,400         600
      Warranty reserve...............................................    2,200       6,500
                                                                       -------   ---------
    Deferred tax assets..............................................   53,800     134,100
                                                                       -------   ---------
    Net deferred tax liabilities (assets)............................  $ 2,700   $(101,800)
                                                                       =======   =========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the years ended December 31, 1994 and 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Tax provision (benefit) at statutory rate..............  $(16,000)  $ 34,150   $ 35,100
    State income tax less applicable federal tax benefit...    (2,400)     5,000      5,200
    Surtax exemption.......................................     8,900    (11,750)   (11,750)
    Other, net.............................................   (17,504)     3,090     30,450
                                                             --------   --------   --------
                                                             $(27,004)  $ 30,490   $ 59,000
                                                             ========   ========   ========

9. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of $84,000, $84,000 and $84,000 at December 31, 1993, 1994 and 1995, respectively, to a related partnership, whose partners are stockholders in the Company.

                            ROLF COAL AND FUEL CORP.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Brand Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Brand Heating & Air Conditioning, Inc., as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brand Heating & Air Conditioning, Inc., at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 14, 1996

                     BRAND HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------   MARCH 31,
                                                                1994         1995        1996
                                                              ---------   ----------   ---------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash......................................................  $   5,384   $    6,871   $  38,221
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $14,950 in 1994 and $18,732 in 1995..................    296,372      551,475     151,966
     Related party..........................................     16,479      186,985     231,202
     Employee...............................................      6,202        8,572      11,225
                                                              ---------   ----------   ---------
                                                                319,053      747,032     394,393
  Inventories...............................................    122,904      238,853     220,181
  Prepaid expenses and other current assets.................      2,931          135         135
                                                              ---------   ----------   ---------
          Total current assets..............................    450,272      992,891     652,930
Property and equipment:
  Furniture and fixtures....................................     43,107       50,876      57,474
  Machinery and equipment...................................     68,947       77,026      77,026
  Vehicles..................................................    172,029      289,175     289,175
  Leasehold improvements....................................     30,000       30,000      30,000
                                                              ---------   ----------   ---------
                                                                314,083      447,077     453,675
  Less accumulated depreciation and amortization............   (105,491)    (193,728)   (213,589)
                                                              ---------   ----------   ---------
                                                                208,592      253,349     240,086
Other assets................................................      7,212       11,025      12,520
                                                              ---------   ----------   ---------
          Total assets......................................  $ 666,076   $1,257,265   $ 905,536
                                                              =========    =========   =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash overdraft............................................  $  55,772   $   41,060   $      --
  Trade accounts payable and accrued liabilities............    115,551      171,208     116,577
  Accrued compensation......................................     35,202       38,079      42,300
  Note payable to related party.............................         --      100,000          --
  Current portion of long-term debt and capital leases......    193,923      131,018     105,680
                                                              ---------   ----------   ---------
          Total current liabilities.........................    400,448      481,365     264,557
Long-term debt, net of current portion......................    118,247       75,977      54,718
Stockholders' equity........................................    147,381      699,923     586,261
                                                              ---------   ----------   ---------
          Total liabilities and stockholders' equity........  $ 666,076   $1,257,265   $ 905,536
                                                              =========    =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $1,225,040   $1,841,040   $4,001,461   $1,116,861   $  610,837
Cost of goods sold...................     889,327    1,584,826    2,754,527      810,759      560,122
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................     335,713      256,214    1,246,934      306,102       50,715
Selling, general and administrative
  expenses...........................     278,717      231,829      661,193      113,636      163,031
Bad debt expense.....................       9,950           --       18,732           --           --
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........      47,046       24,385      567,009      192,466     (112,316)
Other income (expense):
  Interest expense...................      (6,381)     (17,159)     (19,157)      (2,578)      (2,727)
  Interest income....................       3,099          233        3,198          237        1,381
  Other income.......................       3,103           --        1,492        6,439           --
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $   46,867   $    7,459   $  552,542   $  196,564   $ (113,662)
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            COMMON STOCK,
                                                            NO PAR VALUE
                                                           ---------------   RETAINED
                                                           SHARES   AMOUNT   EARNINGS      TOTAL
                                                           ------   ------   ---------   ---------
Balance at December 31, 1992.............................    200    $1,940   $ 102,002   $ 103,942
  Capital distributions..................................     --        --     (10,887)    (10,887)
  Net income.............................................     --        --      46,867      46,867
                                                           ------   ------   ---------   ---------
Balance at December 31, 1993.............................    200     1,940     137,982     139,922
  Net income.............................................     --        --       7,459       7,459
                                                           ------   ------   ---------   ---------
Balance at December 31, 1994.............................    200     1,940     145,441     147,381
  Net income.............................................     --        --     552,542     552,542
                                                           ------   ------   ---------   ---------
Balance at December 31, 1995.............................    200     1,940     697,983     699,923
  Net loss (unaudited)...................................     --        --    (113,662)   (113,662)
                                                           ------   ------   ---------   ---------
Balance at March 31, 1996 (unaudited)....................    200    $1,940   $ 584,321   $ 586,261
                                                           =====    ======   =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                              THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,              MARCH 31,
                                         ---------------------------------   ---------------------
                                           1993        1994        1995        1995        1996
                                         ---------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)......................  $  46,867   $   7,459   $ 552,542   $ 196,564   $(113,662)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........     25,846      58,103      95,816       3,158      19,866
  Provision for bad debts..............      9,950          --      18,732          --          --
  (Gain) loss on asset disposals.......      3,140          --      (1,492)         --          --
  Changes in assets and liabilities:
     Receivables.......................    (65,951)   (160,944)   (446,711)     92,373     347,221
     Inventories.......................    (32,253)    (69,251)   (115,949)    (19,575)     18,672
     Prepaid expenses and other current
       assets..........................         --      (2,931)      2,796       2,810          --
     Trade accounts payable and accrued
       liabilities.....................     39,989      88,517      40,945     (43,670)    (95,691)
     Accrued compensation..............      4,724      20,711       2,877         283       4,221
                                         ---------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in)
  operating activities.................     32,312     (58,336)    149,556     231,943     180,627
INVESTING ACTIVITIES
Purchase of property and equipment.....    (89,819)   (161,586)   (141,394)    (44,041)     (1,180)
Proceeds from sale of property and
  equipment............................      2,600          --       2,500          --          --
(Increase) in other assets.............     (3,000)     (4,000)     (4,000)         --      (1,500)
                                         ---------   ---------   ---------   ---------   ---------
Net cash used in investing
  activities...........................    (90,219)   (165,586)   (142,894)    (44,041)     (2,680)
FINANCING ACTIVITIES
Proceeds from notes payable to related
  party................................         --          --     100,000          --          --
Payments on notes payable from related
  party................................         --          --          --          --    (100,000)
Proceeds of long-term debt.............     80,125     257,370      42,520       5,868          --
Payments of long-term debt and capital
  leases...............................    (19,070)    (37,242)   (147,695)   (135,421)    (46,597)
Distributions to shareholders..........    (10,887)         --          --          --          --
                                         ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  financing activities.................     50,168     220,128      (5,175)   (129,553)   (146,597)
                                         ---------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents..........................     (7,739)     (3,794)      1,487      58,349      31,350
Cash at beginning of year..............     16,917       9,178       5,384       5,384       6,871
                                         ---------   ---------   ---------   ---------   ---------
Cash at end of year....................  $   9,178   $   5,384   $   6,871   $  63,733   $  38,221
                                         =========   =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................  $   6,381   $  15,132   $  16,140   $   2,578   $   2,727
                                         =========   =========   =========   =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Brand Heating & Air Conditioning, Inc., ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 3 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     As discussed in Note 4, the Company had one long-term contract outstanding at December 31, 1995. This contract qualifies for segmentation under SOP 81-1. Accordingly, each billing is treated as a separate long-term contract. As of December 31, 1995, all costs incurred have been billed and there were no billings in excess of costs incurred on the contract.

     Trade accounts receivable includes billings on the sole contract. The Company classifies its trade accounts receivable as current assets because all balances are expected to be collected in the current year. Except as discussed in Note 4, concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

ADVERTISING COSTS

     Advertising costs, consisting principally of direct mail advertisements, are expensed as incurred. Net advertising expense for 1993, 1994 and 1995 was $32,000, $31,000 and $88,000, respectively.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

                     BRAND HEATING & AIR CONDITIONING, INC.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  5-7
    Machinery and equipment.......................................................   7
    Vehicles......................................................................   5
    Leasehold improvements........................................................   39

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The shareholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and state income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $9,950, $0 and $18,732, respectively and accounts written off, net of recoveries were $0, $0 and $14,950, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and

                     BRAND HEATING & AIR CONDITIONING, INC.

any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Line of credit...................................................  $135,000   $ 56,000
    Various equipment loans, with interest rates of 6.45% to 11.0%, with maturity through September 25, 1999, requiring monthly payments of $339 to $1,292, collateralized by the respective
      equipment......................................................   177,170    150,995
                                                                       --------   --------
                                                                        312,170    206,995
    Less current portion.............................................   193,923    131,018
                                                                       --------   --------
                                                                       $118,247   $ 75,977
                                                                       ========   ========

     The Company has a secured line of credit with a bank that expires June 1, 1996. Under its terms, the Company can borrow up to $150,000 at the prime rate plus 1.5% (10.25% at December 31, 1995). The agreement is secured by accounts receivable and inventory, and is personally guaranteed by the stockholders. The agreement requires the Company to maintain a minimum equity base. At December 31, 1994 and 1995, the Company had borrowings of $135,000 and $56,000, respectively, under this agreement.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $131,018
        1997..............................................................    46,187
        1998..............................................................    25,651
        1999..............................................................     4,139
                                                                            --------
                                                                            $206,995
                                                                            ========

3. LEASES

     Total rental expense for all operating leases was $12,000, $22,000 and $25,000 for 1993, 1994 and 1995, respectively. The Company leases vehicles under terms of noncancelable operating lease agreements which expire at various dates through 1999. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancellable term of one year or more are as follows:

                                                                            OPERATING
                                                                             LEASES
                                                                            ---------
        1996..............................................................  $  55,702
        1997..............................................................     54,001
        1998..............................................................     39,019
        1999..............................................................     37,807
                                                                            ---------
                                                                            $ 186,529
                                                                             ========

     The Company leases its office and warehouse space from its stockholders on a month-to-month basis.

                     BRAND HEATING & AIR CONDITIONING, INC.

4. MAJOR CUSTOMERS

     Approximately 45% of the Company's net revenue for 1995 was from one major customer. Substantially all revenues under such contract were recognized in 1995. The central location has the authority for purchasing. Approximately 69% of the accounts receivable was from this customer at December 31, 1995.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation, which consisted of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $42,000, $45,000 and $84,000 in 1993, 1994 and 1995, respectively.

7. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income (loss) for income tax purposes of $(21,000), $(165,000), $216,000 and $262,000 for 1993, 1994, 1995 and the three months ended March 31, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the three months ended March 31, 1996, income tax expense under the provisions of Statement of Financial Accounting Standard No. 109 would have been $26,000, $3,000, $242,000 and $(45,000), respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be provided on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the deferred tax liability would have been approximately $102,000.

8. RELATED PARTY TRANSACTIONS

     The Company is involved in various related party transactions, the majority of which involve payroll related reimbursements to Brand Electric, Inc., a company owned by one of the board members of the Company. The Company and owner also had various transactions. The following summarizes these transactions.

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                           1994         1995
                                                                          -------     --------
Notes receivable from owner.............................................  $16,479     $186,985
Note receivable from employees..........................................    6,202        8,572
Note payable to Brand Electric, Inc.
  (unsecured and noninterest bearing)...................................       --      100,000

                     BRAND HEATING & AIR CONDITIONING, INC.

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                        1993     1994     1995
                                                                       ------   ------   ------
Rent expense paid to Brand Electric, Inc.............................  $9,200   $9,000   $2,400
Rent expense paid to stockholder.....................................   2,400    2,400    2,400

     In addition, the Company reimbursed an affiliate for payroll payments made on the Company's behalf.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Coastal Air Conditioning Service, Inc.

     We have audited the accompanying balance sheets of Coastal Air Conditioning Service, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Air Conditioning Service, Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

May 10, 1996

                     COASTAL AIR CONDITIONING SERVICE, INC.

                                 BALANCE SHEETS



                                                                  DECEMBER 31,
                                                             ----------------------    MARCH 31,
                                                               1994         1995         1996
                                                             ---------   ----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash.....................................................  $  60,846   $  100,833   $    67,549
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $5,240, $19,750 and $19,750 at December 31, 1994 and
       1995, and March 31, 1996, respectively..............    291,159      311,055       273,255
     Employee..............................................      4,395        6,559         7,531
     Other.................................................     14,443       16,562        29,674
                                                             ---------   ----------   -----------
                                                               370,843      435,009       378,009
     Inventories...........................................    206,075      205,944       232,722
     Costs and estimated earnings in excess of billings....     21,178        9,975        11,618
     Prepaid expenses and other current assets.............      5,104        3,354         2,917
     Deferred income taxes.................................      7,429       20,210        25,910
                                                             ---------   ----------   -----------
          Total current assets.............................    610,629      674,492       651,176
Note receivable from stockholder...........................    150,763      135,944       132,051
Property and equipment:
  Machinery and equipment..................................    152,904      188,261       188,261
  Vehicles.................................................    215,644      284,524       282,179
  Leasehold improvements...................................     46,024       46,024        46,024
                                                             ---------   ----------   -----------
                                                               414,572      518,809       516,464
  Less accumulated depreciation and amortization...........   (242,844)    (259,072)     (270,772)
                                                             ---------   ----------   -----------
                                                               171,728      259,737       245,692
Other assets...............................................     25,097       51,169        59,353
                                                             ---------   ----------   -----------
          Total assets.....................................  $ 958,217   $1,121,342   $ 1,088,272
                                                             =========    =========     =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Credit agreement.........................................  $ 131,138   $   82,500   $    36,531
  Trade accounts payable and accrued liabilities...........     64,027       86,588        90,308
  Accrued warranties.......................................     17,822       20,875        21,987
  Contributions payable to benefit plan....................     30,000       30,000        40,000
  Income taxes payable.....................................     64,009       53,805        47,579
  Current portion of amounts due to stockholder............     15,796       17,107        17,489
  Current portion of long-term debt and capital leases.....     45,442       59,186        59,186
                                                             ---------   ----------   -----------
          Total current liabilities........................    368,234      350,061       313,080
Due to stockholder, net of current portion.................    186,549      169,441       159,963
Long-term debt, net of current portion.....................     45,517       91,751        80,849
Capital lease obligations, net of current portion..........     19,546       34,409        30,515
Stockholder's equity:
  Common stock, par value $5 per share, 20,000 shares
     authorized, 980 shares issued and outstanding.........      4,900        4,900         4,900
  Additional paid-in capital...............................         54           54            54
  Retained earnings........................................    333,417      470,726       498,911
                                                             ---------   ----------   -----------
          Total stockholders' equity.......................    338,371      475,680       503,865
                                                             ---------   ----------   -----------
          Total liabilities and stockholder's equity.......  $ 958,217   $1,121,342   $ 1,088,272
                                                             =========    =========     =========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                              STATEMENTS OF INCOME

                                                                                 THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,               MARCH 31,
                                          ------------------------------------   -------------------
                                             1993         1994         1995        1995       1996
                                          ----------   ----------   ----------   --------   --------
                                                                                     (UNAUDITED)
Net revenues............................  $2,648,484   $3,278,151   $3,824,195   $796,986   $870,947
Cost of goods sold......................   1,533,732    1,854,194    2,072,274    464,553    422,927
                                          ----------   ----------   ----------   --------   --------
Gross margin............................   1,114,752    1,423,957    1,751,921    332,433    448,020
Selling, general and administrative
  expenses..............................     910,950    1,174,933    1,504,150    295,355    395,314
Bad debt expense........................      19,587        5,240       22,098      5,340      8,540
                                          ----------   ----------   ----------   --------   --------
Income from operations..................     184,215      243,784      225,673     31,738     44,166
Other income (expense):
  Interest expense......................     (30,314)     (28,581)     (29,465)    (4,600)    (9,463)
  Other income..........................       8,095       13,828       20,937      7,517     10,682
                                          ----------   ----------   ----------   --------   --------
Income before provision for income
  taxes.................................     161,996      229,031      217,145     34,655     45,385
Provision (benefit) for income taxes:
  Current...............................          --       64,009       92,617      9,300     22,900
  Deferred..............................      59,743       16,508      (12,781)     3,800     (5,700)
                                          ----------   ----------   ----------   --------   --------
                                              59,743       80,517       79,836     13,100     17,200
                                          ----------   ----------   ----------   --------   --------
Net income..............................  $  102,253   $  148,514   $  137,309   $ 21,555   $ 28,185
                                           =========    =========    =========   ========   ========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                   COMMON STOCK $5
                                                      PAR VALUE      ADDITIONAL
                                                   ---------------    PAID-IN     RETAINED
                                                   SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                   ------   ------   ----------   --------   --------
Balance at December 31, 1992.....................    980    $4,900      $ 54      $ 82,650   $ 87,604
  Net income.....................................     --        --        --       102,253    102,253
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1993.....................    980     4,900        54       184,903    189,857
  Net income.....................................     --        --        --       148,514    148,514
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1994.....................    980     4,900        54       333,417    338,371
  Net income.....................................     --        --        --       137,309    137,309
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1995.....................    980     4,900        54       470,726    475,680
  Net income (unaudited).........................     --        --        --        28,185     28,185
                                                   ------   ------       ---      --------   --------
Balance at March 31, 1996 (unaudited)............    980    $4,900      $ 54      $498,911   $503,865
                                                   =====    ======   =======      ========   ========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                            STATEMENT OF CASH FLOWS

                                                                              THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                 MARCH 31,
                                    -------------------------------------   -----------------------
                                      1993          1994          1995        1995          1996
                                    ---------    -----------    ---------   ---------     ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income........................  $ 102,253    $   148,514    $ 137,309   $  21,555     $  28,185
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
  Depreciation and amortization...     27,056         46,525       49,537      11,631        14,045
  Provisions for loss on accounts
     receivable...................     19,587          5,240       22,098          --            --
  Deferred tax asset..............     59,743         16,508      (12,781)      3,800        (5,700)
  Changes in assets and
     liabilities:
     Receivables..................    (20,725)      (141,232)     (31,458)     10,203        27,609
     Inventories..................     30,880       (104,781)         131       1,179       (26,778)
     Costs and estimated earnings
       in excess of billings......     (6,547)       (42,791)      11,203     (19,869)       (1,643)
     Prepaid expenses and other
       assets.....................      6,949           (200)     (24,322)        437        (7,747)
     Contributions payable to
       benefit plan...............         --         30,000           --      10,000        10,000
     Trade accounts payable and
       accrued liabilities........    (63,943)         9,218       22,561      10,653         3,720
     Accrued warranties...........        509          4,275        3,053          --         1,112
     Income taxes payable.........     18,949         64,009      (10,204)    (25,706)       (6,226)
                                    ---------    -----------    ---------   ---------     ---------
Net cash provided by operating
  activities......................    174,711         35,285      167,127      23,883        36,577
INVESTING ACTIVITIES
Purchase of property and
  equipment.......................     (4,649)      (111,592)    (100,039)         --            --
                                    ---------    -----------    ---------   ---------     ---------
Net cash used in investing
  activities......................     (4,649)      (111,592)    (100,039)         --            --
FINANCING ACTIVITIES
Proceeds from debt and credit
  agreement.......................    535,733      1,078,874      686,782     151,312       162,364
Payments on debt and credit
  agreement.......................   (572,386)    (1,077,562)    (713,883)   (181,980)     (232,225)
                                    ---------    -----------    ---------   ---------     ---------
Net cash provided by (used in)
  financing activities............    (36,653)         1,312      (27,101)    (30,668)      (69,861)
                                    ---------    -----------    ---------   ---------     ---------
Increase (decrease) in cash.......    133,409        (74,995)      39,987      (6,785)      (33,284)
Cash at beginning of year.........      2,432        135,841       60,846      60,846       100,833
                                    ---------    -----------    ---------   ---------     ---------
Cash at end of year...............  $ 135,841    $    60,846    $ 100,833   $  54,061     $  67,549
                                    =========     ==========    =========   =========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.....................  $  30,314    $    28,581    $  29,465   $   4,600     $   8,567
                                    =========     ==========    =========   =========     =========
Income tax paid...................  $      --    $        --    $ 102,819   $      --     $      --
                                    =========     ==========    =========   =========     =========
Equipment purchase under capital
  leases..........................  $  59,212    $        --    $  37,507   $      --     $      --
                                    =========     ==========    =========   =========     =========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Coastal Air Conditioning Service, Inc. ("the Company") is engaged in the installation and servicing of air conditioning and heating systems primarily for residential customers in the Savannah, Georgia area.

REVENUE RECOGNITION

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for customers are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues related to servicing are recognized upon completion of those services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within two months. Nonidentifiable selling, general and administrative expenses are charged to operations as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade Receivables are limited to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market as determined by the first-in, first-out (FIFO) method and consist of heating and air conditioning units ready for installation and related parts and supplies.

                     COASTAL AIR CONDITIONING SERVICE, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Machinery and equipment.......................................................     8
    Vehicles......................................................................     6
    Leasehold improvements........................................................    10

WARRANTIES

     The Company provides a one-year warranty on parts and labor for all construction and a two-year warranty on parts and labor for all replacement service. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company accrues future warranty costs based upon the relationship of prior year's sales to actual warranty costs. It is the Company's policy to classify the entire warranty accrual as a current liability.

ADVERTISING

     The Company's policy is to expense advertising costs as incurred. Amounts paid for advertising were approximately $32,300, $24,600 and $59,100 for the years ended December 31, 1993, 1994 and 1995.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $19,587, $5,240 and $22,098, respectively and accounts written off, net of recoveries were $0, $19,587 and $7,588, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting opinions, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued opinions would have a significant impact on the Company's financial statements.

                     COASTAL AIR CONDITIONING SERVICE, INC.

2. CONTRACTS IN PROGRESS

     Contracts in process consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contracts........................  $136,541     $ 86,585
      Estimated earnings...........................................    65,217       53,708
                                                                     --------     --------
                                                                      201,758      140,293
    Less applicable progress billings..............................   180,580      130,318
                                                                     --------     --------
    Costs and estimated earnings in excess of billings.............  $ 21,178     $  9,975
                                                                     ========     ========

     As of December 31, 1994 and 1995, there were no contracts with billings in excess of costs and estimated earnings.

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. CREDIT AGREEMENT

     The Company purchases substantially all of its inventory from a major manufacturer of air conditioners under a credit agreement secured by such inventory. Payment is due in three equal installments over 90 days following the receipt of such inventory. Amounts payable under this agreement as of December 31, 1994 and 1995 were $131,138 and $82,500, respectively.

                     COASTAL AIR CONDITIONING SERVICE, INC.

3. LONG-TERM DEBT AND CAPITAL LEASES

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Secured line of credit with a bank, borrowings of $50,000
      available at 9.5%..............................................  $     --   $     --

    Notes payable to a bank, secured by six vehicles bearing interest at 9.0%. Interest and principal payments of $2,120 are due
      through December 1999. ........................................        --     85,000
    Note payable to a bank, secured by two vans, bearing interest at
      7.25%. Interest and principal payments of $540 are due monthly
      through March 1999. ...........................................    24,469     19,006
    Note payable to a bank, secured by a vehicle, software, leasehold improvements and personal guaranty of stockholder, bearing interest at 1% above prime (8.5% at December 31, 1995).
      Interest and principal payments of $1,241 are due monthly
      through November 1997. ........................................    38,044     26,060
    Note payable to a bank, secured by two trucks, bearing interest at 7.0%. Interest and principal payments of $451 are due
      monthly through January 1996. .................................     5,863        451
    Notes payable, secured by two vans, with imputed interest of 10%.
      Interest and principal payments of $1,693 were made through
      September 1995. ...............................................     9,942         --
    Note payable to an employee bearing interest at 10%. Interest and
      principal payments of $1,496 were made through April 1996. ....        --      4,854
                                                                       --------   --------
                                                                         78,318    135,371
    Less current portion.............................................   (32,801)   (43,620)
                                                                       --------   --------
                                                                       $ 45,517   $ 91,751
                                                                       ========   ========

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $ 43,620
        1997..............................................................    39,049
        1998..............................................................    26,501
        1999..............................................................    26,201
                                                                            --------
                                                                            $135,371
                                                                            ========

                     COASTAL AIR CONDITIONING SERVICE, INC.

     The Company leases certain equipment and vehicles under capital leases. Future lease payments for the capital lease obligations at December 31, 1995 are as follows:

        1996..............................................................  $ 20,395
        1997..............................................................    17,718
        1998..............................................................     8,175
        1999..............................................................     8,175
        2000..............................................................     3,581
                                                                            --------
        Total minimum lease payments......................................    58,044
        Less amount representing interest.................................    (8,069)
                                                                            --------
        Present value of net minimum lease payments.......................    49,975
        Less current portion..............................................   (15,566)
                                                                            --------
        Long-term capital lease obligations...............................  $ 34,409
                                                                            ========

     Equipment with a cost of $59,212 and $96,719 and accumulated amortization of $19,125 and $31,227 related to these capital leases is included in property and equipment as of December 31, 1994 and 1995, respectively.

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheet for long-term debt and capital lease obligations approximate fair value.

4. OPERATING LEASES

     Total rental expense for all operating leases was $40,500, $50,502 and $60,074 for 1993, 1994 and 1995, respectively. The Company leases certain equipment and vehicles under terms of noncancelable operating lease agreements which expire at various dates through January 2000 and have an initial noncancelable term of one year or more. Minimum rental commitments at December 31, 1995 under operating leases are as follows:

                                                                             OPERATING
                                                                             LEASES
                                                                             -------
        1996...............................................................  $20,693
        1997...............................................................   20,142
        1998...............................................................    5,211
                                                                             -------
                                                                             $46,046
                                                                             =======

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Any Company contributions are made at stockholder's discretion. The Company contributed $30,000 and $40,000 for the years ended December 31, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company has guaranteed a $314,266 personal loan of its stockholder with a bank dated January 1994 and due January 2004.

                     COASTAL AIR CONDITIONING SERVICE, INC.

7. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation, consisting of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $54,000, $58,000 and $150,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Income tax provision (benefit) expense consists of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
    Current:
      Federal................................................  $    --   $52,650   $ 77,233
      State..................................................       --    11,359     15,384
                                                               -------   -------   --------
                                                                    --    64,009     92,617
    Deferred:
      Federal and State......................................   59,743    16,508    (12,781)
                                                               -------   -------   --------
                                                               $59,743   $80,517   $ 79,836
                                                               =======   =======   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Capitalized overhead...........................................  $(21,594)  $(11,859)
      Other..........................................................    (3,037)    (8,351)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (24,631)   (20,210)
    Deferred tax assets:
      Bad debt reserve...............................................     1,989      7,496
      Passive activity loss carryforwards............................     9,490      9,490
      Other..........................................................    20,581     23,434
                                                                       --------   --------
    Deferred tax assets..............................................    32,060     40,420
                                                                       --------   --------
    Net deferred tax assets..........................................  $  7,429   $ 20,210
                                                                       ========   ========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $55,079   $77,871   $73,829
    State income tax..........................................       --    11,520    10,892
    Other, net................................................    4,664    (8,874)   (4,885)
                                                                -------   -------   -------
                                                                $59,743   $80,517   $79,836
                                                                =======   =======   =======

                     COASTAL AIR CONDITIONING SERVICE, INC.

9. RELATED PARTY TRANSACTIONS

     The Company has a note receivable from its stockholder which accrues interest at 6%. Amounts receivable under this note were $150,763 and $135,944 at December 31, 1994 and 1995, respectively.

     The Company's note payable to its stockholder bears interest at 8% and is payable through January 2004. Amounts due under this note were $202,345 and $186,548 at December 31, 1994 and 1995, respectively. The aggregate amounts of annual principal maturities are $17,107, $18,527, $20,065, $21,730, $23,534 and
$85,585 for 1996, 1997, 1998, 1999, 2000 and thereafter, respectively.

     The Company leases its office and warehouse facility from its stockholder. Rental payments of $40,500, $40,400 and $40,875 related to this lease were made in the years ended December 31, 1993, 1994 and 1995, respectively. Under the terms of this lease, the Company paid property taxes related to the lease facilities of $3,500, $3,800 and $3,600 in the years ended December 31, 1993, 1994 and 1995, respectively.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying balance sheet as of March 31, 1996 and statements of operations and cash flows for the three months ended March 31, 1995 and 1996 have been prepared by management and are unaudited. The interim financial statements include all adjustments, (consisting of normal recurring accruals) considered necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the interim financial statements. The interim financial statements should be read in conjunction with the audited financial statements appearing herein. The results of the interim periods may not be indicative of operating results for the full year.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Contractor Success Group, Inc.

     We have audited the accompanying balance sheets of Contractor Success Group, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contractor Success Group, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                         CONTRACTOR SUCCESS GROUP, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------   MARCH 31,
                                                                1994        1995         1996
                                                              --------   ----------   ----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 83,714   $  218,228   $  268,370
  Receivables:
     Current portion of notes receivable, net of allowance
       for doubtful accounts of $79,216 in 1995.............   270,795      231,232      237,866
     Trade..................................................    41,688       69,365       69,365
     Related party..........................................   204,456      389,688      300,738
     Employee...............................................    18,000          149          149
     Other..................................................        --       10,000           --
                                                              --------   ----------   ----------
                                                               534,939      700,434      608,118
  Prepaid expenses and other current assets.................     7,421        5,573        3,901
                                                              --------   ----------   ----------
Total current assets........................................   626,074      924,235      880,389
Notes receivable, net of current portion....................   309,725      310,294      319,198
Property and equipment:
  Furniture and fixtures....................................    68,773       86,656       88,155
  Equipment.................................................        --      100,000      100,000
                                                              --------   ----------   ----------
                                                                68,773      186,656      188,155
  Less accumulated depreciation.............................   (22,932)     (45,267)     (57,650)
                                                              --------   ----------   ----------
                                                                45,841      141,389      130,505
Other assets................................................    13,572       34,773       35,348
                                                              --------   ----------   ----------
          Total assets......................................  $995,212   $1,410,691   $1,365,440
                                                              ========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $     --   $  251,534   $  102,360
  Trade accounts payable and accrued liabilities............   150,435      268,613       80,560
  Accounts payable to related parties.......................     8,233      111,346       19,209
  Accrued compensation......................................    31,060       34,672       33,483
  Current portion of capital leases.........................     3,619        5,743        5,379
                                                              --------   ----------   ----------
Total current liabilities...................................   193,347      671,908      240,991
Capital lease obligations, less current portion.............     2,216        6,000        6,000
Other liabilities...........................................    14,677        1,624        1,624
                                                              --------   ----------   ----------
Total liabilities...........................................   210,240      679,532      248,615
Stockholders' equity:
  Common stock, $1 par value; authorized, issued and
     outstanding -- 5,000 shares............................     5,000        5,000        5,000
  Retained earnings.........................................   779,972      726,159    1,111,825
                                                              --------   ----------   ----------
          Total stockholders' equity........................   784,972      731,159    1,116,825
                                                              --------   ----------   ----------
          Total liabilities and stockholders' equity........  $995,212   $1,410,691   $1,365,440
                                                              ========    =========    =========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                              STATEMENTS OF INCOME

                                                                                 THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,               MARCH 31,
                                          ------------------------------------   -------------------
                                             1993         1994         1995        1995       1996
                                          ----------   ----------   ----------   --------   --------
                                                                                     (UNAUDITED)
Net revenue.............................  $2,414,497   $2,740,976   $3,229,558   $791,635   $810,950
Cost of goods sold......................     466,196      414,938      615,245    138,920    110,396
                                          ----------   ----------   ----------   --------   --------
Gross margin............................   1,948,301    2,326,038    2,614,313    652,715    700,554
Selling, general and administrative
  expenses..............................   1,171,461    1,453,813    1,260,005    313,510    344,445
Bad debt expense........................      53,358        2,611       79,216         --         --
                                          ----------   ----------   ----------   --------   --------
Income from operations..................     723,482      869,614    1,275,092    339,205    356,109
Other income (expense):
  Interest expense......................      (1,015)      (1,851)     (10,196)      (169)    (5,893)
  Interest income.......................     119,019      106,388      125,491     28,647     29,487
  Other income..........................      56,263           --        7,800        782      5,963
                                          ----------   ----------   ----------   --------   --------
                                             174,267      104,537      123,095     29,260     29,557
                                          ----------   ----------   ----------   --------   --------
Net income..............................  $  897,749   $  974,151   $1,398,187   $368,465   $385,666
                                           =========    =========    =========   ========   ========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK,
                                                         $1 PAR VALUE
                                                        ---------------    RETAINED
                                                        SHARES   AMOUNT    EARNINGS        TOTAL
                                                        ------   ------   -----------   -----------
Balance at December 31, 1992..........................  5,000    $5,000   $   731,044   $   736,044
  Capital distributions...............................     --        --      (972,972)     (972,972)
  Net income..........................................     --        --       897,749       897,749
                                                        ------   ------   -----------   -----------
Balance at December 31, 1993..........................  5,000     5,000       655,821       660,821
  Capital distributions...............................     --        --      (850,000)     (850,000)
  Net income..........................................     --        --       974,151       974,151
                                                        ------   ------   -----------   -----------
Balance at December 31, 1994..........................  5,000     5,000       779,972       784,972
  Capital distributions...............................     --        --    (1,452,000)   (1,452,000)
  Net income..........................................     --        --     1,398,187     1,398,187
                                                        ------   ------   -----------   -----------
Balance at December 31, 1995..........................  5,000     5,000       726,159       731,159
  Net income (unaudited)..............................     --        --       385,666       385,666
                                                        ------   ------   -----------   -----------
  Balance at March 31, 1996 (unaudited)...............  5,000    $5,000   $ 1,111,825   $ 1,116,825
                                                        =====    ======    ==========    ==========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                MARCH 31,
                                       ------------------------------------   ---------------------
                                         1993        1994          1995         1995        1996
                                       --------   -----------   -----------   ---------   ---------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income...........................  $897,749   $   974,151   $ 1,398,187   $ 368,465   $ 385,666
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......     9,115        12,249        22,335         975      12,383
  Provisions for loss on notes
     receivable......................        --            --        79,216          --          --
  Changes in assets and liabilities:
     Receivables.....................   (10,074)      (19,908)      (19,826)         --      10,000
     Prepaid expenses and other
       current assets................    (3,009)        1,407         1,848    (100,000)      1,672
     Notes receivable................    32,514        20,663       (40,222)    (15,178)    (15,538)
     Trade accounts payable and
       accrued liabilities...........    54,960        78,527       118,178      33,294    (188,053)
     Accrued compensation............     5,457        (9,115)        3,612      13,522      (1,189)
     Other liabilities...............     8,069         4,810       (11,519)         --          --
                                       --------   -----------   -----------   ---------   ---------
Net cash flow provided by operating
  activities.........................   994,781     1,062,784     1,551,809     301,078     204,941
INVESTING ACTIVITIES
Purchase of property and equipment...   (31,666)       (5,975)     (105,998)         --      (1,499)
Increase in other assets.............    (2,341)       (4,294)      (21,201)     (4,336)       (575)
                                       --------   -----------   -----------   ---------   ---------
Net cash used in investing
  activities.........................   (34,007)      (10,269)     (127,199)     (4,336)     (2,074)
FINANCING ACTIVITIES
Proceeds from short-term debt........        --            --       250,000          --          --
Payments on short-term debt..........        --            --            --          --    (149,174)
Payments of capital leases...........    (1,431)       (3,020)       (5,977)         --        (364)
Accounts receivable and accounts
  payable to related parties.........    17,292      (160,679)      (82,119)     (6,956)     (3,187)
Distributions to shareholders........  (972,972)     (850,000)   (1,452,000)   (355,000)         --
                                       --------   -----------   -----------   ---------   ---------
Net cash used in financing
  activities.........................  (957,111)   (1,013,699)   (1,290,096)   (361,956)   (152,725)
                                       --------   -----------   -----------   ---------   ---------
Increase in cash and cash
  equivalents........................     3,663        38,816       134,514     (65,214)     50,142
Cash and cash equivalents at
  beginning of year..................    41,235        44,898        83,714      83,714     218,228
                                       --------   -----------   -----------   ---------   ---------
Cash and cash equivalents at end of
  year...............................  $ 44,898   $    83,714   $   218,228   $  18,500   $ 268,370
                                       ========    ==========    ==========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid........................  $  1,015   $     1,851   $     8,662   $     169   $   5,067
                                       ========    ==========    ==========   =========   =========
Income tax paid......................  $     --   $        --   $        --   $      --   $      --
                                       ========    ==========    ==========   =========   =========
Purchase of equipment through capital
  leases.............................  $  5,070   $     3,559   $    11,885   $      --   $      --
                                       ========    ==========    ==========   =========   =========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
              DECEMBER 31, 1993, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Contractor Success Group, Inc. ("the Company") provides management consulting, marketing services, reporting mechanisms, lead generation tools, sales techniques, implementation materials and customized training for its member companies in the heating, ventilation and air conditioning contracting ("HVAC") industry. The Company currently has over 270 members throughout the United States and Canada.

RECOGNITION OF INCOME

     Initial membership fees, less a provision for estimated uncollectible amounts, are recognized on the date the membership agreement is signed given that the fees are nonrefundable, and all obligations have been substantially performed by the Company. Initial membership fees included in net revenue totaled $1,071,000, $1,120,000 and $900,000 during 1993, 1994 and 1995, respectively.

     Quarterly dues, less a provision for estimated uncollectible amounts, are recognized in the same period the services and obligations are performed.

     Revenue from sales of copyrighted literature is recognized on the date of sale.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for capital lease obligations approximate fair value.

NOTES RECEIVABLE

     Notes receivable are accepted from members who desire to finance a portion of their initial membership fee. The original principal balance generally does not exceed $15,000 and the notes typically involve a three-year term, accrue interest at 18% and are payable in equal monthly installments of principal and interest. The notes are periodically reviewed for collectibility and reserves are established at the time it appears that collectibility is uncertain.

                         CONTRACTOR SUCCESS GROUP, INC.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $53,358, $2,611 and $79,216, respectively and accounts written off, net of recoveries were $0, $0 and $79,216, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................   3-7
    Equipment.....................................................................     7

     Depreciation expense totaled $9,114, $12,249 and $22,335 during 1993, 1994 and 1995, respectively.

INTANGIBLE AND OTHER ASSETS

     Intangible assets, included in other assets, represent the cost of organization, copyrights, trademarks, and other intangible assets less accumulated amortization. Amortization is provided on the straight-line method over five to 15 years. The remaining other assets represent amounts on deposit. The carrying values of intangible and other assets are summarized as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Copyrights.........................................................  $10,505   $11,405
    Trademarks.........................................................    2,885     6,883
    Other intangible assets............................................    1,500    19,500
    Deposits...........................................................    2,000     2,000
                                                                         -------   -------
                                                                          16,890    39,788
    Less accumulated amortization                                         (3,318)   (5,015)
                                                                         -------   -------
                                                                         $13,572   $34,773
                                                                         =======   =======

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and state income tax purposes. Accordingly, the Company is not subjected to income taxes.

NEWLY ISSUED ACCOUNTING STANDARDS

The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                         CONTRACTOR SUCCESS GROUP, INC.

2. SHORT-TERM DEBT

     During May 1995, the Company secured a line of credit with a bank that expired May 1, 1996. Based on its terms, the Company could borrow up to $500,000 at a variable rate of interest. The agreement is secured by the notes and accounts receivable balances of the Company with the Company's stockholders acting as personal guarantors.

     At December 31, 1995, the Company had borrowings of $250,000 and accrued interest expense of $1,534 in accordance with this agreement. The Company paid $6,156 of interest during 1995 at a weighted-average interest rate of 9.25%.

     At May 1, 1996, the bank began renewing the line of credit on a monthly basis.

3. LEASES

     Total rental expense for all operating leases was $82,798, $82,798 and $58,036 during 1993, 1994 and 1995, respectively. Portions of this rental expense totaling $545, $40,427 and $26,175 during 1993, 1994 and 1995, respectively, were reimbursed by related parties based on allocations using percentages of total occupancy. The Company leases office facilities under terms of a noncancelable operating lease agreement which expires during 1997. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $ 7,370   $  58,620
    1997..............................................................    5,192      56,751
    1998..............................................................    1,652          --
                                                                        -------   ---------
                                                                         14,214   $ 115,371
                                                                                   ========
    Amounts representing interest.....................................   (2,471)
                                                                        -------
    Present value of net minimum rentals (including $5,743 classified as current).....................................................  $11,743
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Furniture and fixtures.............................................  $10,361   $22,246
    Less accumulated amortization......................................    6,234    11,562
                                                                         -------   -------
    Net property, plant and equipment under capital leases.............  $ 4,127   $10,684
                                                                         =======   =======

     Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to various of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                         CONTRACTOR SUCCESS GROUP, INC.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $579,231, $400,000 and $300,000 during 1993, 1994 and 1995, respectively.

     Capital distributions to stockholders totaled $972,972, $850,000 and $1,452,000 during 1993, 1994 and 1995, respectively.

6. INCOME TAXES

     The Company is an S corporation; accordingly, income tax liabilities are the responsibility of the respective owners. Under these provisions, the Company generally does not pay corporate income taxes; rather the income or loss is allocated to each stockholder for inclusion in their respective income tax returns. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of these taxable entities have not been reflected in these financial statements.

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, the Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated initial public offering (see Note 8), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of approximately $899,000, $978,000, $1,414,000 and $389,000 for 1993, 1994, 1995
and the three months ended March 31, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the three months ended March 31, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been approximately $342,000, $372,000, $537,000 and $148,000, respectively.

     At the date of termination of S corporation status, the Company will be required to provide for a deferred tax asset for cumulative temporary differences between financial reporting and tax reporting. Such deferred taxes will be recognized on the cumulative temporary difference at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the deferred tax asset would have been approximately $27,000.

7. RELATED PARTY TRANSACTIONS

     During 1995, the Company purchased certain computer equipment for $100,000 from a company owned by one of the stockholders. The Company leases this equipment to various other companies in which the same stockholder has ownership interests. The Company received rental fees of $7,500 during 1995 from these lease agreement.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

                         CONTRACTOR SUCCESS GROUP, INC.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of income and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Arrow Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Arrow Heating & Air Conditioning, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for the period from January 29, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Heating & Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from January 29, 1993 (date operations commenced) through December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                     ARROW HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                                -------------------    MARCH 31,
                                                                  1994       1995        1996
                                                                --------   --------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...................................  $126,635   $ 64,080    $   4,825
  Receivables:
     Trade....................................................   174,709    159,862      164,363
     Other....................................................     3,730     49,819       59,949
                                                                --------   --------   -----------
                                                                 178,439    209,681      224,312
  Inventories.................................................   143,308    231,246      305,433
  Prepaid expenses and other current assets...................     5,214     11,436       16,869
                                                                --------   --------   -----------
          Total current assets................................   453,596    516,443      551,439
Property and equipment:
  Machinery and equipment.....................................    56,106    158,408      170,586
  Vehicles....................................................   150,712    216,203      258,095
  Leasehold improvements......................................     3,495     14,050       14,050
                                                                --------   --------   -----------
                                                                 210,313    388,661      442,731
  Less accumulated depreciation and amortization..............   (23,793)   (78,941)     (97,039)
                                                                --------   --------   -----------
                                                                 186,520    309,720      345,692
Other assets..................................................     9,398      4,845        4,322
                                                                --------   --------   -----------
          Total assets........................................  $649,514   $831,008    $ 901,453
                                                                ========   ========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and other accrued liabilities........  $127,352   $132,706    $ 130,069
  Accrued compensation........................................    15,454     23,866       17,787
  Accrued taxes, other than income............................    20,568     29,430       27,614
  Accrued warranties..........................................    22,501     16,009       16,009
  Deferred revenue............................................    32,481     26,710       26,710
  Current portion of long-term debt and capital lease
     obligations..............................................    59,943     66,180      112,630
                                                                --------   --------   -----------
          Total current liabilities...........................   278,299    294,901      330,819
Long-term debt, net of current portion........................   172,283    104,467       91,342
Capital lease obligations, less current portion...............        --     26,406       24,087
Deferred credit...............................................    12,819         --           --
Stockholders' equity:
  Common stock, no par value, 4,500 shares authorized, 100
     shares issued and outstanding............................    10,000     10,000       10,000
  Nonvoting common stock, no par value, 4,500 shares
     authorized,
     100 shares issued and outstanding........................        --         --           --
  Retained earnings...........................................   176,113    395,234      445,205
                                                                --------   --------   -----------
          Total stockholders' equity..........................   186,113    405,234      455,205
                                                                --------   --------   -----------
          Total liabilities and stockholders' equity..........  $649,514   $831,008    $ 901,453
                                                                ========   ========    =========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                         PERIOD FROM
                                         JANUARY 29,
                                          1993 (DATE
                                          OPERATIONS
                                          COMMENCED)                              THREE MONTHS ENDED
                                           THROUGH      YEAR ENDED DECEMBER 31,        MARCH 31,
                                         DECEMBER 31,   -----------------------   -------------------
                                             1993          1994         1995        1995       1996
                                         ------------   ----------   ----------   --------   --------
                                                                                      (UNAUDITED)
Net revenues...........................    $906,693     $1,968,756   $3,228,359   $612,812   $886,051
Cost of goods sold.....................     503,322      1,324,454    2,127,976    426,156    543,504
                                         ------------   ----------   ----------   --------   --------
Gross margin...........................     403,371        644,302    1,100,383    186,656    342,547
Selling, general and administrative
  expenses.............................     315,519        472,722      768,748    145,172    271,832
Bad debt expense (income)..............         446            252          505       (329)       517
                                         ------------   ----------   ----------   --------   --------
Income from operations.................      87,406        171,328      331,130     41,813     70,198
Other income (expense):
  Interest expense.....................     (11,554)       (14,854)     (21,419)    (5,181)    (4,844)
  Interest income......................       1,253          1,819        1,811        612        338
  Other income (expense)...............      16,226          4,989         (171)        27        279
                                         ------------   ----------   ----------   --------   --------
                                              5,925         (8,046)     (19,779)    (4,542)    (4,227)
                                         ------------   ----------   ----------   --------   --------
Net income.............................    $ 93,331     $  163,282   $  311,351   $ 37,271   $ 65,971
                                         ==========      =========    =========   ========   ========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    NONVOTING
                                                   COMMON            COMMON
                                                   STOCK,         STOCK, NO PAR
                                                NO PAR VALUE          VALUE
                                              ----------------   ---------------   RETAINED
                                              SHARES   AMOUNT    SHARES   AMOUNT   EARNINGS    TOTAL
                                              ------   -------   ------   ------   --------   --------
Issuance of stock for initial capital
  contribution..............................    100    $10,000      --     $ --    $     --   $ 10,000
  Capital distributions.....................     --         --      --       --     (24,500)   (24,500)
  Net income................................     --         --      --       --      93,331     93,331
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1993................    100     10,000      --       --      68,831     78,831
  Capital distributions.....................     --         --      --       --     (56,000)   (56,000)
  Net income................................     --         --      --       --     163,282    163,282
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1994................    100     10,000      --       --     176,113    186,113
  Capital distributions.....................     --         --      --       --     (92,230)   (92,230)
  Stock dividend............................     --         --     100       --          --         --
  Net income................................     --         --      --       --     311,351    311,351
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1995................    100     10,000     100       --     395,234    405,234
  Capital distributions (unaudited).........     --         --      --       --     (16,000)   (16,000)
  Net income (unaudited)....................     --         --      --       --      65,971     65,971
                                              ------   -------   ------   ------   --------   --------
Balance at March 31, 1996 (unaudited).......    100    $10,000     100     $ --    $445,205   $455,205
                                              =====    =======   =====    ======   ========   ========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                               PERIOD FROM
                                               JANUARY 29,
                                                1993 (DATE
                                                OPERATIONS
                                                COMMENCED)         YEAR ENDED         THREE MONTHS ENDED
                                                 THROUGH          DECEMBER 31,             MARCH 31,
                                               DECEMBER 31,   ---------------------   -------------------
                                                   1993         1994        1995        1995       1996
                                               ------------   ---------   ---------   --------   --------
                                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income...................................    $ 93,331     $ 163,282   $ 311,351   $ 37,271   $ 65,971
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization..............      (2,135)       16,574      49,381      8,728     18,621
  Provisions for loss on (recoveries of)
     accounts receivable.....................         446           252         505       (329)       517
  Gain on asset disposals....................          --        (4,062)         --         --         --
  Changes in assets and liabilities:
     Receivables.............................      (6,296)      (96,956)    (31,747)      (869)   (15,148)
     Inventories.............................      (9,245)      (82,413)    (87,938)   (63,792)   (74,187)
     Prepaid expenses and other current
       assets................................      (2,888)        9,467      (6,222)    (7,745)    (5,433)
     Trade accounts payable and other accrued
       liabilities...........................     (59,367)      100,155       5,354     10,393     (2,637)
     Accrued compensation....................       1,213         7,948       8,412      4,516     (6,079)
     Accrued taxes, other than income........      (1,898)       12,349       8,862      1,621     (1,816)
     Accrued warranties......................       8,346        14,155      (6,492)     2,872         --
     Deferred revenue........................       6,773        25,708      (5,771)      (912)        --
                                               ------------   ---------   ---------   --------   --------
Net cash provided by (used in) operating
  activities.................................      28,280       166,459     245,695     (8,246)   (20,191)
INVESTING ACTIVITIES
Purchase of property and
  equipment..................................      (5,926)     (134,869)   (140,413)    (8,383)   (54,070)
Proceeds from sale of property and
  equipment..................................          --         5,700         483         --         --
Purchase of business, net of cash acquired of
  $63,753....................................      (8,247)           --          --         --         --
Other deferred credits.......................      65,350            --          --         --         --
Increase in other assets.....................          --            --      (1,999)        --         --
                                               ------------   ---------   ---------   --------   --------
Net cash provided by (used in) investing
  activities.................................      51,177      (129,169)   (141,929)    (8,383)   (54,070)
FINANCING ACTIVITIES
Proceeds of long-term debt...................      61,081        79,621     215,378      3,161     47,803
Payments of long-term debt and capital lease
  obligations................................     (13,916)      (36,398)   (289,469)   (13,525)   (16,797)
Distributions to shareholders................     (24,500)      (56,000)    (92,230)   (28,000)   (16,000)
Net cash provided by (used in) financing
  activities.................................      22,665       (12,777)   (166,321)   (38,364)    15,006
                                               ------------   ---------   ---------   --------   --------
Increase (decrease) in cash and cash
  equivalents................................     102,122        24,513     (62,555)   (54,993)   (59,255)
Cash and cash equivalents at beginning of
  year.......................................          --       102,122     126,635    126,635     64,080
                                               ------------   ---------   ---------   --------   --------
Cash and cash equivalents at end of year.....    $102,122     $ 126,635   $  64,080   $ 71,642   $  4,825
                                               ==========     =========   =========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid................................    $ 11,554     $  14,854   $  21,419   $  5,181   $  4,844
                                               ==========     =========   =========   ========   ========
Purchase of equipment through capital leases
  and financing arrangements.................    $ 15,213     $  56,625   $  38,918   $     --   $     --
                                               ==========     =========   =========   ========   ========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. ORGANIZATION AND NATURE OF OPERATIONS

ORGANIZATION

     Arrow Heating & Air Conditioning, Inc. (the Company) was incorporated in December 1992. On January 29, 1993, the Company commenced operations through the acquisition of a business accounted for as a purchase for $72,000. The fair value of the assets purchased was $181,221, net of cash acquired of $63,753, and liabilities of $172,974 were assumed.

NATURE OF OPERATIONS

     The Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECOGNITION OF INCOME

     Revenues on the Company's heating and air conditioning installation, service and maintenance are recognized upon completion of the services.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

                     ARROW HEATING & AIR CONDITIONING, INC.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories consist of:

                                                               DECEMBER 31,
                                                            -------------------    MARCH 31,
                                                              1994       1995        1996
                                                            --------   --------   -----------
                                                                                  (UNAUDITED)
    Supplies and materials................................  $ 61,474   $113,162    $ 144,971
    Finished goods (primarily heating and air
      conditioning units).................................    81,834    118,084      160,462
                                                            --------   --------   -----------
                                                            $143,308   $231,246    $ 305,433
                                                            ========   ========    =========

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                  YEARS
                                                                                 -------
    Machinery and equipment....................................................  3 to 10
    Vehicles...................................................................  3 to  8
    Leasehold improvements.....................................................  3 to 10

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of sales to actual warranty costs.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Company expensed $18,500, $55,800 and $79,700 in advertising costs.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and Wisconsin state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period January 29, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $446, $252 and $505, respectively and accounts written off, net of recoveries were $446, $252 and $505, respectively.

                     ARROW HEATING & AIR CONDITIONING, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

STOCK DIVIDEND

     On January 1, 1995, the Board of Directors declared a stock dividend of one share of nonvoting common stock for each outstanding share of common stock. The number of shares in the accompanying financial statements have been retroactively adjusted to reflect the stock dividend.

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Vehicle and equipment loans......................................  $123,476   $155,009
    Note payable to the Racine County Economic Development
      Corporation, bearing interest at 7%............................    31,333         --
    Mortgage loan with the Small Business Association................    34,648         --
    Subordinated related party note payable..........................    40,000         --
    Other............................................................     2,769      6,976
                                                                       --------   --------
                                                                        232,226    161,985
    Less current portion.............................................    59,943     57,518
                                                                       --------   --------
                                                                       $172,283   $104,467
                                                                       ========   ========

     The Company has a line of credit with a bank that expires December 19, 1996. Under its terms, the Company can borrow up to $200,000 at the prime rate (8.5% at December 31, 1995) plus 1%. The agreement is secured by substantially all of the Company's assets. At December 31, 1994 and 1995, the Company had no borrowings under this agreement. Payment of any outstanding borrowings is personally guaranteed by the stockholders of the Company.

     The Company has various vehicle and equipment loans from a bank that mature through December 1999. The loans are secured by the related vehicles and equipment, and require monthly principal payments of $4,000 plus interest at the prime rate less 0.5% and monthly payments of $413, including principal and interest at the prime rate plus 1%.

     During the period from January 29, 1993 through September 29, 1995, the Company had a note payable of $40,000 due to an immediate family member of a stockholder, bearing interest at 9.5%. The related interest expense recognized by the Company was $3,500, $3,800 and $3,000 in 1993, 1994 and 1995,
respectively.

     It was not practicable to estimate the fair market value of the Company's long-term debt securities because of a lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

                     ARROW HEATING & AIR CONDITIONING, INC.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

        1996..............................................................  $ 57,518
        1997..............................................................    52,850
        1998..............................................................    46,950
        1999..............................................................     4,667
                                                                            --------
                                                                            $161,985
                                                                            ========

4. LEASES

     Total rental expense for all operating leases was $19,217, $22,804 and $26,600 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through January 1999. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $11,723    $26,917
    1997..............................................................   11,723     23,040
    1998..............................................................   11,723     23,040
    1999..............................................................    6,404      1,920
                                                                        -------   ---------
                                                                         41,573    $74,917
                                                                                   =======
    Amounts representing interest.....................................    6,505
                                                                        -------
    Present value of net minimum rentals (including $8,662 classified as
      current)........................................................  $35,068
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1994     1995
                                                                          ------   -------
    Machinery and equipment.............................................  $   --   $38,918
    Less accumulated amortization.......................................      --     3,084
                                                                          ------   -------
    Net equipment under capital leases..................................  $   --   $35,834
                                                                          ======   =======

     Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, multiples of 1% to 20% of total compensation, not to exceed the maximum contributions established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 25% of total contributions by a plan member, to a maximum of 2.5% of the employee's total calendar year compensation. At its discretion, the Company may make additional contributions. The Company's contributions totaled $6,500, $9,978 and $13,200 for 1993, 1994 and 1995, respectively.

                     ARROW HEATING & AIR CONDITIONING, INC.

6. CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholder's compensation, which consisted of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $52,239, $59,900 and $197,321 in 1993, 1994 and 1995, respectively.

8. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $68,000, $128,300, $244,900 and $20,300 for 1993, 1994, 1995 and the three months ended
March 31, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the three months ended March 31, 1996, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $25,200, $56,700, $122,500 and $25,400, respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and income tax reporting bases of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at March 31, 1996, the net deferred tax liability would have been approximately $50,300.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of March 31, 1996 and the statements of income and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Air Experts, a United Services Co., Inc.

     We have audited the accompanying balance sheets of Air Experts, a United Services Co., Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Experts, A United Services Co., Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

May 10, 1996

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                            ---------------------      MARCH 31,
                                                              1994         1995          1996
                                                            --------     --------     -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash....................................................  $ 15,368     $ 76,463      $  19,406
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $1,534 in 1994, $760 in 1995, and $-0- in 1996.....    37,316       54,708        103,636
     Employees............................................     1,210          521          1,062
     Other................................................     2,936       10,099         23,690
                                                            --------     --------     -----------
                                                              41,462       65,328        128,388
  Inventories.............................................        --       68,241         88,549
  Deferred income taxes...................................    37,051       30,998         32,321
  Prepaid expenses and other current assets...............    23,291       37,930         39,928
                                                            --------     --------     -----------
          Total current assets............................   117,172      278,960        308,592
Property, buildings and equipment:
  Furniture and fixtures..................................     8,931        8,931         16,567
  Machinery and equipment.................................    61,216       71,677        158,023
  Vehicles................................................    17,473        2,394         70,368
  Leasehold improvements..................................    17,893       17,285         26,582
                                                            --------     --------     -----------
                                                             105,513      100,287        271,540
  Less accumulated depreciation and amortization..........   (28,451)     (45,648)       (54,738)
                                                            --------     --------     -----------
                                                              77,062       54,639        216,802
Goodwill, net.............................................   467,176      433,806        425,464
Other assets..............................................     7,938        9,479          9,479
                                                            --------     --------     -----------
          Total assets....................................  $669,348     $776,884      $ 960,337
                                                            ========     ========      =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities..........  $217,070     $111,615      $ 117,018
  Accrued compensation....................................    34,509       63,211         38,293
  Accrued taxes, other than income........................     4,048        5,942          2,124
  Accrued warranties......................................    29,954       31,715         39,803
  Income taxes payable....................................    34,190       96,526        111,466
  Deferred revenue........................................    98,233       78,718         69,424
  Current portion of long-term debt and capital leases....    43,805       19,008         26,439
  Due to related parties..................................    20,000      117,606        128,387
  Liability to Company benefit plan.......................       452           --             --
                                                            --------     --------     -----------
          Total current liabilities.......................   482,261      524,341        532,954
Long-term debt, net of current portion....................     6,262        1,965          1,446
Capital lease obligations, less current portion...........    19,685       14,016        143,115
Deferred income taxes.....................................     1,796        1,383             --
Stockholders' equity:
  Common stock ($1 per share par value, 30,000 shares
     authorized, 4,666 shares issued and outstanding at
     December 31, 1995 and 1994 and March 31, 1996).......     4,666        4,666          4,666
  Paid-in capital in excess of par value of common
     stock................................................   176,834      176,834        176,834
  Retained earnings.......................................   (22,156)      53,679        101,322
                                                            --------     --------     -----------
          Total stockholders' equity......................   159,344      235,179        282,822
                                                            --------     --------     -----------
          Total liabilities and stockholders' equity......  $669,348     $776,884      $ 960,337
                                                            ========     ========      =========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                            STATEMENTS OF OPERATIONS

                                                                               THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,        MARCH 31,
                                                     -----------------------   -------------------
                                                        1994         1995        1995       1996
                                                     ----------   ----------   --------   --------
                                                                                   (UNAUDITED)
Net revenues.......................................  $2,166,990   $2,554,838   $441,108   $859,118
Cost of goods sold.................................   1,300,590    1,289,891    247,462    511,517
                                                     ----------   ----------   --------   --------
Gross margin.......................................     866,400    1,264,947    193,646    347,601
Selling, general and administrative expenses.......     878,642    1,112,360    219,144    311,312
                                                     ----------   ----------   --------   --------
Income (loss) from operations......................     (12,242)     152,587    (25,498)    36,289
Other income (expense):
  Interest expense.................................      (2,848)     (17,012)      (690)    (3,028)
  Interest income..................................           3           59         55         72
  Other income.....................................      31,455        8,176        227     26,630
                                                     ----------   ----------   --------   --------
                                                         28,610       (8,777)      (408)    23,674
                                                     ----------   ----------   --------   --------
Income (loss) before federal and state income
  taxes............................................      16,368      143,810    (25,906)    59,963
Provision (benefit) for income taxes:
  Current..........................................      34,190       62,335      6,087     15,026
  Deferred.........................................       4,334        5,640    (19,462)    (2,706)
                                                     ----------   ----------   --------   --------
                                                         38,524       67,975    (13,375)    12,320
                                                     ----------   ----------   --------   --------
Net income (loss)..................................  $  (22,156)  $   75,835   $(12,531)  $ 47,643
                                                      =========    =========   ========   ========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK
                                                  ---------------   PAID-IN    RETAINED
                                                  SHARES   AMOUNT   CAPITAL    EARNINGS    TOTAL
                                                  ------   ------   --------   --------   --------
Beginning balance...............................      --   $   --   $     --   $     --   $     --
  Purchase of company...........................   4,666    4,666    176,834         --    181,500
  Net income....................................      --       --         --    (22,156)   (22,156)
                                                  ------   ------   --------   --------   --------
Balance at December 31, 1994....................   4,666    4,666    176,834    (22,156)   159,344
  Net income....................................      --       --         --     75,835     75,835
                                                  ------   ------   --------   --------   --------
Balance at December 31, 1995....................   4,666    4,666    176,834     53,679    235,179
  Net income (unaudited)........................      --       --         --     47,643     47,643
                                                  ------   ------   --------   --------   --------
Balance at March 31, 1996
  (unaudited)...................................   4,666   $4,666   $176,834   $101,322   $282,822
                                                  ======   ======   ========   ========   ========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                       YEAR ENDED DECEMBER    THREE MONTHS ENDED
                                                               31,                 MARCH 31,
                                                      ---------------------   -------------------
                                                        1994        1995        1995       1996
                                                      ---------   ---------   --------   --------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...................................  $ (22,156)  $  75,835   $(12,531)  $ 47,643
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization.....................     61,822      59,545     15,466     17,346
  Deferred income taxes.............................      4,334       5,640    (19,462)    (2,706)
  Provisions for loss on (recoveries of) accounts
     receivable.....................................      1,534        (774)        --       (490)
  Gain on asset disposals...........................         --      (3,216)        --         --
  Changes in assets and liabilities:
     Receivables....................................     21,962     (23,092)    (9,084)   (63,060)
     Inventories....................................      4,221     (68,241)    (7,942)   (20,308)
     Prepaid expenses and other current assets......      5,827     (14,639)   (15,353)    (1,998)
     Trade accounts payable and accrued
       liabilities..................................    (74,948)   (105,455)    37,535      5,403
     Accrued compensation...........................     (5,115)     28,702    (37,215)   (24,918)
     Accrued taxes, other than income...............     (7,461)      1,894       (141)    (3,818)
     Accrued warranties.............................     (9,728)      1,761     42,306      8,088
     Deferred revenue...............................     (7,111)    (19,515)     2,972     (9,294)
     Income taxes payable...........................     34,190      62,335      6,087     15,026
     Liability to Company benefit plan..............        452        (452)        --         --
                                                      ---------   ---------   --------   --------
Net cash flow provided by (used in) operating
  activities........................................      7,823         328      2,638    (33,086)
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment......    (45,213)     (5,884)        --    (21,510)
Proceeds from sale of property, buildings, and
  equipment.........................................         --       5,349         --         --
Cash received from acquisition of business..........     76,906          --         --         --
(Increase) decrease in other assets.................     11,212      (1,541)      (801)       488
                                                      ---------   ---------   --------   --------
Net cash provided by (used in) investing
  activities........................................     42,905      (2,076)      (801)   (21,022)
FINANCING ACTIVITIES
Proceeds of long-term debt..........................    117,105          --         --         --
Payments of long-term debt and capital leases.......   (112,465)    (34,763)    (9,087)   (13,730)
Due to related parties..............................    (40,000)     97,606         --     10,781
                                                      ---------   ---------   --------   --------
Net cash provided by (used in) financing
  activities........................................    (35,360)     62,843     (9,087)    (2,949)
                                                      ---------   ---------   --------   --------
Increase (decrease) in cash.........................     15,368      61,095     (7,250)   (57,057)
Cash at beginning of year...........................         --      15,368     15,368     76,463
                                                      ---------   ---------   --------   --------
Cash at end of year.................................  $  15,368   $  76,463   $  8,118   $ 19,406
                                                      =========   =========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.......................................  $   2,848   $   5,051   $    690   $  3,029
                                                      =========   =========   ========   ========
Purchase of equipment through capital leases........  $   3,068   $   5,600   $     --   $149,742
                                                      =========   =========   ========   ========
ACQUISITION OF COMPANY
Common stock issued.................................  $ 181,500
Liabilities assumed.................................    613,289
                                                      ---------
Fair value of asses acquired excluding cash.........   (717,883)
                                                      ---------
Cash received.......................................  $  76,906
                                                      =========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Air Experts, a United Services Co., Inc. ("the Company"), a wholly-owned subsidiary of Service Now, Inc. operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in St. Louis. On January 2, 1994, (effective January 1, 1994) Service Now purchased all the outstanding shares of stock of the Company and accounted for the transaction by the purchase method recording goodwill of $500,546. Prior to the purchase, Air Experts was owned by an individual who is also a shareholder of Service Now, Inc. The aggregate purchase price included adjustments for the shareholder's basis in the Company. Amortization is provided on the straight-line basis over 15 years, which totaled $33,370 and $33,370 in both 1994 and 1995.

RECOGNITION OF INCOME

     Revenue on all of the Company's heating and air conditioning installation for residential and service and maintenance are recognized upon completion of the services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation is provided on the straight-line basis over five years, except leases which are depreciated over five years or the life of the lease, whichever is shorter.

     Depreciation expense was $28,451 and $24,353 and 1995, respectively.

WARRANTIES

     The Company provides retail customers with a one-year warranty on labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

ADVERTISING COSTS

     Advertising costs primarily relate to brochures which are accounted for as prepaid supplies and expensed as distributed. The Company had no prepaid advertising at December 31, 1994. The Company had $20,014 of prepaid advertising at December 31, 1995. Advertising expense was $87,175 and $158,350 in 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     During 1994 and 1995, the Company used the liability method of accounting for income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at estimated tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1994 and 1995, amounts charged to bad debt expense totaled ($614) and $541, respectively, and accounts written off, net of recoveries, were ($2,148) and $1,315, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting opinions, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued opinions would have a significant impact on the Company's financial statements.

2. LONG-TERM DEBT

     Long-term debt, including capital lease obligations consists of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Note payable to Tokai Financial, monthly payments of $1,000
      including principal and interest at 9%, matures July 1996......  $ 21,411   $  6,262
    Term loan with bank, secured by vehicle, monthly payments of $187 including principal and interest at 9.2%, matures November
      1997...........................................................        --      3,926
    Note payable to Premium Assignment Corporation, monthly payments of $8,066 including principal and interest at 7%, matured
      February 1995..................................................    16,013         --
    Capital lease obligations, payable in monthly installments of
      various amounts, maturing February 1996 to March 2001..........    32,328     19,686
    Capital lease obligations -- related party, monthly payments of
      $202 including principal and interest at 18%, matures 1998.....        --      5,115
                                                                       --------   --------
                                                                         69,752     34,989
    Less current portion.............................................   (43,805)   (19,008)
                                                                       --------   --------
                                                                       $ 25,947   $ 15,981
                                                                       ========   ========

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

        1996...............................................................  $ 8,223
        1997...............................................................    1,965
                                                                             -------
                                                                             $10,188
                                                                             =======

     Based on market interest rates at December 31, 1995 the fair value of the long-term debt approximates its carrying value.

3. LEASES

     Total rental expense for all operating leases was $78,783 and $61,952 for 1994 and 1995, respectively. The Company leases certain office and warehouse facilities, vehicles, and equipment under terms of noncancelable operating lease agreements which expire at various dates through March 1999. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $13,480    $48,439
    1997..............................................................    8,132     15,689
    1998..............................................................    7,322      8,787
    1999..............................................................      475      1,500
                                                                        -------   ---------
                                                                         29,409    $74,415
                                                                                   =======
    Amounts representing interest.....................................   (4,608)
                                                                        -------
    Present value of net minimum rentals (including $10,785 classified as current).....................................................  $24,801
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Machinery and equipment..........................................  $ 55,087   $ 60,687
    Less accumulated amortization....................................   (27,527)   (37,772)
                                                                       --------   --------
    Net property, plant and equipment under capital leases...........  $ 27,560   $ 22,915
                                                                       ========   ========

     Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

5. INCOME TAXES

     The Company is included in the consolidated return of Service Now, Inc. Income tax for the Company is calculated as if the Company filed a separate return.

     Income tax expense consists of the following:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Current:
      Federal..........................................................  $27,025   $51,212
      State............................................................    7,165    11,123
                                                                         -------   -------
                                                                          34,190    62,335
    Deferred...........................................................    4,334     5,640
                                                                         -------   -------
                                                                         $38,524   $67,975
                                                                         =======   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $  1,796   $  1,383
                                                                       --------   --------
    Deferred tax liabilities.........................................     1,796      1,383
    Deferred tax assets:
      Deferred revenue...............................................    23,533     17,593
      Accrued warranty...............................................    11,383     12,052
      Contributions..................................................    33,340     46,097
      Other..........................................................     2,135      1,353
                                                                       --------   --------
    Deferred tax assets..............................................    70,391     77,095
    Valuation allowance..............................................   (33,340)   (46,097)
                                                                       --------   --------
    Net deferred tax assets..........................................    37,051     30,998
                                                                       --------   --------
    Net deferred tax liabilities (assets)............................  $(35,255)  $(29,615)
                                                                       ========   ========

     A valuation allowance of $46,097 has been provided against the deferred tax assets as the Company cannot conclude that it is more likely than not that these deferred tax assets will be realized. In connection with the acquisition as described in Note 1 (which was treated as a tax-free exchange for tax purposes), a valuation allowance of $43,429 was recorded against the deferred tax assets. During 1994, the Company determined that $39,589 of these assets were realizable and recorded the related tax benefits as a reduction of goodwill. Of the $46,097 reserve at December 31, 1995, $3,840 relates to assets acquired on January 2, 1994. If these assets are realized in the future, the related tax benefits will be recorded as a reduction of goodwill. The remaining $42,257 relates to assets which arose after the acquisition. If these assets are realized in the future, the related tax benefits will reduce income tax expense.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Tax provision at statutory rate..................................  $  5,565   $ 48,895
    State income tax less applicable federal tax benefit.............     5,030      7,734
    Goodwill amortization............................................    11,346     11,346
    Change in valuation allowance....................................    29,500     12,757
    Rate differential................................................   (12,917)   (12,757)
                                                                       --------   --------
                                                                       $ 38,524   $ 67,975
                                                                       ========   ========

6. RELATED PARTY TRANSACTIONS

     The Company paid rental fees for an office building of $35,414 and $30,000 at December 31, 1994 and 1995, respectively, to STEFCO, whose owner is a shareholder of the Company's Parent, Service Now, Inc.

     The Company has an obligation to its Parent of $20,000 at 12.5% interest at December 31, 1994 and 1995, respectively, for which there is no fixed repayment schedule.

     The Company also has a capital lease for computer software with its Parent which has an outstanding obligation of $5,115 at December 31, 1995.

     The Company has an obligation to Contractor Success Group (CSG) of $97,606 at 8% interest at December 31, 1995. The Company paid CSG $6,775 and $32,293 during 1994 and 1995, respectively, for monthly membership dues and various sales materials. The shareholders of CSG also are majority interest shareholders of the Company's Parent.

7. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

8. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of income (loss) and cash flows for the three months ended March 31, 1995 and 1996, (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996, may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Gilley's Heating & Cooling, Inc.

     We have audited the accompanying balance sheets of Gilley's Heating & Cooling, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gilley's Heating & Cooling, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                        GILLEY'S HEATING & COOLING, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                          -----------------------      MARCH 31,
                                                            1994          1995           1996
                                                          ---------     ---------     -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 321,199     $ 338,032      $ 174,409
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $2,367, $3,232 and $808 in 1994, 1995 and 1996,
       respectively.....................................     68,291       104,817        104,867
     Related party......................................         --        12,495          9,495
     Other..............................................         --         2,600             --
                                                          ---------     ---------     -----------
                                                             68,291       119,912        114,362
  Inventories...........................................     67,014        79,379        111,358
  Investments...........................................     36,148        60,595        263,533
  Prepaid expenses and other current assets.............      2,839        12,305          6,422
  Deferred income taxes.................................      1,222         1,099            275
                                                          ---------     ---------     -----------
          Total current assets..........................    496,713       611,322        670,359
Property and equipment:
  Furniture and fixtures................................     75,263        81,269         81,269
  Vehicles..............................................    226,673       226,673        226,673
  Leasehold improvements................................     18,959        18,959         18,959
                                                          ---------     ---------     -----------
                                                            320,895       326,901        326,901
  Less accumulated depreciation and amortization........   (209,172)     (246,442)      (255,760)
                                                          ---------     ---------     -----------
                                                            111,723        80,459         71,141
Other assets............................................      8,566        12,431         13,722
                                                          ---------     ---------     -----------
          Total assets..................................  $ 617,002     $ 704,212      $ 755,222
                                                          =========     =========      =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities........  $  45,975     $  32,812      $  65,275
  Accrued compensation..................................      6,645         8,889         37,000
  Accrued taxes, other than income......................      4,244         5,747            665
  Accrued warranties....................................      7,861        11,374         11,374
  Income taxes payable..................................     78,177        56,398         45,626
  Deferred revenue......................................     10,709        13,473          5,905
                                                          ---------     ---------     -----------
          Total current liabilities.....................    153,611       128,693        165,845
Deferred income taxes...................................      8,155         9,176          9,868
Stockholder's equity:
  Common stock, no par value, 100 shares authorized and
     issued.............................................      4,000         4,000          4,000
  Unrealized gains (losses) on available-for-sale
     securities.........................................     (1,250)        5,244          4,591
  Retained earnings.....................................    452,486       557,099        570,918
                                                          ---------     ---------     -----------
          Total stockholder's equity....................    455,236       566,343        579,509
                                                          ---------     ---------     -----------
          Total liabilities and stockholder's equity....  $ 617,002     $ 704,212      $ 755,222
                                                          =========     =========      =========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                              STATEMENTS OF INCOME

                                                                                 THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,               MARCH 31,
                                          ------------------------------------   -------------------
                                             1993         1994         1995        1995       1996
                                          ----------   ----------   ----------   --------   --------
                                                                                     (UNAUDITED)
Net revenues............................  $1,758,548   $1,798,733   $1,896,365   $304,641   $410,046
Cost of goods sold......................   1,224,111    1,253,203    1,241,385    199,524    284,030
                                          ----------   ----------   ----------   --------   --------
Gross margin............................     534,437      545,530      654,980    105,117    126,016
Selling, general and administrative
  expenses..............................     488,396      308,229      510,553     81,034    110,707
Bad debt expense........................       3,941        2,801        3,232        808        808
                                          ----------   ----------   ----------   --------   --------
Income from operations..................      42,100      234,500      141,195     23,275     14,501
Other income:
  Interest income.......................       4,150        3,952        8,845      2,425        830
  Other income..........................         447          756          967        242        566
                                          ----------   ----------   ----------   --------   --------
                                               4,597        4,708        9,812      2,667      1,396
                                          ----------   ----------   ----------   --------   --------
Income before income taxes..............      46,697      239,208      151,007     25,942     15,897
Provision (benefit) for income taxes:
  Current...............................       6,567       82,847       47,417      4,780      1,538
  Deferred..............................       2,113        2,857       (1,023)       102        540
                                          ----------   ----------   ----------   --------   --------
                                               8,680       85,704       46,394      4,882      2,078
                                          ----------   ----------   ----------   --------   --------
Net income..............................  $   38,017   $  153,504   $  104,613   $ 21,060   $ 13,819
                                           =========    =========    =========   ========   ========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                    UNREALIZED
                                                 COMMON STOCK,    GAINS (LOSSES)
                                                 NO PAR VALUE     ON AVAILABLE-
                                                ---------------      FOR-SALE      RETAINED
                                                SHARES   AMOUNT     SECURITIES     EARNINGS    TOTAL
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1992..................    100    $4,000      $     --      $260,965   $264,965
  Net income..................................     --        --            --        38,017     38,017
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1993..................    100     4,000            --       298,982    302,982
  Net income..................................     --        --            --       153,504    153,504
  Adjustment to unrealized losses on
     available-for-sale securities, net of
     tax......................................     --        --        (1,250)           --     (1,250)
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1994..................    100     4,000        (1,250)      452,486    455,236
  Net income..................................     --        --            --       104,613    104,613
  Adjustment to unrealized gains on
     available-for-sale securities, net of
     tax......................................     --        --         6,494            --      6,494
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1995..................    100     4,000         5,244       557,099    566,343
  Net income (unaudited)......................     --        --            --        13,819     13,819
  Adjustment to unrealized losses on
     available-for-sale securities, net of tax
     (unaudited)..............................     --        --          (653)           --       (653)
                                                ------   ------   --------------   --------   --------
Balance at March 31, 1996 (unaudited).........    100    $4,000      $  4,591      $570,918   $579,509
                                                =====    ======   ===========      ========   ========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,            MARCH 31,
                                             ------------------------------   --------------------
                                               1993       1994       1995       1995       1996
                                             --------   --------   --------   --------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income.................................  $ 38,017   $153,504   $104,613   $ 21,060   $  13,819
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization............    31,478     38,256     37,270      9,564       9,318
  Current deferred income taxes............     2,113      2,857     (1,023)       102         540
  Provisions for loss on accounts
     receivable............................     3,941      2,801      3,232        808         808
  Loss on asset disposals..................     1,529         --         --         --          --
  Changes in assets and liabilities:
     Receivables...........................     1,568     (3,363)   (54,853)    (9,561)      4,742
     Inventories...........................    38,576       (357)   (12,365)   (18,798)    (31,979)
     Prepaid expenses and other current
       assets..............................     1,242       (170)    (9,466)      (213)      5,883
     Trade accounts payable and accrued
       liabilities.........................   (14,520)     2,904    (13,163)    23,665      32,463
     Accrued compensation..................    54,394    (59,896)     2,244     (6,645)     28,111
     Accrued taxes, other than income......    28,489    (33,607)     1,503     (4,306)     (5,082)
     Accrued warranties....................    (2,086)     6,187      3,513
     Deferred revenue......................    (2,314)     1,039      2,764     (1,390)     (7,568)
     Income taxes payable..................       714     75,026    (21,779)   (64,416)     (9,576)
                                             --------   --------   --------   --------   ---------
Net cash flow provided by (used in)
  operating activities.....................   183,141    185,181     42,490    (50,130)     41,479
INVESTING ACTIVITIES
Purchase of property and equipment.........  $(10,760)  $(64,347)  $ (6,006)  $     --   $      --
Purchase of investments....................   (16,960)   (13,605)   (15,786)    (3,112)   (257,412)
Sale of investments........................        --         --         --         --      53,601
Increase in other assets...................    (3,174)    (3,654)    (3,865)      (965)     (1,291)
                                             --------   --------   --------   --------   ---------
Net cash used in investing activities......   (30,894)   (81,606)   (25,657)    (4,077)   (205,102)
                                             --------   --------   --------   --------   ---------
Increase (decrease) in cash and cash
  equivalents..............................   152,247    103,575     16,833    (54,207)   (163,623)
Cash and cash equivalents at beginning of
  year.....................................    65,377    217,624    321,199    321,199     338,032
                                             --------   --------   --------   --------   ---------
Cash and cash equivalents at end of year...  $217,624   $321,199   $338,032   $266,992   $ 174,409
                                             ========   ========   ========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Income tax paid............................  $  5,853   $  7,821   $ 69,196   $ 69,196   $  11,114
                                             ========   ========   ========   ========   =========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Gilley's Heating & Cooling, Inc. ("the Company") is a "C" corporation and operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments include investments in mutual funds. These investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

                        GILLEY'S HEATING & COOLING, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures......................................................       5
    Machinery and equipment.....................................................       5
    Vehicles....................................................................       5
    Leasehold improvements......................................................      10

WARRANTIES

     The Company provides the retail customer with a two-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING

     The cost of advertising is expensed as incurred. The Company incurred $47,788, $48,373 and $57,581 is such costs during 1993, 1994 and 1995, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $3,941, $2,801 and $3,232, respectively and accounts written off, net of recoveries were $2,016, $2,359 and $2,367, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                        GILLEY'S HEATING & COOLING, INC.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115 and, as a result, the carrying amount is a reasonable estimate of fair value. The cost of available-for-sale securities was $37,815 and $53,601 at December 31, 1994 and 1995, respectively. The adoption of SFAS No. 115 did not have a significant impact on the Company's 1994 financial statements.

     All investments are classified as current because the Company views its portfolio as available for use in its current operations.

3. LINE OF CREDIT

     The Company has an unsecured line of credit with a bank that expires in October 1996. Under its terms, the Company can borrow up to $50,000 at prime plus 1.25%. At December 31, 1994 and 1995, the Company had no borrowings outstanding under this agreement.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $300,000, $104,000 and $296,000 in 1993, 1994 and 1995, respectively.

6. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                  1993     1994      1995
                                                                 ------   -------   -------
    Current:
      Federal..................................................  $5,261   $72,912   $41,214
      State....................................................   1,306     9,935     6,203
    Deferred...................................................   2,113     2,857    (1,023)
                                                                 ------   -------   -------
                                                                 $8,680   $85,704   $46,394
                                                                 ======   =======   =======

                        GILLEY'S HEATING & COOLING, INC.

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                            1994     1995
                                                                           ------   ------
    Deferred tax liabilities:
      Unrealized gain on available-for-sale securities...................  $   --   $1,752
      Depreciation and amortization......................................   8,155    7,424
                                                                           ------   ------
                                                                            8,155    9,176
    Deferred tax assets:
      Accounts receivable................................................     805    1,099
      Unrealized loss on available-for-sale securities...................     417       --
                                                                           ------   ------
    Deferred tax assets..................................................   1,222    1,099
    Valuation allowance..................................................      --       --
                                                                           ------   ------
    Net deferred tax assets..............................................   1,222    1,099
                                                                           ------   ------
    Net deferred tax liabilities.........................................  $6,933   $8,077
                                                                           ======   ======

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $15,877   $81,331   $51,342
    State income tax less applicable federal tax benefit......      862     6,557     4,094
    Other, net -- principally effects of graduated rates......   (8,059)   (2,184)   (9,042)
                                                                -------   -------   -------
                                                                $ 8,680   $85,704   $46,394
                                                                =======   =======   =======

7. RELATED PARTY TRANSACTIONS

     The Company paid annual rental fees of $18,000 in 1993, 1994 and 1995 to the president and sole stockholder of the Company.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Service Experts of Palm Springs, Inc.

     We have audited the accompanying balance sheets of Service Experts of Palm Springs, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 15, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Experts of Palm Springs, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from October 15, 1993 (date operations commenced) through December 31, 1993, and for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                                -------------------    MARCH 31,
                                                                  1994       1995        1996
                                                                --------   --------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...................................  $  2,933   $ 82,008    $  51,606
  Receivables:
     Trade, net of allowance for doubtful accounts of $2,400
       in 1994, $9,000 in 1995, and $-0- in 1996..............    15,563     33,989       37,014
     Employee.................................................        --        881           --
                                                                --------   --------   -----------
                                                                  15,563     34,870       37,014
  Inventories.................................................    21,550     18,775       16,857
  Prepaid expenses and other current assets...................    26,320     29,460       39,262
  Deferred income taxes.......................................        --     25,000       23,000
                                                                --------   --------   -----------
          Total current assets................................    66,366    190,113      167,739
Property and equipment:
  Furniture and fixtures......................................     7,036      8,362        8,362
  Machinery and equipment.....................................    34,487     76,653       75,753
  Vehicles....................................................     2,500      2,500        2,500
                                                                --------   --------   -----------
                                                                  44,023     87,515       86,615
  Less accumulated depreciation and amortization..............     5,385     17,859       19,650
                                                                --------   --------   -----------
                                                                  38,638     69,656       66,965
Intangible assets, net of accumulated amortization of $2,589
  in 1994 and $5,666 in 1995 and 1996.........................    44,811     41,734       41,734
                                                                --------   --------   -----------
          Total assets........................................  $149,815   $301,503    $ 276,438
                                                                ========   ========    =========
                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Trade accounts payable and accrued liabilities..............  $ 47,234   $  2,805    $   2,828
  Accrued compensation........................................    17,466     30,760       20,968
  Accrued warranties..........................................     7,058      9,595        9,208
  Income taxes payable........................................        --     41,000       28,500
  Deferred revenue............................................    34,511     42,032       37,046
  Current portion of long-term debt and capital lease
     obligations..............................................    46,069     40,775       26,395
                                                                --------   --------   -----------
          Total current liabilities...........................   152,338    166,967      124,945
Long-term debt and capital lease obligations, net of current
  portion.....................................................    69,362     47,686       20,174
Deferred income taxes.........................................        --      5,500        5,500
Stockholders' equity (deficit):
  Common stock, $1 par value; 1,000 shares authorized, 100
     shares issued and outstanding............................       100        100          100
  Additional paid-in capital..................................    59,900     59,900       59,900
  (Accumulated deficit) retained earnings.....................  (131,885)    21,350       65,819
                                                                --------   --------   -----------
          Total shareholders' (deficit) equity................   (71,885)    81,350      125,819
                                                                --------   --------   -----------
          Total liabilities and stockholders' equity
            (deficit).........................................  $149,815   $301,503    $ 276,438
                                                                ========   ========    =========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                            STATEMENTS OF OPERATIONS

                                           PERIOD FROM
                                           OCTOBER 15,     YEAR ENDED DECEMBER    THREE MONTHS ENDED
                                           1993 THROUGH            31,                 MARCH 31,
                                           DECEMBER 31,   ---------------------   -------------------
                                               1993         1994        1995        1995       1996
                                           ------------   --------   ----------   --------   --------
                                                                                      (UNAUDITED)
Net revenues.............................    $ 54,175     $999,164   $1,361,727   $282,748   $317,868
Cost of goods sold.......................      43,092      632,425      707,598    145,609    132,017
                                           ------------   --------   ----------   --------   --------
Gross margin.............................      11,083      366,739      654,129    137,139    185,851
Selling, general and administrative
  expenses...............................      50,186      449,052      454,847    115,795    109,436
Bad debt expense.........................          --        2,400        9,323         --         --
                                           ------------   --------   ----------   --------   --------
Income (loss) from operations............     (39,103)     (84,713)     189,959     21,344     76,415
Other income (expense):
  Interest expense.......................        (105)      (8,438)     (15,253)      (779)    (1,446)
  Other income...........................          --          474           29         --         --
                                           ------------   --------   ----------   --------   --------
                                                 (105)      (7,964)     (15,224)      (779)    (1,446)
                                           ------------   --------   ----------   --------   --------
Income (loss) before federal and state
  income taxes...........................     (39,208)     (92,677)     174,735     20,565     74,969
(Benefit) provision for income taxes:
  Current................................          --           --       41,000         --     28,500
  Deferred...............................          --           --      (19,500)    (8,500)     2,000
                                           ------------   --------   ----------   --------   --------
                                                   --           --       21,500     (8,500)    30,500
                                           ------------   --------   ----------   --------   --------
Net income (loss)........................    $(39,208)    $(92,677)  $  153,235   $ 29,065   $ 44,469
                                           ==========     ========    =========   ========   ========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 COMMON STOCK,                 (ACCUMULATED
                                                 $1 PAR VALUE     ADDITIONAL     DEFICIT)
                                                ---------------    PAID-IN       RETAINED
                                                SHARES   AMOUNT    CAPITAL       EARNINGS       TOTAL
                                                ------   ------   ----------   ------------   ---------
Beginning balance.............................     --     $ --     $     --     $       --    $      --
  Issuance of stock...........................    100      100       59,900             --       60,000
  Net loss....................................     --       --           --        (39,208)     (39,208)
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1993..................    100      100       59,900        (39,208)      20,792
  Net loss....................................     --       --           --        (92,677)     (92,677)
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1994..................    100      100       59,900       (131,885)     (71,885)
  Net income..................................     --       --           --        153,235      153,235
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1995..................    100      100       59,900         21,350       81,350
  Net income (unaudited)......................     --       --           --         44,469       44,469
                                                ------   ------   ----------   ------------   ---------
Balance at March 31, 1996
  (unaudited).................................    100     $100     $ 59,900     $   65,819    $ 125,819
                                                =====    ======     =======     ==========    =========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                            STATEMENTS OF CASH FLOWS

                                       PERIOD FROM
                                       OCTOBER 15,     YEAR ENDED DECEMBER      THREE MONTHS ENDED
                                       1993 THROUGH            31,                   MARCH 31,
                                       DECEMBER 31,   ----------------------   ---------------------
                                           1993         1994          1995       1995         1996
                                       ------------   ---------     --------   --------     --------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)....................    $(39,208)    $ (92,677)    $153,235   $ 29,065     $ 44,469
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities:
  Depreciation and amortization......         197         7,775       15,551      4,592        2,691
  Deferred income taxes..............          --            --      (19,500)    (8,500)       2,000
  Provisions for loss on (recoveries
     of) accounts receivable.........          --         2,400        6,600     (2,400)          --
  Changes in assets and liabilities:
     Receivables.....................      (9,262)       (8,701)     (25,907)   (21,759)      (3,025)
     Inventories.....................        (525)      (21,025)       2,775    (15,547)       1,918
     Prepaid expenses and other
       current assets................     (19,405)       (6,915)      (3,140)     6,177       (8,921)
     Trade accounts payable and
       accrued liabilities...........       2,903        44,331      (44,429)    16,999           23
     Accrued compensation............       6,721        10,745       13,294    (11,113)      (9,792)
     Accrued warranties..............         406         6,652        2,537        497         (387)
     Deferred revenue................          --        34,511        7,521     18,620       (4,986)
     Income taxes payable............          --            --       41,000      2,500      (12,500)
                                       ------------   ---------     --------   --------     --------
Net cash flows provided by (used in)
  operating activities...............     (58,173)      (22,904)     149,537     19,131       11,490
INVESTING ACTIVITIES
Purchase of property and equipment...      (7,860)      (36,163)     (43,492)        --           --
Purchase of customer lists...........      (2,400)      (45,000)          --     (3,389)          --
                                       ------------   ---------     --------   --------     --------
Net cash used in investing
  activities.........................     (10,260)      (81,163)     (43,492)    (3,389)          --
FINANCING ACTIVITIES
Issuance of common stock, including
  additional paid-in-capital.........      60,000            --           --         --           --
Proceeds of long-term debt...........      14,891       125,009       38,384         --           --
Payments on long-term debt and
  capital leases.....................      (1,609)      (22,858)     (65,354)   (12,569)     (41,892)
                                       ------------   ---------     --------   --------     --------
Net cash provided by (used in)
  financing activities...............      73,282       102,151      (26,970)   (12,569)     (41,892)
                                       ------------   ---------     --------   --------     --------
Increase (decrease) in cash..........       4,849        (1,916)      79,075      3,173      (30,402)
Cash at beginning of year............          --         4,849        2,933      2,933       82,008
                                       ------------   ---------     --------   --------     --------
Cash at end of year..................    $  4,849     $   2,933     $ 82,008   $  6,106     $ 51,606
                                       ==========     =========     ========   ========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid........................    $    105     $   6,952     $ 16,739   $  2,265     $  1,446
                                       ==========     =========     ========   ========     ========
Income tax paid......................    $     --     $     800     $    800   $     --     $ 12,000
                                       ==========     =========     ========   ========     ========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     The Company was incorporated in the state of California during October of 1993. At that time, 1,000 shares of capital stock were authorized with a par value of $1 per share. Capital of $60,000 was received in exchange for 100 shares of the Company's stock during 1993, resulting in additional paid-in capital of $59,900.

REPORTING ENTITY

     Service Experts of Palm Springs, Inc. ("the Company") is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in and around Palm Springs, California. The Company commenced operations in October of 1993. Accordingly, 1993 includes approximately three months of operations, compared to twelve months during 1994 and 1995.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation and other services are recognized upon completion of the services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization, including that associated with equipment acquired under capital leases, are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................    5
    Machinery and equipment.......................................................    5
    Vehicles......................................................................    5

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

INTANGIBLE ASSETS

     Intangible assets include customer lists purchased from outside parties and are recorded at cost, net of accumulated amortization. Such assets are amortized on a straight-line basis over a period of 15 years.

WARRANTIES

     The Company provides customers with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

     Costs associated with advertising are expensed at the time of the advertisement's first showing. Advertising expenses totaled approximately $200, $54,000 and $92,000 for the period from October 15, 1993 through December 31, 1993 and years ended December 31, 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period October 15, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $0, $2,400 and $9,323, respectively and accounts written off, net of recoveries were $0, $0 and $2,723, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

2. LONG-TERM DEBT

     Long-term debt consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------     -------
    Notes payable to related party..................................  $ 69,842     $33,254
    Note payable for insurance coverage.............................    24,838      17,859
    Loan payable to a bank..........................................    20,751      14,410
    Capital leases..................................................        --      22,938
                                                                      --------     -------
                                                                       115,431      88,461
    Less current portion............................................    46,069      40,775
                                                                      --------     -------
                                                                      $ 69,362     $47,686
                                                                      ========     =======

     The Company has notes payable to a party related through similar ownership. These notes are due through 1999 and were given in exchange for cash to fund operations and finance capital purchases. The notes require monthly payments of $1,500 including principal and interest at 8%. Subsequent to December 31, 1995, the Company used available funds to pay down a significant portion of these notes, leaving approximately $1,300 due as of March 31, 1996.

     Insurance coverage is financed annually through an outside lending institution. The Company has a note payable to this institution that requires monthly payments of $2,575 including principal and interest at 8%.

     The Company has a term loan with a bank that expires in 1997. The loan is secured by equipment and requires monthly payments of approximately $630 including principal and interest at 9.4%.

     Certain computer software is leased under capital lease agreements with parties related to the Company through similar ownership. The leases continue through 1999. Ownership of this software will transfer to the Company at the end of the lease term. The leases are payable in monthly installments of approximately $700 including implicit interest at 8%.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

          1996............................................................  $33,933
          1997............................................................   16,159
          1998............................................................   10,079
          1999............................................................    5,352
                                                                            -------
                                                                            $65,523
                                                                            =======

3. LEASES

     Total rental expense for all operating leases was approximately $7,500, $53,000 and $49,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and equipment, as well as vehicles under terms of noncancellable operating lease agreements which

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

expire at various dates through 1998. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancellable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $ 8,430    $41,000
    1997..............................................................    8,430     27,500
    1998..............................................................    7,620      1,300
    1999..............................................................    1,500         --
                                                                        -------   ---------
                                                                         25,980    $69,800
                                                                                   =======
    Amounts representing interest.....................................    3,042
                                                                        -------
    Present value of net minimum rentals, including $1,588 classified as current......................................................  $22,938
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Machinery and equipment............................................  $    --   $24,885
    Less accumulated amortization......................................       --     1,786
                                                                         -------   -------
    Net property and equipment under capital leases....................  $    --   $23,099
                                                                         =======   =======

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, 2% to 12% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company in an amount determined at the discretion of management. The Company's matching contributions for 1995 totaled approximately $3,000. No contributions were made during 1994 or 1993.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage to insure itself against liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

6. INCOME TAXES

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------     -------
    Deferred tax liabilities:
      Depreciation and amortization.................................  $  1,800     $ 5,500
                                                                      --------     -------
              Total deferred tax liabilities........................     1,800       5,500
    Deferred tax assets:
      Net operating loss carryforwards..............................    39,500          --
      Deferred revenue..............................................     8,800      17,200
      Other.........................................................     4,000       7,800
                                                                      --------     -------
              Total deferred tax assets.............................    52,300      25,000
    Valuation allowance for deferred tax assets.....................   (50,500)         --
                                                                      --------     -------
    Net deferred tax assets.........................................     1,800      25,000
                                                                      --------     -------
    Net deferred tax assets.........................................  $     --     $19,500
                                                                      ========     =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carryforward period. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1995. The valuation allowance was decreased by $50,500 during the year ended December 31, 1995.

     Significant components of the (benefit) provision for income taxes attributable to continuing operations are as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Current:
      Federal..............................................  $     --   $     --   $ 31,000
      State................................................        --         --     10,000
                                                             --------   --------   --------
                                                                   --         --     41,000
    Deferred:
      Federal..............................................        --         --    (16,100)
      State................................................        --         --     (3,400)
                                                             --------  --------   --------
                                                                   --         --    (19,500)
                                                             --------   --------   --------
    Provision for income taxes                               $     --   $     --   $ 21,500
                                                             ========   ========   ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Tax (benefit) provision at federal statutory rate......  $(13,300)  $(22,500)  $ 59,500
    State income tax less applicable federal tax benefit...    (1,400)    (2,300)    12,500
    Change in valuation allowance..........................        --         --    (50,500)
    Net operating losses for which no benefit was
      recognized...........................................    14,700     24,800         --
                                                             --------   --------   --------
                                                             $     --   $     --   $ 21,500
                                                             ========   ========   ========

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

7. RELATED PARTY TRANSACTIONS

     The Company paid management and other service fees of approximately $2,000, $28,500 and $34,500 during the period from October 15, 1993 through December 31, 1993 and for years ended December 31, 1994 and 1995, respectively, to parties with similar ownership to that of the Company.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of operations and cash flows for the three months ended March 31, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the three months ended March 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

- ------------------------------------------------------
- ------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    7
Use of Proceeds.......................   10
S Corporation Distributions...........   11
Dividend Policy.......................   11
Capitalization........................   12
Dilution..............................   13
Selected Combined Financial Data......   14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   21
Business..............................   41
The Combination.......................   51
Management............................   55
Certain Transactions..................   59
Principal Stockholders................   61
Description of Capital Stock..........   62
Shares Eligible for Future Sale.......   64
Underwriting..........................   65
Legal Matters.........................   66
Experts...............................   66
Available Information.................   67
Index to Combined Financial
  Statements..........................  F-1

                             ---------------------
  UNTIL                , 1996, (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------

                                2,250,000 SHARES

                                     [LOGO]

                             SERVICE EXPERTS, INC.

                                  COMMON STOCK
                              --------------------

                                   PROSPECTUS
                              --------------------

                              EQUITABLE SECURITIES
                                  CORPORATION

                                MORGAN KEEGAN &
                                 COMPANY, INC.
                                            , 1996
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Commission Registration Fee........................................................  $12,492
National Association of Securities Dealers, Inc. Fee...............................    4,123
                                                                                     -------
Nasdaq National Market Fee.........................................................
                                                                                     -------
State Qualification Expenses (including legal fees)................................     *
Printing Expenses..................................................................     *
Legal Fees and Expenses............................................................     *
Auditors' Fees and Expenses........................................................     *
Transfer Agent and Registrar Fees..................................................     *
Miscellaneous Expenses.............................................................     *
                                                                                     -------
          Total....................................................................  $  *
                                                                                     =======

- ---------------

* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted
(i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

          (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

          (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (iv) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this
     Article VII which occur subsequent to the effective date of such amendment.

     (c) The Underwriting Agreement (set forth in Exhibit 1 hereto) provides for the indemnification by the Underwriters of the Company, each of the Company's directors, each of the Company's officers who signs this Registration Statement and each person who controls the Company within the meaning of the Securities Act, solely with respect to information provided by the Underwriters for inclusion in this Registration Statement.

     (d) The Company intends to obtain insurance which provides general coverage for its directors and executive officers in amounts to be determined. In addition, the Company intends to obtain insurance coverage for its directors and executive officers in amounts to be determined with respect to the Offering.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Except as described in this section, no securities of the Company have been sold by the Company within the past three years without registration under the Securities Act.

     On March 27, 1996, the Company issued an aggregate of 1,000,000 shares of Common Stock to Alan R. Sielbeck, James D. Abrams, John R. Young and R. Edward Hutton, Jr. in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(2).

     In June 1996, the Company entered into the Combination Agreements in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(2). In connection with the

Combination, the Company will issue up to an aggregate of 4,537,900 shares of its Common Stock to individuals, including Messrs. Sielbeck, Abrams, Young and Hutton, who were affiliated with certain of the Predecessor Companies prior to the Combination. No underwriters were utilized in accomplishing the Combination. The shares were issued in exchange for ownership interests in the Predecessor Companies.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
- ------      ------------------------------------------------------------------------------------
 1.1     -- Form of Underwriting Agreement
 2.1     -- Form of Combination Agreement by and among each of the Predecessor Companies, each of its respective stockholders and the Registrant
 3.1     -- Restated Certificate of Incorporation of the Registrant
 3.2     -- Bylaws of the Registrant
 4.1*    -- Specimen of Common Stock certificate
 5.1*    -- Opinion of Waller Lansden Dortch & Davis
10.1     -- Registrant's 1996 Incentive Stock Plan
10.2     -- Registrant's 1996 Non-Employee Director Stock Option Plan
10.3     -- Registrant's 1996 Employee Stock Purchase Plan
10.4*    -- Registrant's Savings and Profit Sharing Plan
10.5     -- Employment Agreement, dated June 26, 1996, between the Registrant and Alan R.
            Sielbeck
10.6     -- Employment Agreement, dated June 26, 1996, between the Registrant and James D.
            Abrams
10.7     -- Employment Agreement, dated June 26, 1996, between the Registrant and Anthony M.
            Schofield
10.8     -- Form of Employment Agreement between the Registrant and certain of its employees
10.9     -- Form of Escrow Agreement between the Registrant, each of the stockholders of the
            Predecessor Companies and the escrow agent
10.10*   -- Form of Equitable Securities Corporation Stock Purchase Warrant
11.1*    -- Statement re computation of per share earnings
23.1     -- Consent of Ernst & Young LLP
23.2*    -- Consent of Waller Lansden Dortch & Davis (included in Exhibit 5)
24.1     -- Power of Attorney (included on page II-5)
27.1     -- Financial Data Schedule (for Commission use only)

- ---------------

* To be filed by amendment.

     (b) Financial Statement Schedules

          All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 26, 1996.

                                          SERVICE EXPERTS, INC.

                                          By:     /s/  ALAN R. SIELBECK
                                            ------------------------------------
                                                      Alan R. Sielbeck
                                                        Chairman and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Sielbeck and James D. Abrams, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                    TITLE(S)                    DATE
- ---------------------------------------------   --------------------------------   --------------
                /s/  ALAN R. SIELBECK           Chairman of the Board and Chief     June 26, 1996
- ---------------------------------------------     Executive Officer (principal
              Alan R. Sielbeck                    executive officer)

                /s/  JAMES D. ABRAMS            President, Chief Operating          June 26, 1996
- ---------------------------------------------     Officer and Director
               James D. Abrams

            /s/  ANTHONY M. SCHOFIELD           Chief Financial Officer             June 26, 1996
- ---------------------------------------------     (principal financial and
            Anthony M. Schofield                  accounting officer)

             /s/  RAYMOND J. DE RIGGI           Director                            June 26, 1996
- ---------------------------------------------
             Raymond J. De Riggi

              /s/  TIMOTHY G. WALLACE           Director                            June 26, 1996
- ---------------------------------------------
             Timothy G. Wallace

                               INDEX TO EXHIBITS

EXHIBIT                                                                                   PAGE
NUMBER                                DESCRIPTION OF EXHIBITS                            NUMBER
- ------       --------------------------------------------------------------------------  -------
 1.1    --   Form of Underwriting Agreement
 2.1    --   Form of Combination Agreement by and among each of the Predecessor
             Companies, each of its respective stockholders and the Registrant
 3.1    --   Restated Certificate of Incorporation of the Registrant
 3.2    --   Bylaws of the Registrant
 4.1*   --   Specimen of Common Stock certificate
 5.1*   --   Opinion of Waller Lansden Dortch & Davis
10.1    --   Registrant's 1996 Incentive Stock Plan
10.2    --   Registrant's 1996 Non-Employee Director Stock Option Plan
10.3    --   Registrant's 1996 Employee Stock Purchase Plan
10.4*   --   Registrant's Savings and Profit Sharing Plan
10.5    --   Employment Agreement, dated June 26, 1996, between the Registrant and Alan
             R. Sielbeck
10.6    --   Employment Agreement, dated June 26, 1996, between the Registrant and
             James D. Abrams
10.7    --   Employment Agreement, dated June 26, 1996, between the Registrant and
             Anthony M. Schofield
10.8    --   Form of Employment Agreement between the Registrant and certain of its employees
10.9    --   Form of Escrow Agreement between the Registrant, each of the stockholders of the Predecessor Companies and the escrow agent
10.10*  --   Form of Equitable Securities Corporation Stock Purchase Warrant
11.1*   --   Statement re computation of per share earnings
23.1    --   Consent of Ernst & Young LLP
23.2*   --   Consent of Waller Lansden Dortch & Davis (included in Exhibit 5)
24.1    --   Power of Attorney (included on page II-5)
27.1    --   Financial Data Schedule (for SEC use only)

- ---------------

* To be filed by amendment.